As filed with the Securities and Exchange Commission on December 4, 2025

Registration No. 333-290294

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Global Development Engineering Company LIMItEd

(Exact name of registrant as specified in its charter)

British Virgin Islands	1700	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Flat B1, 13/F,

Hoi Bun Industrial Building,

Kwun Tong, Kowloon, Hong Kong

+852 6690 9988

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Benjamin Tan, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700 – telephone (212) 930-9725 – facsimile	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 Tel: +1 703-919-7285

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall the become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED DECEMBER 4, 2025

3,750,000 Ordinary Shares

This is the initial public offering (the “Offering”) of Global Development Engineering Company Limited, a British Virgin Islands company limited by shares, whose principal place of business and operations are in Hong Kong, Special Administrative Region, People’s Republic of China. We are offering, on a firm commitment basis, 3,750,000 ordinary shares of no par value (the “Ordinary Shares”).

No public market currently exists for our Ordinary Shares. We will apply for listing on the Nasdaq Capital Market under the symbol “GDEL” for the Ordinary Shares we are offering. We have not been approved for listing on the Nasdaq Capital Market yet and are undergoing approval and review. We expect that the initial public offering price (the “Offering Price”) will be between $4.00 and $5.00 per Ordinary Share. We believe that upon the completion of the Offering, we will meet the standards for listing on the Nasdaq Capital Market. We will not consummate and close this Offering without a listing approval letter from the Nasdaq Capital Market.

We are and may be, a “controlled company” as defined under the Nasdaq Rule 5615(c) and IM-5615-5 as our chief executive officer and chairman and chief financial officer own and hold more than 50% of our voting power. There is presently no voting agreement between them but if there were, then we will be a “controlled company” post-Offering. Our chief executive officer and chairman and the chief financial officer do not intend to enter into a voting agreement post-Offering. For so long as we are a controlled company under that definition, we are permitted to elect to rely and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the Offering.

We were incorporated in the British Virgin Islands on September 4, 2023, as a holding company of our business, which is primarily operated through our wholly-owned Hong Kong subsidiary, Global Development HK.

Global Development Engineering Company Limited, our British Virgin Islands listing company is not a Chinese or Hong Kong operating company but a British Virgin Islands holding company with operations conducted by our subsidiary in Hong Kong. You are investing in Ordinary Shares of Global Development Engineering Company Limited, the British Virgin Islands holding company.

As of the date hereof, we are authorized to issue an unlimited number of Ordinary Shares of no par value, and we have 17,500,000 Ordinary Shares issued and outstanding.

We are also an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, are eligible for to reduced public company reporting requirements. Investing in our Ordinary Shares involves risks. See “RISK FACTORS” beginning on page 22.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price(1)	$4.50	16,875,000	19,406,250
Underwriting discounts and commissions to be paid by us(2)	$0.315	1,181,250	1,358,437.50
Proceeds, before expenses, to us(2)(3)	$4.185	15,693,750	18,047,812.50

(1)	Initial public offering price per Ordinary Share is assumed to be $4.50 (being the middle of the offer price range as set out in the cover page of this prospectus).
(2)	We will pay our underwriter, Cathay Securities Inc. (the “Underwriter”), 7% underwriting discount of the gross proceeds of this Offering. In addition, we will also reimburse the Underwriter for its non-accountable expenses of 1% of the gross proceeds of the Offering and accountable out-of-pocket expenses not to exceed an aggregate of $150,000. See “Underwriting” in this prospectus for more information regarding our arrangements with the Underwriter.
(3)	The total estimated expenses related to this offering are set forth in the section entitled “Expenses Relating to this Offering”.

This Offering is being conducted on a firm commitment basis. The Underwriter is obligated to take and pay for all of the Ordinary Shares if any such Ordinary Shares are not taken. We have granted the Underwriter an option for a period of 45 days after the closing of this Offering to purchase up to 15% of the total number of the Ordinary Shares to be offered by us pursuant to this Offering (excluding Ordinary Shares subject to this option), solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts. If the Underwriter exercises the option in full, the total underwriting discounts payable will be $1,358,437.50 based on an assumed Offering Price of S$4.50 per Ordinary Share (being the middle of the offer price range as set out in the cover page of this prospectus), and the total gross proceeds to us, before underwriting discounts and expenses, will be $18,047,812.50.

We estimate that the total expenses of this Offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts; and non-accountable expenses, will be approximately $1,110,000.

The Underwriter expects to deliver the Ordinary Shares to purchasers in the Offering on or about [●], 2025.

Neither we nor any of our subsidiaries is required to obtain permission from the government of the People’s Republic of China, including the China Securities Regulatory Commission, or CSRC, to list our shares on the Nasdaq Capital Market.

On February 17, 2023, the CSRC announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing By Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $150,000) and RMB 10.0 million (approximately $1.5 million), and the Trial Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives.

According to the Circular, since the date of effectiveness of the Trial Measures on March 31, 2023, PRC domestic enterprises falling within the scope of filing that have been listed overseas or met the following circumstances are “existing enterprises”: before the effectiveness of the Trial Measures on March 31, 2023, the application for indirect overseas issuance and listing has been approved by the overseas regulators or overseas stock exchanges (such as the registration statement has become effective on the U.S. market), it is not required to perform issuance and listing supervision procedures of the overseas regulators or overseas stock exchanges, and the overseas issuance and listing will be completed by September 30, 2023. Existing enterprises are not required to file with the CSRC immediately, and filings with the CSRC should be made as required if they involve refinancings and other filing matters. PRC domestic enterprises that have submitted valid applications for overseas issuance and listing but have not been approved by overseas regulatory authorities or overseas stock exchanges at the date of effectiveness of the Trial Measures on March 31, 2023 can reasonably arrange the timing of filing applications with the CSRC and shall complete the filing with the CSRC before the overseas issuance and listing.

The Trial Measures do not apply to us because we are not a PRC domestic company. Further, according to our Hong Kong counsel, Robertsons, the national laws adopted by the PRC are generally not applicable to Hong Kong according to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”). The Basic Law came into effect on July 1, 1997. It is the constitutional document of Hong Kong, which sets out the PRC’s basic policies regarding Hong Kong. The principle of “one country, two systems” is a prominent feature of the Basic Law, which dictates that Hong Kong will retain its unique common law and capitalist system for 50 years after the handover in 1997. Under the principle of “one country, two systems,” Hong Kong’s legal system, which is different from that of the PRC, is based on common law supplemented by statutes.

According to Article 18 of the Basic Law, national laws adopted by the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws in relation to the national flag, national anthem, and diplomatic privileges and immunities. Further, there is no legislation stating that the laws in Hong Kong should be commensurate with those in the PRC. Despite the foregoing, the legal and operational risks of operating in China also apply to businesses operating in Hong Kong and Macau. These risks could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder your ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

We also do not expect China’s Enterprise Tax Law is applicable to us as we do not have any subsidiaries incorporated in the mainland China as a PRC domestic company. Further, in August 2006, Hong Kong and China have signed a comprehensive arrangement titled “Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income” (the “Comprehensive Double Taxation Arrangement”) for the allocation of the right to tax between the two jurisdictions on a reasonable basis to avoid double taxation of income. The Comprehensive Double Taxation Arrangement covers income from immovable property, associated enterprises, dividends, interest, royalties, capital gains, pensions and government services etc. The Comprehensive Double Taxation Arrangement has since then been modified in 2008, 2010, 2015 and 2019 under different protocols for the purpose of further develop the economic relationship and to enhance the co-operation in tax matters, intending to eliminate double taxation with respect to taxes on income without creating opportunities for non-taxation or reduced taxation through tax evasion or avoidance (including through treaty-shopping arrangements aimed at obtaining tax reliefs provided in the Comprehensive Double Taxation Arrangement for the indirect benefit of residents of third tax jurisdictions). Currently, we do not rely on the Comprehensive Double Taxation Arrangement and no application has been made thereto.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. The PRC government also initiated a series of regulatory actions and statements to regulate business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over PRC-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding its efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. exchange.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC (“Cyber Security Law” or “CSL”), which became effective on June 1, 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China (“CAC”) and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services that do or may affect national security.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides the main legal basis for privacy and personal information infringement claims under Chinese civil laws. PRC regulators, including the CAC, Ministry of Industry and Information Technology (“MIIT”), and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits. The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business.

On January 4, 2022, thirteen PRC regulatory agencies, namely, the CAC, the National Development and Reform Commission (“NDRC”), the MIIT, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, the Ministry of Commerce (“MOFCOM”), SAMR, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021) required that, among others, in addition to “operator of critical information infrastructure,” any “operator of network platform” holding personal information of more than one million users which seek to list in a foreign stock exchange should also be subject to cybersecurity review.

We do not expect to be subject to the cybersecurity review by the CAC for this Offering, given that: (i) we do not possess more than one million users’ personal information; (ii) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iii) we have not been notified by any authorities of being classified as an operator of critical information infrastructure; (iv) data processed in our business should not have a bearing on national security nor affect or may affect national security; and (v) we have not been subject to any material administrative penalties, mandatory rectifications, or other sanctions by any competent regulatory authorities in relation to cybersecurity and data protection, nor have there been material cybersecurity and data protection incidents or infringement upon any third parties, or other legal proceedings, administrative or governmental proceedings, pending, threatened against or relating to us.

Further, as mentioned above, the national laws adopted by the PRC are generally not applicable to Hong Kong according to the Basic Law.

However, there remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Measures for Cybersecurity Review (2021). If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and minimize the adverse effect of such laws on us.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

We believe that we have been in compliance with the data privacy and personal information requirements of the CAC for the abovementioned reasons. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with the Company’s or its subsidiary’s operations. The Company is currently not required to obtain regulatory approval from the CAC nor any other PRC authorities for its and its subsidiaries’ operations in Hong Kong.

As of the date of this prospectus, our Company and its subsidiaries have not received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. For more details, see “Risk Factors — Risks Related to Doing Business in Hong Kong — We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations”.

None of our business activities appears to be within the immediate targeted areas of concern identified by the Chinese government. However, because our operating subsidiary is in Hong Kong and its operations are there, and given the Chinese government’s significant oversight and discretion over the conduct of our business operations in Hong Kong, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and consequently, the value of our Ordinary Shares. The Chinese government could also significantly limit or completely hinder our ability to list on a U.S. or other foreign exchange and to offer future securities to investors and cause the value of such securities to significantly decline or be worthless. Please refer to “Risk Factors – Risks Related to Doing Business in Hong Kong – The recent spate of government interference by the PRC government into business activities of U.S. listed Chinese companies may negatively impact our operations, the value of our securities and/or significantly limit or completely hinder our ability to offer future securities to investors and cause the value of such securities to significantly decline or be worthless”.

Presently, none of the PRC laws and regulations above applies to us because national laws adopted by the PRC are not applicable in Hong Kong, except for those listed in Annex III to the Basic Law. Further, there is no legislation stating that the laws in Hong Kong should be commensurate with those in the PRC. With regard to the potential regulatory actions related to data security and anti-monopoly in Hong Kong, please refer to our disclosures in “Risk Factors – Risks Related to Doing Business in Hong Kong– We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations” on page 32. Apart from the foregoing, there is no other impact on our ability to conduct our business as presently conducted, accept foreign investments, or list on a U.S. or foreign exchange.

Our Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two consecutive years beginning in 2021. The HFCA Act was enacted on December 18, 2020 and states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in over-the-counter trading market in the U.S. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”) and require Commission-Identified Issuers identified by the SEC to submit documentation and make disclosures required under the HFCA Act. In addition, the final amendments also establish procedures the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCA Act. The final amendments are effective on January 10, 2022. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the CSRC and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination, which does not grant an automatic grace period.

Our former auditor, OneStop Assurance PAC, and our current auditor, Guangdong Prouden CPAs GP, the independent registered public accounting firms that issue the audit reports included in this prospectus, as auditors of companies that are traded publicly in the United States and firms registered with the PCAOB, are required by the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards. OneStop Assurance PAC is headquartered in Singapore and has been inspected by the PCAOB on a regular basis, with the last inspection in July 13, 2023 and it is not subject to the determinations announced by the PCAOB on December 16, 2021. Guangdong Prouden CPAs GP is headquartered in Chinese Mainland and subject to the determinations announced by the PCAOB on December 16, 2021.

There are risks to the Company and investors if it is later determined that the PCAOB is unable to inspect or investigate completely our auditors because of a position taken by an authority in a foreign jurisdiction. If our Ordinary Shares are prohibited from being traded on a national securities exchange or over-the counter under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditors at such future time, Nasdaq may determine to delist our Ordinary Shares. If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

We are headquartered and conduct operations only in Hong Kong and not mainland China. We do not use variable interest entities in our corporate structure. Because of our corporate structure as a British Virgin Islands holding company with operations conducted by our Hong Kong subsidiary, it involves unique risks to investors. Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which we operate and disallow our structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. For a more detailed discussion, please refer to “Risk Factors – Risk Related To Doing Business in - The recent spate of government interference by the PRC government into business activities of U.S. listed Chinese companies may negatively impact our operations, value of our securities and/or significantly limit or completely hinder our ability to offer future securities to investors and cause the value of such securities to significantly decline or be worthless” on page 33. A summary of the applicable laws and regulations in Hong Kong to the Company and its business is found on page 81. Some of the risks and challenges of conducting business in Hong Kong include, but are not limited to political considerations involving Hong Kong, higher costs of conducting business, changes in the currency peg system, operating in a highly-regulated environment, uncertainties in the interpretation and enforcement of Chinese laws and regulations and the perceived interference by the Chinese government there. Further, there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A more detailed discussion of the risks of doing business in Hong Kong is found under “Risk Factors - Risks Related to Doing Business in Hong Kong” on page 29 and the enforcement of civil liabilities in Hong Kong under “Enforceability of Civil Liabilities” on page 117.

During the normal courses of our business, cash may be transferred between our companies via wire transfer to and from bank accounts to pay certain business expenses, as loans or capital contribution.

Cash is maintained by our subsidiary in Hong Kong, Global Development HK. We have current bank accounts in Hong Kong dollars and United States dollars with the Bank of China (Hong Kong) Limited, a commercial bank in Hong Kong. Because Global Development Engineering Company Limited was recently incorporated in the British Virgin Islands, there has not been, to date, any transfers, dividends, or distributions between the holding company to or from its Hong Kong subsidiary. For a more detailed summary of cash transactions between our subsidiaries, please refer to “Transfers of Cash to and from Our Subsidiaries” on page 12.

We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between the Company, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations and on an “as-needed” basis. To the extent cash or assets in the business is in Hong Kong or in a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC or Hong Kong governments to transfer cash or assets. See “Risk Factors – Risk Related to Doing Business in Hong Kong - To the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 37.

As of the current date, none of our companies has distributed any cash dividends or made any cash distributions. There are no restrictions for the transfer or distribution of cash between the companies. Please refer to the condensed consolidating schedule and the consolidated financial statements on page F-1.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the British Virgin Islands.

The date of this prospectus is _____________, 2025.

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. We are offering to sell, and seeking offers to buy, the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where offers and sales are permitted and lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares.

Neither we nor the Underwriter have/has taken any action that would permit a public offering of the Ordinary Shares outside the United States or permit the possession or distribution of this prospectus or any related free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any related free-writing prospectus must inform themselves about and observe any restrictions relating to the Offering of the Ordinary Shares and the distribution of the prospectus outside the United States.

We obtained the statistical data, market data and other industry data and forecasts described in this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data. We have not sought the consent of the sources to refer to their reports appearing or incorporated by reference in this prospectus.

We were incorporated under the laws of the British Virgin Islands as a business company established under the BVI Act with limited liability and a majority of our issued and outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934.

Until [●], 2025 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade Ordinary Shares, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Amended Memorandum and Articles” are to our amended and restated memorandum and articles of association to be in effect on completion of our Offering;

●	“Board” refers to the board of directors of Global Development Engineering Company Limited, our BVI holding company;

●	“BVI” refers to the British Virgin Islands;

●	“BVI Act” is to the BVI Business Companies Act (As Revised) as the same may be amended from time to time.

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and includes the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only. The only instances when “PRC” or “China” does not include Hong Kong or Macau are when specific laws and regulations are adopted by the PRC;

●	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended;

●	“Global Development HK” is to our wholly-owned Hong Kong operating subsidiary, Global Development Engineering Company Limited;

●	“Hong Kong” is to Hong Kong Special Administrative Region, People’s Republic of China;

●	“SEC” means the U.S. Securities and Exchange Commission;

●	“Securities Act” refers to the U.S. Securities Act of 1933, as amended;

●	“shares,” “Shares,” “ordinary shares” or “Ordinary Shares” are to the Ordinary Shares;

●	“U.S.” or “United States” is to the United States of America;

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●	“we,” “us,” “our company,” “our,” and “the Company” are to Global Development Engineering Company Limited, our BVI holding company, and does not include its Hong Kong subsidiary, Global Development HK;

●	All references to “H.K. dollars,” “HKD” or “HK$” are to the legal currency of Hong Kong;

●	All references to “U.S. dollars,” “dollars,” “USD,” “US$” or “$” are to the legal currency of the United States.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the Underwriter of its over-allotment option.

Our business is conducted by our wholly-owned entity in Hong Kong, using HK$, the currency of Hong Kong. In this prospectus, we refer to assets, obligations, commitments and liabilities in our unaudited condensed consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of HK$ to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

This prospectus contains translations of certain HK$ amounts into US$ amounts at specified rates solely for the convenience of the reader. The relevant exchange rates are listed below:

	For the Year Ended March 31, 2025	For the Year Ended March 31, 2024
Period Ended HK$: US$ exchange rate	7.7799	7.8259
Period Average HK$: US$ exchange rate	7.7930	7.8246

Numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

For the sake of clarity, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of our Chairman will be presented as “Sui Hei Chan,” even though, in Chinese, Mr. Chan’s name is presented as “Chan Sui Hei.”

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We have relied on statistics provided by a variety of publicly-available sources regarding Hong Kong’s and China’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. Except where otherwise stated, all ordinary share accounts provided herein are on a pre-share-increase basis.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry, our market share and the markets that we serve is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts) and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets that we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any such information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, such as statements related to future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek,” “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “potential,” “targeting,” “intend,” “could,” “might,” “should,” “believe” and similar expressions or their negative. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on management’s belief, based on currently available information, as to the outcome and timing of future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those expressed in such forward-looking statements. When evaluating forward-looking statements, you should consider the risk factors and other cautionary statements described in “Risk Factors.” We believe the expectations reflected in the forward-looking statements contained in this prospectus are reasonable, but no assurance can be given that these expectations will prove to be correct. Forward-looking statements should not be unduly relied upon.

Important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements include, but are not limited to:

●	our goals and growth strategies;
●	our future business development, financial condition and results of operations;
●	trends in the construction and renovation industries in Hong Kong and globally;
●	competition in our industry;
●	fluctuations in general economic and business conditions in Hong Kong and other regions where we operate;
●	the regulatory environment in which we and companies integral to our ecosystem operate;
●	our proposed use of proceeds from this Offering; and
●	assumptions underlying or related to any of the foregoing.

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These factors are not necessarily all of the important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements. Other unknown or unpredictable factors could also cause actual results or events to differ materially from those expressed in the forward-looking statements. Our future results will depend upon various other risks and uncertainties, including those described in “Risk Factors.” All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements after the date on which any such statement is made, whether as a result of new information, future events or otherwise.

Cautionary Statement Regarding Doing Business in China

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. The PRC government also initiated a series of regulatory actions and statements to regulate business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over PRC-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding its efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. exchange.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law or CSL, which became effective on June 1, 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the CAC and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services that do or may affect national security.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides the main legal basis for privacy and personal information infringement claims under Chinese civil laws. PRC regulators, including the CAC, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits. The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business.

On January 4, 2022, thirteen PRC regulatory agencies, namely, the CAC, the NDRC, the MIIT, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, the MOFCOM, SAMR, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021) required that, among others, in addition to “operator of critical information infrastructure,” any “operator of network platform” holding personal information of more than one million users which seek to list in a foreign stock exchange should also be subject to cybersecurity review.

We do not expect to be subject to the cybersecurity review by the CAC for this Offering, given that: (i) we do not possess more than one million users’ personal information; (ii) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iii) we have not been notified by any authorities of being classified as an operator of critical information infrastructure; (iv) data processed in our business should not have a bearing on national security nor affect or may affect national security; and (v) we have not been subject to any material administrative penalties, mandatory rectifications, or other sanctions by any competent regulatory authorities in relation to cybersecurity and data protection, nor have there been material cybersecurity and data protection incidents or infringement upon any third parties, or other legal proceedings, administrative or governmental proceedings, pending, threatened against or relating to us.

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Further, as mentioned above, the national laws adopted by the PRC are generally not applicable to Hong Kong according to the Basic Law.

However, there remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Measures for Cybersecurity Review (2021). If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and minimize the adverse effect of such laws on us.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

We believe that we have been in compliance with the data privacy and personal information requirements of the CAC for the abovementioned reasons. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with the Company’s or its subsidiary’s operations. The Company is currently not required to obtain regulatory approval from the CAC nor any other PRC authorities for its and its subsidiaries’ operations in Hong Kong.

As of the date of this prospectus, our Company and its subsidiary have not received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CRSC or any other PRC governmental authorities. For more details, see “Risk Factors — Risks Related to Doing Business in Hong Kong SAR — We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.”

Apart from the foregoing, there is no other impact on our ability to conduct our business as presently conducted, accept foreign investments, or list on a U.S. or foreign exchange.

All of the statements and regulatory actions referenced are newly published, and official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact of such modified or new laws and regulations might be on our daily business operation, the ability to accept foreign investments and list on a U.S. exchange. PRC regulatory authorities may in the future promulgate laws, regulations or rules that require us and/or our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S.

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Cautionary Statement Regarding Holding Foreign Companies Accountable Act

Our Ordinary Shares may be prohibited from trading on a national exchange under HFCA Act if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. The HFCA Act was enacted on December 18, 2020 and states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in over-the-counter trading market in the U.S. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”) and require Commission-Identified Issuers identified by the SEC to submit documentation and make disclosures required under the HFCA Act. In addition, the final amendments also establish procedures the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCA Act. The final amendments are effective on January 10, 2022. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the CSRC and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination, which does not grant an automatic grace period.

Our former auditor, OneStop Assurance PAC, and our current auditor, Guangdong Prouden CPAs GP, the independent registered public accounting firms that issue the audit reports included in this prospectus, as auditors of companies that are traded publicly in the United States and firms registered with the PCAOB, are required by the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards. OneStop Assurance PAC is headquartered in Singapore and has been inspected by the PCAOB on a regular basis, with the last inspection in July 13, 2023 and it is not subject to the determinations announced by the PCAOB on December 16, 2021. Guangdong Prouden CPAs GP is headquartered in Chinese Mainland and subject to the determinations announced by the PCAOB on December 16, 2021.

There are risks to the Company and investors if it is later determined that the PCAOB is unable to inspect or investigate completely our auditors because of a position taken by an authority in a foreign jurisdiction. If our Ordinary Shares are prohibited from being traded on a national securities exchange or over-the counter under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditors at such future time, Nasdaq may determine to delist our Ordinary Shares. If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

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Cautionary Statement About Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Because we are a British Virgin Islands-incorporated business company and conduct all of our operations in Hong Kong, all of our directors and executive officers reside within Hong Kong, and all of the assets of these persons and substantially all our assets are located within Hong Kong, you may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in British Virgin Islands or Hong Kong-based on U.S. or other foreign laws against us, our management or the experts named in the prospectus. You may also face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.

Our corporate affairs will be governed by our Amended Memorandum and Articles, the BVI Act and the common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands and by the BVI Act. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands has a less exhaustive body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. As a result of the foregoing, holders of our Ordinary Shares may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than they would as shareholders of a U.S. company whose management, directors and/or major shareholders were also incorporated, resident, or otherwise established in a United States jurisdiction. Certain corporate governance practices in the British Virgin Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers. For a discussion of significant differences between the provisions the BVI Act and the laws applicable to companies incorporated in the United States and their shareholders, see “DESCRIPTION OF ORDINARY SHARES – Material Differences in BVI Law and our Amended Memorandum and Articles and Delaware Law”.

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PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Overview

We are a British Virgin Islands business company incorporated on September 4, 2023, as a holding company of our business, which is primarily operated through our direct wholly-owned Hong Kong subsidiary, Global Development HK.

Through Global Development HK, we have over a decade of experience as a construction service provider and contractor, offering a comprehensive range of services. These include property renovation and repairs, general building work, cleaning services for new properties, and other construction projects such as street layout and lighting decoration, hotel or hospital maintenance, and restoration work. We have the capability to act as both a main contractor and a subcontractor.

Competitive Strengths

We believe the following factors set us apart from our competitors:

●	Established presence in the construction and renovation industry with an approximate 9-year operating history.
●	Possession of various qualifications to undertake diverse construction projects.
●	Strong and reliable network of subcontractors and suppliers.
●	Stable customer relationships.
●	Experienced and professional management team.
●	Quality Craftsmanship
●	Innovative Design Solutions
●	Customer Service Excellence
●	Timely Project Delivery
●	Transparent Pricing and Billing
●	Local Market Knowledge

Our Strategies

To further expand our business, we will pursue the following strategies:

●	Maintain our one-stop shop approach and practice prudent financial management.

Exclusive Regional Distributor: We aim to become an exclusive regional distributor of finished rock slabs, such as marble and granite.

●	Compete for more lucrative and substantial construction projects.
●	Achieve growth through strategic acquisitions of machinery and robotics.
●	Increase our involvement in construction projects from both the private and public sectors.
●	Enhance our project management capabilities.

Vertical Integration: By integrating vertically, we seek to gain control over the supply of certain raw materials used in our projects.

Apprenticeship Training: To foster self-reliance and reduce dependence on subcontractors, we plan to invest in training apprentices.

●	Offer Comprehensive Services

Provide a wide range of renovation services to meet the diverse needs of clients. Offer services such as design consultation, project management, construction, remodeling, interior design, and landscaping to provide comprehensive solutions under one roof.

●	Emphasize Quality and Craftsmanship

Focus on delivering high-quality workmanship, attention to detail, and superior finishes in all renovation projects. Prioritize quality materials, skilled labor, and meticulous execution to exceed client expectations and build a reputation for excellence.

●	Provide Personalized Customer Service

Offer personalized customer service and tailored solutions to meet the unique needs and preferences of each client. Build strong relationships with clients through clear communication, responsive support, and transparent collaboration throughout the renovation process.

●	Build Strategic Partnerships

Establish partnerships with complementary businesses, such as real estate agencies, interior designers, architects, suppliers, and subcontractors. Collaborate on projects, exchange referrals, and leverage each other’s networks to expand the business’s reach and capabilities.

Our Challenges

Our ability to execute our strategies and realize our vision is subject to risks and uncertainties that could impede our progress in the following key areas:

●	High Costs and Competition: Hong Kong’s high cost of living and construction costs contribute to intense competition within the renovation industry. Profit margins can be slim, and businesses must carefully manage expenses while delivering quality services.

●	Limited Space and Urban Density: Hong Kong’s dense urban environment presents challenges in terms of space constraints and logistical issues. Renovation projects must often navigate limited space, access restrictions, and complex building regulations.

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●	Regulatory Compliance: The renovation industry in Hong Kong is subject to strict regulatory requirements and building codes. Contractors must navigate complex permitting processes, adhere to safety standards, and comply with environmental regulations, adding time and costs to projects.

●	Skilled Labor Shortages: Like many other industries, the renovation sector in Hong Kong faces challenges in recruiting and retaining skilled workers. The aging workforce and limited availability of skilled laborers contribute to manpower shortages and potentially impact project timelines and quality.

●	Safety Concerns: Safety is a significant concern in the construction and renovation industry, particularly in densely populated urban areas like Hong Kong. Contractors must prioritize safety protocols, provide adequate training to workers, and ensure compliance with safety regulations to mitigate the risk of accidents and injuries.

●	Supply Chain Disruptions: The COVID-19 pandemic and global supply chain disruptions have impacted the availability and cost of construction materials and supplies. Fluctuations in material prices and delays in deliveries can pose challenges for renovation projects, affecting budgets and timelines.

●	Client Expectations and Preferences: Meeting client expectations and delivering personalized, high-quality renovation solutions is essential for success in the industry. Contractors must understand evolving consumer preferences, keep abreast of design trends, and provide innovative solutions to differentiate themselves in the market.

●	Sustainability and Environmental Concerns: With growing awareness of environmental issues, there is increasing emphasis on sustainable building practices and eco-friendly materials in the renovation industry. Contractors face pressure to adopt green building principles, minimize waste, and reduce the environmental impact of renovation projects.

●	Project Management and Coordination: Renovation projects often involve multiple stakeholders, including clients, architects, engineers, subcontractors, and suppliers. Effective project management and coordination are critical to ensure smooth workflow, timely completion, and successful outcomes.

●	Technology Adoption: Embracing digital technologies such as Building Information Modeling (“BIM”), virtual reality (“VR”), and project management software can enhance efficiency, collaboration, and communication in renovation projects. However, the adoption of technology may pose challenges for smaller firms due to cost and resource constraints.

We also face additional challenges, risks, and uncertainties that could materially and adversely affect our business, financial condition, results of operations, and prospects. The section on “Significant Risk Factors” (pages 9 –13) provides a more detailed discussion of the risks associated with investing in our shares.

Impact of COVID-19

Since late December 2019, the outbreak of COVID-19 spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a “Public Health Emergency of International Concern” (“PHEIC”), and later on March 11, 2020, a global pandemic. The COVID-19 outbreak led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. From 2020 to the middle of 2021, COVID-19 vaccination programs had been greatly promoted around the globe, however several types of COVID-19 variants emerged in different parts of the world.

Supply chain disruptions became a major challenge for the global economy since the start of the COVID-19 pandemic. These shortages and supply-chain disruptions were significant and widespread. Lockdowns in several countries across the world, labor shortages, robust demand for tradable goods, disruptions to logistics networks, and capacity constraints resulted in increases in freight costs and delivery times. Companies that were reliant on the movement of goods and materials suffered from plant closures and supply shortages across the extended supply network. In addition, multiple infected cases within a construction site resulted in shortage of labor and in more serious cases, caused a temporary halt in the site’s construction operation for a few days.

Notwithstanding the foregoing we, our customers, subcontractors, and suppliers did not experience any material suspensions or cancellations of our projects due to the COVID-19 outbreak during the years ended March 31, 2024 and 2023. Quite the contrary, some of our clients, such as the Fullerton Ocean Park Hotel and Castle Peak Hospital, seized the downtime to launch larger scale renovations on their business sites such as hotels and hospitals, which they otherwise would not be able to during normal operations. As a result, our revenue increased significantly in 2024 (HK$26,494,101) and 2023 (HK$30,303,910) compared to 2022 (HK$18,146,699).

The extent to which a resurgence of COVID-19 will impact our business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concerns continue for an extended period of time, our ability to pursue our business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing, which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing became unavailable on terms acceptable to us or at all.

Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. As such, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. We will continue to closely monitor the situation throughout 2024 and beyond.

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Significant Risk Factors

An investment in our Ordinary Shares involves a number of risks. You should carefully read and consider all of the information contained in this prospectus (including in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto) before making an investment decision. These risks could adversely affect our business, financial condition and results of operations, and cause the trading price of A Ordinary Shares to decline. You could lose part or all of your investment. In reviewing this prospectus, you should bear in mind that past results are no guarantee of future performance. See “Cautionary Statement Regarding Forward-Looking Statements” for a discussion of forward-looking statements and the significance of forward-looking statements in the context of this prospectus.

The following is a summary of what our management views as our most significant risk factors:

Risks Related to Our Business

●	If we are unable to accurately estimate the overall risks, revenues, or costs on our projects, we may incur contract losses or achieve lower than anticipated profits.

●	We depend on third parties for labor, equipment and supplies essential to operate our business.

●	Our business is highly schedule driven, and our failure to meet the schedule requirements of our contracts could adversely affect our reputation and/or expose us to financial liability.

●	Failure to maintain safe work sites could result in significant losses, which could materially affect our business and reputation.

●	Our revenue mainly relies on successful tenders or acceptance of our quotations for renovation projects that are non-recurring in nature, and any failure in securing projects from our existing customers and/or new customers in the future would affect our business operation and financial results.

●	A significant portion of our revenue was generated from contracts awarded by a limited number of customers, and any significant decrease in the number of projects with our major customers may materially and adversely affect our financial condition and operating results. Please refer to page 23 for a quantification of our concentration of customers.

●	We may not be able to bill and receive the full amount due from customers for contract work due to variation orders our revenue may fluctuate.

●	We heavily rely on subcontractors in connection with all of our service lines, which may result in us bearing responsibilities for any non-performance, delayed performance, sub-standard performance, or non-compliance of our subcontractors.

●	There is no guarantee that safety measures and procedures implemented at our work sites could prevent the occurrence of industrial accidents of all kinds, which in turn might lead to claims in respect to employees’ compensation, personal injuries, fatal accidents, and/or property damages against us.

●	We determine the price of our quotation or tender based on the estimated time and costs to be involved in a project and the actual time and costs incurred may deviate from our estimate due to unexpected circumstances, thereby leading to cost overruns and adversely affecting our operations and financial results.

●	Cash inflows and outflows in connection with renovation projects may be irregular and, thus, may affect our net cash flow position.

●	We may be liable for damage caused to any utilities and infrastructures and/or foundations of aged buildings adjacent to the renovation sites where we carry out our projects.

●	Claims in connection with employees’ compensation or personal injuries may arise and affect our reputation and operations.

●	Our insurance coverage may be inadequate to protect us from potential losses.

For a detailed description of the risks above and other related risk factors under this section, please refer to pages 22 – 48.

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Risks Related to Doing Business in Hong Kong

●	Because we are based in and have the majority of our operations in China, our investors are exposed to certain significant regulatory, liquidity, and enforcement risks, such as:

-	risks arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in China can change quickly with little advance notice (for a more detailed discussion, please refer to “Uncertainties in the interpretation and enforcement of Chinese laws and regulations, which could change at any time with little advance notice, could limit the legal protections available to us” on page 31);
-	the risk that the Chinese government may intervene or influence your operations at any time, may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale (for a more detailed discussion, please refer to “The recent spate of government interference by the PRC government into business activities of U.S. listed Chinese companies may negatively impact our operations, value of our securities and/or significantly limit or completely hinder our ability to offer future securities to investors and cause the value of such securities to significantly decline or be worthless” on page 33);
-	risks that any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. (for a more detailed discussion, please refer to “The recent spate of government interference by the PRC government into business activities of U.S. listed Chinese companies may negatively impact our operations, value of our securities and/or significantly limit or completely hinder our ability to offer future securities to investors and cause the value of such securities to significantly decline or be worthless” on page 33).

●	We could be affected by political considerations involving Hong Kong.

●	Our business solely operates in a limited geographical market, and any adverse economic, social and/or political developments affecting the market may have a material adverse impact on our operations.

●	Macroeconomic factors have had and may continue to have a material adverse effect upon our business, results of operations, and financial condition.

●	We incur higher than average costs due to conducting business in Hong Kong.

●	We operate our business in a regulated industry in Hong Kong.

●	Hong Kong legal systems are evolving and have inherent uncertainties that could limit the legal protections available to you.

●	Uncertainties in the interpretation and enforcement of Chinese laws and regulations, which could change at any time with little advance notice, could limit the legal protections available to us.

●	We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

●	We operate in a competitive industry and a highly competitive market. We may be subject to a variety of laws and other obligations regarding competition law in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations.

●	The recent spate of government interference by the PRC government into business activities of U.S. listed Chinese companies may negatively impact our operations, value of our securities and/or significantly limit or completely hinder our ability to offer future securities to investors and cause the value of such securities to significantly decline or be worthless.

●	It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China.

●	Our Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

●	The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China. These developments could add uncertainties to our future offerings, business operations, share price and reputation.

●	Nasdaq may apply additional and more stringent criteria for our continued listing.

●	To the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiary by the PRC government to transfer cash or assets.

●	We face risks related to Nasdaq’s proposed rule on $25 million dollar minimum offering size for companies with principal operations in China, including Hong Kong, the increase in the minimum market value of unrestricted publicly held shares, and expedited delisting if the market value of listed securities falls below $5 million, which could result in our securities not being approved for listing on Nasdaq or our inability to maintain our listing.

For a detailed description of the risks above and other related risk factors under this section, please refer to pages 29 – 48.

Risks Related to Our Initial Public Offering and Ownership of Our Ordinary Shares

●	The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this Offering. In addition, an active, liquid, and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

●	We cannot guarantee that we will declare or distribute any dividend in the future.

For a detailed description of the risks above and other related risk factors under this section, please refer to pages 38 – 48.

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List of Approvals/Permits

Neither we or our subsidiaries are covered by permissions requirements from the CSRC, CAC or any other governmental agency. According to our Hong Kong counsel, Robertsons, the national laws adopted by the PRC are generally not applicable to Hong Kong according to the Basic Law. The Basic Law is the constitutional document of Hong Kong, which sets out the PRC’s basic policies regarding Hong Kong. The principle of “one country, two systems” is a prominent feature of the Basic Law, which dictates that Hong Kong will retain its unique common law and capitalist system for 50 years after the handover in 1997. According to Article 18 of the Basic Law, national laws adopted by the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws in relation to the national flag, national anthem, and diplomatic privileges and immunities. Further, there is no legislation stating that the laws in Hong Kong should be commensurate with those in the PRC.

We and our subsidiaries have received all requisite permissions or approvals and no permissions or approvals have been denied.

If we or our subsidiaries: (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we and/or our subsidiaries are required to obtain such permissions or approvals in the future, the relevant governmental authorities would have broad discretion in dealing with such violation, including levying fines, confiscating our and/or our subsidiaries’ income, revoking our or our subsidiaries’ business licenses or operating licenses, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting or prohibiting our use of proceeds from our Offering to finance our or our subsidiaries’ business and operations, and taking other regulatory or enforcement actions that could be harmful to our or our subsidiaries’ business. Any of these actions could cause significant disruption to our or our subsidiaries’ business operations and severely damage our or our subsidiaries’ reputation, which would in turn materially and adversely affect our or our subsidiaries’ business, financial condition and results of operations.

Transfers of Cash to and from Our Subsidiaries

Our business is primarily operated through our direct wholly-owned Hong Kong subsidiary, Global Development HK. Global Development Engineering Company Limited, the BVI holding company will rely on dividends paid by its subsidiary, Global Development HK for its working capital and cash needs, including the funds necessary to pay any dividends.

We have current bank accounts in Hong Kong dollars and United States dollars with the Bank of China (Hong Kong) Limited, a commercial bank in Hong Kong.

Global Development Engineering Company Limited is permitted under the laws of the BVI to provide funding to its subsidiaries through loans or capital contributions without restrictions on the amount of the funds. Global Development HK is permitted under the relevant laws of Hong Kong to provide funding through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividends transfers from Hong Kong to the BVI and to U.S. investors.

Because Global Development Engineering Company Limited was recently incorporated in the British Virgin Islands, there has not been, to date, any transfers, dividends, or distributions between the holding company to or from its Hong Kong subsidiary.

We currently have not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between the Company, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations and on an “as-needed” basis. To the extent cash or assets in the business is in Hong Kong or in a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiary by the PRC or Hong Kong governments to transfer cash or assets. See “Risk Factors – Risk Related to Doing Business in Hong Kong - To the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiary by the PRC government to transfer cash or assets” on page 37.

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No dividends or distribution from subsidiary to holding company have been made. No dividends or distributions have been made to U.S. We have no present plans to declare dividends, and we plan to retain our earnings to continue to grow our business. See “Dividend Policy” and “Taxation”. There are no restrictions on foreign exchange and our ability to transfer cash between entities, across borders, and to U.S. investors. There are no restrictions and limitations on our ability to distribute earnings from the Company, including our subsidiaries, and to the parent company and U.S. investors as well as the ability to settle amounts owed.

Our Corporate History

We are primarily engaged in construction and renovations work in Hong Kong. Our key operating subsidiary, Global Development HK, obtained the necessary business registration as a general building contractor from the Sino Group, a leading property developer in Hong Kong, in 2015.

On September 4, 2023, we established Speedy Desire Limited (“SDL”) as a holding company under the laws of the British Virgin Islands. On the date of incorporation, SDL issued the number of Ordinary Shares to the following BVI companies below set across their respective names amounting to an aggregate 1,000 Ordinary Shares for a consideration of US$1 per share:

Number of Ordinary Shares
Absolutely Apex Limited	600
Rightway Gallop Limited	49
Maxwell Oasis Limited	49
Sparkle Ascent Limited	49
Keypoint Tech Limited	47
Upward Harvest Limited	47
Nimble Attack Limited	47
Beauty Reown Limited	48
Direct Linkage Limited	32
Honest Orient Limited	32

SDL then acquired all the shares of Global Development HK from its controlling shareholder on December 7, 2023, becoming the ultimate holding company Global Development HK.

On April 25, 2024, SDL was renamed “Global Development Engineering Company Limited”. On April 25, 2024, Ordinary Shares were issued to the BVI companies detailed in the table below for the number of shares set across their respective names for a consideration of US$0.1 per Ordinary Share:

Number of Ordinary Shares
Absolutely Apex Limited	10,499,400
Rightway Gallop Limited	857,451
Maxwell Oasis Limited	857,451
Sparkle Ascent Limited	857,451
Keypoint Tech Limited	822,453
Upward Harvest Limited	822,453
Nimble Attack Limited	822,453
Beauty Reown Limited	839,952
Direct Linkage Limited *	559,968
Honest Orient Limited	559,968

*Direct Linkage Limited transferred all its Ordinary Shares to Rightway Gallop Limited on November 5, 2024.

The abovementioned Ordinary Shares were offered and sold in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D thereunder.

As of the date of this prospectus, the Company is authorized to issue an unlimited number of Ordinary Shares of no par value, and 17,500,000 Ordinary Shares are issued and outstanding. As of the date of this prospectus, none of our issued and outstanding Ordinary Share is held by record holders in the United States. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

Our corporate structure as of the date of this prospectus and upon completion of this Offering (assuming the Underwriter does not exercise its over-allotment option) is illustrated in the chart provided in this prospectus.

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Pre-Offering

* Global Development Engineering Company Limited is the listing/holding company and Registrant.

** Global Development Engineering Company Limited or Global Development HK is our direct wholly-owned Hong Kong operating subsidiary.

(1)	Absolute Apex Limited, a business company incorporated in BVI with limited liability on August 28, 2023, is wholly owned by our chief executive officer and Chairman, Mr. Sui Hei Chan. Accordingly, Mr. Chan holds the sole voting and dispositive powers over these shares. Its registered address is Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

(2)	Rightway Gallop Limited, a business company incorporated in BVI with limited liability on August 28, 2023, is wholly owned by Ms. Sze Yu Tai. Accordingly, Ms. Tai holds the sole voting and dispositive powers over these shares. Its registered address is Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

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(3)	Maxwell Oasis Limited, a business company incorporated in BVI with limited liability on August 28, 2023, is wholly owned by Mr. Chiu Hung Chan. Accordingly, Mr. Chan holds the sole voting and dispositive powers over these shares. Its registered address is Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

(4)	Sparkle Ascent Limited, a business company incorporated in BVI with limited liability on August 28, 2023, is wholly owned by Ms. Lai Fun Kong. Accordingly, Ms. Kong holds the sole voting and dispositive powers over these shares. Its registered address is Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

(5)	Keypoint Tech Limited, a business company incorporated in BVI with limited liability on August 28, 2023, is wholly owned by Mr. King Wan Leung. Accordingly, Mr. Leung holds the sole voting and dispositive powers over these shares. Its registered address is Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

(6)	Upward Harvest Limited, a business company incorporated in BVI with limited liability on August 28, 2023, is wholly owned by Ms. Ming Kwan Leung. Accordingly, Ms. Leung holds the sole voting and dispositive powers over these shares. Its registered address is Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

(7)	Nimble Attack Limited, a business company incorporated in BVI with limited liability on August 1, 2023, is wholly owned by Mr. Siu Yin Kwok. Accordingly, Mr. Kwok holds the sole voting and dispositive powers over these shares. Its registered address is Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

(8)	Beauty Renown Limited, a business company incorporated in BVI with limited liability on August 22, 2023, is wholly owned by Ms. Ka Man Chan. Accordingly, Ms. Chan holds the sole voting and dispositive powers over these shares. Its registered address is Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

(9)	Honest Orient Limited, a business company incorporated in BVI with limited liability on August 22, 2023, is wholly owned by Ms. Ka Man Kong. Accordingly, Ms. Kong holds the sole voting and dispositive powers over these shares. Its registered address is Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

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Post-Offering

* Global Development Engineering Company Limited is the listing/holding company and Registrant.

** Global Development Engineering Company Limited or Global Development HK is our direct wholly-owned Hong Kong operating subsidiary.

(1)	Absolute Apex Limited, a business company incorporated in BVI with limited liability on August 28, 2023, is wholly owned by our chief executive officer and Chairman, Mr. Sui Hei Chan. Accordingly, Mr. Chan holds the sole voting and dispositive powers over these shares. Its registered address is Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

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(2)	Rightway Gallop Limited, a business company incorporated in BVI with limited liability on August 28, 2023, is wholly owned by Ms. Sze Yu Tai. Accordingly, Ms. Tai holds the sole voting and dispositive powers over these shares. Its registered address is Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

(3)	Maxwell Oasis Limited, a business company incorporated in BVI with limited liability on August 28, 2023, is wholly owned by Mr. Chiu Hung Chan. Accordingly, Mr. Chan holds the sole voting and dispositive powers over these shares. Its registered address is Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

(4)	Sparkle Ascent Limited, a business company incorporated in BVI with limited liability on August 28, 2023, is wholly owned by Ms. Lai Fun Kong. Accordingly, Ms. Kong holds the sole voting and dispositive powers over these shares. Its registered address is Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

(5)	Keypoint Tech Limited, a business company incorporated in BVI with limited liability on August 28, 2023, is wholly owned by Mr. King Wan Leung. Accordingly, Mr. Leung holds the sole voting and dispositive powers over these shares. Its registered address is Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

(6)	Upward Harvest Limited, a business company incorporated in BVI with limited liability on August 28, 2023, is wholly owned by Ms. Ming Kwan Leung. Accordingly, Ms. Leung holds the sole voting and dispositive powers over these shares. Its registered address is Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

(7)	Nimble Attack Limited, a business company incorporated in BVI with limited liability on August 1, 2023, is wholly owned by Mr. Siu Yin Kwok. Accordingly, Mr. Kwok holds the sole voting and dispositive powers over these shares. Its registered address is Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

(8)	Beauty Renown Limited, a business company incorporated in BVI with limited liability on August 22, 2023, is wholly owned by Ms. Ka Man Chan. Accordingly, Ms. Chan holds the sole voting and dispositive powers over these shares. Its registered address is Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

(9)	Honest Orient Limited, a business company incorporated in BVI with limited liability on August 22, 2023, is wholly owned by Ms. Ka Man Kong. Accordingly, Ms. Kong holds the sole voting and dispositive powers over these shares. Its registered address is Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

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Corporate Information

Our principal executive office is located at Flat B1, 13/F, Hoi Bun Industrial Building, Kwun Tong, Kowloon, Hong Kong. Our phone number is +852 6690 9988. Our registered offices in the British Virgin Islands are located at Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. We maintain a corporate website at https://globaldevelopmentengineering.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

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Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting, are not required to provide a compensation discussion and analysis, are not required to provide a pay-for-performance graph or CEO pay ratio disclosure, and may present only two years of audited financial statements and related MD&A disclosure.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

We expect that our chairman and chief executive officer, Mr. Sui Hei Chan and our chief financial officer, Mr. King Wan Leung will own and control a majority of our voting rights following the Offering. Although there is presently no voting agreement between them but if there were, then we will be a “controlled company” as defined under the Nasdaq Stock Market Rules. Accordingly, we will be a controlled company under the applicable Nasdaq listing standards. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our chief executive officer and chairman and the chief financial officer do not intend to enter into a voting agreement post-Offering.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the Offering. Our status as a controlled company could cause our Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price. As a result, the investors will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Please see “Risk Factors – Our significant shareholders have considerable influence over our corporate matters.”

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Offering Summary

Following completion of our initial public offering, ownership of Global Development Engineering Company Limited will be as follows:

THE OFFERING

Issuer	Global Development Engineering Company Limited.

Securities Being Offered	3,750,000 Ordinary Shares.

Ordinary Shares Issued and Outstanding Prior to Completion of Offering	We have 17,500,000 Ordinary Shares issued and outstanding.

Ordinary Shares Issued and Outstanding Immediately After Completion of this Offering	21,250,000 Ordinary Shares assuming no exercise of the Underwriter’s over-allotment option. 21,812,500 Ordinary Shares assuming exercise of the Underwriter’s over-allotment option.

Assumed Offering Price of Ordinary Share	The initial public offering price will be $4.50 per Ordinary Share (the middle of the initial offering price range of between $4.00 and $5.00 per Ordinary Share).

Gross Proceeds	$16,875,000 assuming no exercise of the Underwriter’s over-allotment option. $19,406,250 assuming exercise of the Underwriter’s over-allotment option.

Symbol	We will apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “[GDEL].”

Use of Proceeds	We intend to use the proceeds from this Offering for working capital and general corporate purposes, including approximately 45% to invest in a furniture and fixture business in China in the form of a joint venture model; approximately 35% to set up a marble and rock slab showroom and retail shop in Hong Kong; and the balance to fund working capital and for other general corporate purposes. See “Use of Proceeds” for more information.

Risk Factors	Investing in our Ordinary Shares offered hereby involves a high degree of risk. Purchasers of our Ordinary Shares may lose part or all of their investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares (pages 22 – 48).

Lock-Up	We, our directors and executive officers, and principal shareholders are expected to enter into lock-up agreements with the Representative not to sell, transfer, or dispose of any Ordinary Shares for a period of up to 6 months after this Offering is completed. See “Shares Eligible for Future Sale” and “Underwriting.”

Dividend Policy	We have no present plans to declare dividends, and we plan to retain our earnings to continue to grow our business.

Transfer Agent	Transhare Corporation.

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Summary Financial Data

The following summary consolidated statements of operations and cash flow data for the years ended March 31, 2025 and 2024 and the summary consolidated balance sheet data as of March 31, 2025 have been derived from our consolidated financial statements included elsewhere in this prospectus. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP, our consolidated financial statements have been prepared as if the current corporate structure had been in existence throughout the periods presented.

	For the Years Ended March 31,
	2024	2025
	HK$	HK$	US$

Statements of Operations
Revenues	26,494,101	33,768,053	4,329,238
Cost of revenues	(21,219,826)	(26,142,260)	(3,351,572)
Selling and marketing expenses	(139,759)	-	-
General and administrative expenses	(5,194,547)	(6,884,555)	(882,635)
Operating (expense)/ income	(60,031)	741,238	95,031

Interest income, net	940,686	264,483	33,908
Other income/(expenses), net	(19,996)	4,985	639
Income before taxes	860,659	1,010,706	129,578
Income tax expenses	(135,492)	(66,630)	(8,542)
Net income	725,167	944,076	121,036

Statements of Cash Flow
Net cash used in operating activities	(188,188)	(2,446,763)	(313,686)
Net cash provided by investing activities	2,816,978	7,027,420	900,951
Net cash used in financing activities	(3,332,592)	(4,286,775)	(549,587)
Net (decrease)/ increase in cash and cash equivalents	(703,802)	293,882	37,678
Cash and cash equivalents, at beginning of the year	1,074,493	370,691	47,524
Cash and cash equivalents, at end of the year	370,691	664,573	85,202

	As of March 31,
	2024	2025
	HK$	HK$	US$

Balance Sheets
Current assets	30,256,231	33,450,763	4,288,559
Non-current assets	1,408,723	871,903	111,783
Total assets	31,664,954	34,322,666	4,400,342

Current liabilities	19,654,182	23,021,588	2,951,485
Non-current liabilities	1,653,770	-	-
Total liabilities	21,307,952	23,021,588	2,951,485

Total shareholders’ equity	10,357,002	11,301,078	1,448,857
Total liabilities and equity	31,664,954	34,322,666	4,400,342

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RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below represent our known material risks to our business. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, you may lose all or part of your investment. You should not invest in this offering unless you can afford to lose your entire investment.

Risks Related to Our Business

If we are unable to accurately estimate the overall risks, revenues, or costs on our projects, we may incur contract losses or achieve lower than anticipated profits.

Pricing on a fixed price contracts is based on our good faith estimates on approved quantities of materials and our subcontractor costs. We only generate profit if our estimates are accurate. If we are not accurate, certain of our contracts allow us to re-negotiate our prices with our customers. If we are unable to do so, then cost overruns may cause us to incur a loss or cause the contract not to be as profitable as we expected. The costs incurred and profit realized, if any, on our contracts can vary, sometimes substantially, from our original projections due to a variety of factors, including, but not limited to:

●	the failure to include materials or work in a bid or the failure to estimate properly the quantities or costs needed to complete a fixed total price contract;

●	delays caused by weather conditions or otherwise failing to meet scheduled acceptance dates;

●	contract or project modifications or conditions creating unanticipated costs that are not covered by change orders;

●	changes in the availability, proximity, and costs of materials, including wood, cement, and sands;

●	the availability and skill level of workers;

●	the failure by our suppliers, subcontractors, designers, engineers, or customers to perform their obligations;

●	fraud, theft, or other improper activities by our suppliers, subcontractors, designers, engineers, customers, or our own personnel;

●	difficulties in obtaining required government permits or approvals;

●	changes in applicable laws and regulations; and

●	uninsured claims or demands from third parties for alleged damages arising from the design, renovation, or use and operation of a project of which our work is part.

These factors, as well as others, may cause us to incur losses, which could have a material adverse effect on our financial condition, results of operations, or liquidity.

These factors, as well as others, may cause us to incur losses, which could have a material adverse effect on our financial condition, results of operations, or liquidity.

We depend on third parties for labor, equipment and supplies essential to operate our business.

We rely on third parties to provide skilled labor, raw materials including concrete, reinforced steel bars, and other renovation materials (such as stone, gravel, and sand) necessary for our operations, and machinery and equipment to work on the projects. We cannot assure you that our favorable working relationships with our suppliers and subcontractors will continue in the future. In addition, there have historically been periods of supply shortages and the unavailability of skilled labor in our industry. The inability to purchase or lease the raw materials, properties, machineries, or equipment or provide the labor that are necessary for our operations could severely impact our business. If we lose our supply contracts and receive insufficient supplies from third parties to meet our customers’ needs, or if our suppliers experience price increases or disruptions to their business, such as labor disputes, supply shortages, or distribution problems, our business could be materially and adversely affected. If our subcontractors are unable to supply the labor for our projects, our business could be materially and adversely affected.

Our business is highly schedule driven, and our failure to meet the schedule requirements of our contracts could adversely affect our reputation and/or expose us to financial liability.

In some instances, including in the case of many of our fixed price contracts, we guarantee that we will complete a project by a certain date. Any failure to meet contractual schedule or completion requirements set forth in our contracts could subject us to responsibility for costs resulting from the delay, generally in the form of contractually agreed-upon liquidated damages, liability for our customer’s actual costs arising out of our delay, reduced profits or a loss on that project, damage to our reputation, and a material adverse impact to our financial position.

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Failure to maintain safe work sites could result in significant losses, which could materially affect our business and reputation.

Because our employees and others are often in close proximity with mechanized equipment, moving vehicles, chemical substances, dangerous renovation processes and working at height level, our renovation and maintenance sites are potentially dangerous workplaces. Therefore, safety is a primary focus of our business and is critical to our reputation and performance. Many of our clients require that we meet certain safety criteria to be eligible to bid on contracts. Unsafe work conditions also can increase employee turnover, which increases project costs and, therefore, our overall operating costs. If we or our subcontractors fail to implement safety procedures or implement ineffective safety procedures, our or their employees could be injured, and we and/or our subcontractors could be exposed to investigations and possible litigation. Our failure to maintain adequate safety standards through our safety programs could also result in reduced profitability, the loss of projects or clients or in severe cases, heavy fines or penalties and a loss of our business licenses.

Our revenue mainly relies on successful tenders or acceptance of our quotations for renovation projects that are non-recurring in nature, and any failure in securing projects from our existing customers and/or new customers in the future would affect our business operation and financial results.

We secure our renovation projects for commercial properties mainly through a competitive tender or quotation process and were awarded each contract on a non-recurring basis. We do not have any long-term commitment with our customers, and our customers have no obligation to award any new projects to us. As such, we cannot assure that our existing customers or potential customers will invite us to participate in their tendering processes or submit quotations, or that we will be able to secure projects from them in the future. Upon completion of our contracts on hand, in the event that we are unable to receive new tender or quotation invitations or be awarded new contracts, our business in general and our results of operations and financial performance may be adversely and materially affected.

A significant portion of our revenue was derived from a limited number of customers. Our five largest customers for the years ended March 31, 2025 and 2024, accounted for approximately 85.3% and 74.8% of our total revenue, respectively. For the year ended March 31, 2025 Company Y, Company X, Company B, Company H, and Company T contributed approximately 21.9%, 20.4%, 19.0%, 17.8%, and 6.2%, respectively. For the year ended March 31, 2024, Individual G, Company B, Company U, Individual E and Individual F contributed approximately 30.6%, 17.0%, 15.9%, 6.4% and 4.9%, respectively.

There were four and three different customers from whom revenues individually represent greater than 10% of our total revenues for the fiscal years ended March 31, 2025 and 2024, respectively. The total sales to these customers accounted for approximately 79.1% and 63.5% of total revenues for the fiscal years ended March 31, 2025 and 2024, respectively.

There is no assurance that we will continue to be awarded with contracts from our major customers in the future. If there is a significant decrease in the number of projects awarded by our major customers, and we are unable to secure suitable projects of comparable size and quantity as replacements from other customers, our financial condition and operating results would be materially and adversely affected. In addition, in the event that our major customers experience any financial difficulties or cash flow problems, this may result in delay or default in payments to us, in which case our business could be materially and adversely affected.

We may not be able to bill and receive the full amount due from customers for contract work due to variation orders our revenue may fluctuate.

Our revenue from contracts is recognized when our work performed is certified by the relevant customers and/or management level. However, the customer may, on occasion, vary the project including canceling certain aspects of it. If this were to happen, we would renegotiate the terms of the project. There is no assurance that we will be able to bill and receive the full amount due from our customers for all the work that had been done, as we may not be able to reach an agreement with the customers on the value of our work done. If we are not able to do so, our results of operation, liquidity, and financial position may be adversely affected.

Furthermore, the aggregate amount of revenue that we are able to derive from a project may deviate from the original contract sum specified in the relevant contract for the project due to variations (including addition, modification, or cancellation of certain contract work) instructed by our customers from time to time during the course of project execution. As such, there is no assurance that the amount of revenue derived from our projects will not be substantially different from the original contract sum as specified in the relevant contracts, and our financial condition may be adversely affected by any decrease in our revenue as a result of variation orders.

We rely on our subcontractors to help complete our projects and to supply the machinery required.

In line with the usual practice of the renovation industry in Hong Kong, we engage third-party subcontractors to perform all the work under our contracts instead of retaining a large pool of labor with different skill sets to maximize our cost efficiency and flexibility. We also rely on our subcontractors for supply of machinery required for carrying out of renovation work. Our total subcontracting charges accounted for approximately 47.0% and 79.3% of our total cost of sales for the years ended March 31, 2025 and 2024.

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Apart from the effect of any significant increase in the subcontracting costs that may impact our profitability, we may also be exposed to other legal liabilities if we are not able to monitor the performance of our subcontractors, or if our subcontractors violate any laws, rules, or regulations in relation to health and safety matters. We are further exposed to risks associated with any non-performance, delayed performance, or sub-standard performance by our subcontractors or their respective employees and may incur additional costs or be subject to liability due to delay in schedule or defect in the work of our subcontractors or if there is any accident-causing personal injuries or death to our subcontractors’ employees. These events may adversely impact our profitability, financial performance, and reputation, as well as result in litigation or damages claims.

In addition, our subcontractors may not always be readily available when our needs for subcontracting arise, and there is no assurance that we would be able to maintain good working relationships with our subcontractors in the future. Since we have not entered into any long-term service agreement with our subcontractors, they are not obliged to work for us in future projects on similar terms and conditions. There is no assurance that we would be able to find suitable alternative subcontractors that meet our project needs and requirements to complete the projects, which would in turn adversely affect our performance capacity and financial results.

Further, pursuant to the Employment Ordinance under Hong Kong law, a main contractor, or a main contractor and every superior subcontractor, is jointly and severally liable to pay any wages that become due to an employee who is employed by a subcontractor on any work that the subcontractor has contracted to perform, if such wages are not paid within the period specified in the Employment Ordinance. Our operations and, hence, our financial position may be adversely affected if any of our subcontractors violates its obligations to pay its employees.

We heavily rely on subcontractors in connection with all of our service lines, which may result in us bearing responsibilities for any non-performance, delayed performance, sub-standard performance, or non-compliance of our subcontractors.

We subcontract our projects to our subcontractors who are independent third parties in connection with all of our service lines. Our dependence on subcontractors may expose us to risks associated with non-performance, delayed performance, or sub-standard performance by our subcontractors. As a result, we may experience deterioration in the quality or delivery of our work, incur additional costs due to the delays, suffer a higher price in sourcing the services, equipment or supplies in default, or be subject to liability under the relevant projects. Such events could impact upon our profitability, financial performance, and reputation, or result in litigation or damage claims.

There is no assurance that we would be able to monitor the performance of our subcontractors as directly and efficiently as with our own staff. If our subcontractors fail to meet our requirements, we may experience delay in project completion, quality issues concerning the work done, or non-performance by subcontractors. Consequently, we may incur significant time and costs to carry out remedial actions and be subjected to damages which would, in turn, adversely affect the profitability and reputation of our business and result in litigation or damage claims against us. If our subcontractors violate any laws, rules, or regulations, we may also be held liable for their violations and be subject to claims for losses and damages if such violations result in any personal injuries and/or property damages.

In addition, our subcontractors may not always be readily available whenever we need to engage them, and there is no assurance that we would be able to maintain good working relationships with our subcontractors in the future. As at the date of this prospectus, we have not entered into any long-term service agreement with our subcontractors. Further, there is no assurance that we would be able to find suitable alternative subcontractors that meet our project needs and requirements to complete the projects, which would in turn adversely affect our operations and financial results.

There is no guarantee that safety measures and procedures implemented at our work sites could prevent the occurrence of industrial accidents of all kinds, which in turn might lead to claims in respect to employees’ compensation, personal injuries, fatal accidents, and/or property damages against us.

We and our subcontractors have adopted certain work safety measures and procedures for our staff and our subcontractors’ staff. We rely on our staff and subcontractors to oversee the implementation of safety measures and procedures, and we cannot guarantee that all of the safety measures and procedures are strictly adhered to at any time, nor can we assure you that our and our subcontractors’ safety measures and procedures are sufficient to prevent the occurrence of industrial accidents of all kinds. If the safety measures and procedures implemented at our and our subcontractors’ work sites are insufficient or not strictly adhered to, it may result in industrial accidents that would, in turn, lead to claims in respect to employees’ compensation, personal injuries, fatal accidents, and/or property damage against us.

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We determine the price of our quotation or tender based on the estimated time and costs to be involved in a project and the actual time and costs incurred may deviate from our estimate due to unexpected circumstances, thereby leading to cost overruns and adversely affecting our operations and financial results.

We determine the price of our quotation or tender based on our estimated cost plus a certain mark-up margin. The actual time and costs incurred by us, however, may be adversely affected by various factors, including unfavorable weather conditions and the availability of resources and materials. Significant changes in any of these or other relevant factors may lead to delay in completion or costs overrun by us, and there is no assurance that the actual time and costs incurred by us would match our initial estimate. As our contracts with customers were generally fixed-price contracts or re-measurement contracts for which our unit prices stated in the bill of quantities are fixed and without any price adjustment clause, once we agree on the quotation or tender price with our customer, we generally will have to bear any additional costs incurred. Such delays, cost overruns, or mismatch of actual time and costs with our estimates may cause our profitability to be lower than what we expected or may expose us to litigation or claims from customers in case of delays, thereby adversely affecting our operations and financial results.

Furthermore, the contracts we enter into normally contain specific completion schedule requirements and liquidated damages provisions (i.e., we may have to pay our customers liquidated damages if we or our subcontractors do not meet the schedules). Liquidated damages are typically levied at an agreed rate for each day of delay that is owing to our default. We may need to pay liquidated damages resulting from any failure to meet the completion schedule requirements of our contracts, to the extent that our customers do not grant us time extension. This may reduce or diminish our expected profit and cash inflow from the relevant contracts.

There is no assurance that we can maintain the qualifications, licenses, and registrations for the operation of our business.

We are required to maintain certain qualifications, licenses, and registrations to conduct our business. To maintain such qualifications, licenses, or registrations, we must comply with the relevant requirements imposed by the relevant government departments of Hong Kong.

Further, the standards of compliance required may from time to time be subject to changes without substantial advance notice. We cannot assure you that all of the required qualifications, licenses, and registrations can be maintained or renewed in a timely manner or at all. If we fail to comply with any of the relevant requirements, our qualifications, licenses, or registrations could be temporarily suspended or revoked, or the renewal of our qualifications, licenses, or registrations upon expiry of their original terms may be delayed or refused. In such circumstances, our capability to undertake relevant work may be directly impacted, and our business may be materially and adversely affected.

Cash inflows and outflows in connection with renovation projects may be irregular and, thus, may affect our net cash flow position.

In a work project, cash outflows for payment of certain operating expenditures may not align with progress payments to be received during the relevant periods. During the commencement of a project, we may incur various costs, including: (i) purchase costs of materials and supplies and (ii) settlement of our workers’ salaries and our subcontractors’ fees, while progress payments will be paid after our work commences and is certified by our customers and/or us. Accordingly, the cash inflows and outflows for a particular project may fluctuate as the renovation work progresses. If, during any particular period of time, there exists too many projects that require substantial cash outflow while we have significantly less cash inflows during that period, our cash flow position may be adversely affected.

Further, we are subject to credit risks of our customers and our liquidity is dependent on our customers making prompt progress payments and/or release of retention monies due to us. We rely on cash inflow from our customers to meet our payment obligation to our suppliers and subcontractors, which is dependent on prompt settlement of progress payment and timely release of retention monies by our customers. As such, we may record a significant cash outflow in the event that we take up too many capital-intensive projects during a particular period of time.

We cannot assure you that we will be able to recover all or any part of the amounts due from our customers or we will be able to collect all or any part of the trade receivables from our customers within the agreed credit terms or at all. Further, in the event that disputes arise between us and the main contractor or customer in relation to the variation orders, there is a possibility that we may take a longer time than the credit period offered to collect payments. Any failure by our customers to make payments on time and in full may lead to mismatch in our cash flows, which will negatively affect our cash flow position and affect (i) our ability to repay our suppliers and subcontractors; and (ii) our tendering decisions, as we may not be in a position to take up any more new projects with a high upfront costs. This will negatively affect our business operation and financial performance.

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We may be liable for damage caused to any utilities and infrastructures and/or foundations of aged buildings adjacent to the renovation sites where we carry out our projects.

When we carry out work in our projects, we may encounter storm water and foul water drains, fresh and flush water mains, electric cables, telephone and Internet cables, cable television wire, gas mains, and other services utilities and infrastructures that are laid underground or below carriageways and footways. If damage is made to these services utilities during our work, we may be liable for the costs of repair of such utilities and the relevant remedial work will increase our costs for the projects and may cause delay in our project schedule. Further, there may be some aged buildings adjacent to the renovation sites where we carry out our renovation projects, and we may be required to revise our project plan to avoid excessive settlement or vibration that may cause damage to adjacent structures. As such, this may lead to delay of our projects and incur additional costs in our renovation.

Claims in connection with employees’ compensation or personal injuries may arise and affect our reputation and operations.

Injuries to workers and casualties at renovation sites are a common inherent risk in the renovation industry. Claims of such nature expose us to the risk of bearing higher insurance premiums in the future and may damage our reputation as a main contractor if they turn into high-profile cases and become widely reported in the media or within the industry. Such incidents may negatively affect our business prospects, reputation, and results of operations.

We face keen competition from other players in the market.

The renovation, construction repair and maintenance industries in Hong Kong is competitive. As of August 21, 2025, there were 1,030 contractors registered under Buildings Department of Hong Kong’s register of Minor Works Contractors (Company) and 85,463 electrical contractors (Source: The renovation, construction repair and maintenance industries in Hong Kong is competitive.). Some of our competitors may have certain advantages, including stronger brand names, greater access to capital, longer operating history, longer and more established relationship with main contractors or project owners, and greater marketing and other forms of resources. Further, some of the existing market players have been listed on the stock exchange, which may give them an advantage in terms of financing capability and reputation. New participants may enter the industry, provided that they possess all the various licenses, resources, experience, and qualifications required. Increased competition may result in lower operating margins and loss of market share, resulting in an adverse impact on our profitability and operating results.

Any deterioration in the prevailing market conditions in the renovation and construction industries may adversely affect our performance and financial condition.

All our business operations are located in Hong Kong. Our direct customers are primarily property developers, and main contractors of various types of property development and civil engineering projects, and individuals customers in Hong Kong. The number of projects awarded to us depend highly on the prevailing market conditions in the renovation and construction industries, including shortage of skilled labor, economic fluctuations in Hong Kong, availability of new projects in the private and public sectors; and general conditions and development of Hong Kong’s economy. If there is any significant deterioration in any of these factors, our operating results and financial conditions could be adversely affected.

We are dependent on our key executives, management team, and professional staff.

Our success and growth depend on the knowledge, experience, and expertise of our management team who is responsible for overseeing the financial condition and performance, renovation projects, and formulating business strategies. For example, Mr. Sui Hei Chan, our director, has approximately 10 years of experience in the renovation industry and has personal business relationships with many of our customers, suppliers and subcontractors.

As we focus on various work scopes, including the overall management of the projects, the planning, and the devising of detailed work programs, design, and technical submissions, it is important for us to retain our management staff and technical personnel with appropriate and necessary industry expertise. We have entered into a service agreement with each of our directors and employment contracts with our senior management and technical personnel. These service agreements and employment contracts can be terminated by either the Company or our directors or employees. There could be an adverse impact on our operations should a significant number of our directors, senior management, or other key personnel with relevant expertise terminate his or her employment with us and appropriate persons could not be found to replace them in a timely manner. There is no assurance that we will be able to attract and retain capable staff members or that they will not resign in the future.

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We may be unable to obtain sufficient funding on terms acceptable to us, or at all.

The future expansion of our business may require us to incur additional borrowings and diversify sources of funding. Whether we are able to raise additional capital at costs acceptable to us depends on the financial success of our current business and the successful implementation of our key strategic initiatives. This may be affected by various financial, economic, and market conditions and other factors, some of which are beyond our control. If we are unable to obtain sufficient banking facilities on acceptable terms to meet our operational and expansion demands, this may put strains on our cash flow and our ability to successfully implement our expansion plans.

Our insurance coverage may be inadequate to protect us from potential losses.

For renovation projects where we act as the general contractor, we take out employees’ compensation insurance and contractors’ all-risk insurance, which cover our and our subcontractors’ employees, and the work performed by us and them. Similarly, where we undertake the role of subcontractor in a project, we are covered by the employees’ compensation insurance and contractors’ all-risk insurance taken out by the project’s main contractor.

Nonetheless, there is no assurance that all potential losses and expenses incurred from damages or liabilities in relation to our business can be fully covered by the insurance taken out by us. To the extent that our insurance does not cover such losses, damage, or liabilities, the resulting payment to cover such losses, damage, or liabilities may have a material adversely effect on our business.

We may be subject to litigation, arbitration, or other legal proceeding risk.

We may be subject to arbitration claims and lawsuits in the ordinary course of our business. As of the date of this prospectus, neither we nor our Hong Kong subsidiary, is/are a party to, and are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition, or operations. Actions brought against us may result in settlements, awards, injunctions, fines, penalties, and other results adverse to us. A substantial judgment, settlement, fine, or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects.

We rely on our customers and subcontractors for the provision of machinery and equipment at work sites. Any failure to provide for machinery and equipment may prevent us from working on certain projects.

Our ability to handle projects or compete for new projects highly depends on the number of machinery and equipment available for deployment at work sites. As of the date of this prospectus, we mainly rely on our customers and our subcontractors to procure the machinery. As such, we may be unable to procure and/or handle further projects should we fail to identify suitable machinery and equipment.

Nevertheless, there can be no assurance that we would be able to rent a sufficient number of machinery at reasonable costs and in a timely manner, nor we can guarantee that they would function properly at all material times and they would not become obsolete as a result of technological developments in the renovation industry. We can also not guarantee that our customers and subcontractors can arrange immediate repair and/or replacement for impaired machinery and equipment for our projects in a timely and cost-effective manner.

As a result, we may not be able to expand our capacity successfully in order to cope with the increasing demands expected from future projects. If we fail to do so, our ability to handle existing projects or compete for new projects may be significantly impaired.

We rely on a stable workforce to carry out our renovation projects. If we or our subcontractors experience any shortage of labor, industrial actions, strikes, or material increase in labor costs, our operations and financial results would be adversely affected.

We rely on a stable and skilled workforce employed by our subcontractors, to carry out our projects.

The economy in Hong Kong and globally has experienced general increases in inflation and labor costs in recent years. As a result, average wages in Hong Kong and certain other regions are expected to continue to increase. In addition, we and our subcontractors are required by Hong Kong laws and regulations to pay various statutory employee benefits, including making contributions for and in respect of the employees to a mandatory provident fund scheme for the benefit of our employees. We expect that our labor costs, including wages and employee benefits, will continue to increase.

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In view of the current situation in the labor market, there is no assurance that the supply of labor and average labor costs will be stable. All labor-intensive projects are more susceptible to labor shortage, and our subcontracting costs include the labor costs of our subcontractors. If there is a significant increase in the costs of labor and we have to retain our labor (or our subcontractors retain their labor) by increasing their wages, our staff cost and/or subcontracting cost will increase and thus lower our profitability. On the other hand, if we or our subcontractors fail to retain our existing labor and/or recruit sufficient labor in a timely manner to cope with our existing or future projects, we may not be able to complete our projects on schedule and may be subject to liquidated damages and/or incur a loss.

We may be unable to successfully implement our future business plans and objectives.

Our future business plans may be hindered by factors beyond our control, such as competition within the industry we operate; our ability to cope with high exposure to financial risk, operational risk, market risk, and credit risk as our business and customer base expands; and our ability to provide, maintain, and improve the level of human and other resources in servicing our customers. As such, we cannot assure that our future business plans will materialize, that our objectives will be accomplished fully or partially, or that our business strategies will generate the intended benefits to us as initially contemplated. If we fail to implement our business development strategies successfully, our business performance could be materially and adversely affected.

We may in the future pursue acquisitions and joint ventures as part of our growth strategy. Any future acquisition or joint venture may result in exposure to potential liabilities of the acquired companies and significant transaction costs, and it may also present new risks associated with entering additional markets or offering new products or services and integrating the acquired companies or newly established joint ventures. Moreover, we may not have sufficient management, financial, and other resources to integrate companies we acquire or to successfully operate joint ventures, and we may be unable to profitably operate our expanded company structure. Additionally, any new business that we may acquire or joint ventures we may form, once integrated with our existing operations, may not produce expected or intended results.

A sustained outbreak of the COVID-19 pandemic could have a material adverse impact on our business, operating results, and financial condition.

Since late December 2019, the outbreak of COVID-19 spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a PHEIC, and later, on March 11, 2020, a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. From 2020 to the middle of 2021, a COVID-19 vaccination program had been greatly promoted around the globe; however, several types of COVID-19 variants emerged in different parts of the world.

Supply chain disruptions have become a major challenge for the global economy since the start of the COVID-19 pandemic. For instance, China’s extended COVID-19 lockdown of Shanghai, a major port and business center, has led to logistical disruptions that have almost cause the transport of goods to be ground to a halt. These shortages and supply-chain disruptions are significant and widespread. Lockdowns in several countries across the world, labor shortages, robust demand for tradable goods, disruptions to logistics networks, and capacity constraints have resulted in increases in freight costs and delivery times. Companies that are reliant on the movement of goods and materials, such as our Company, which relies on renovation materials, may suffer from plant closures and supply shortages across the extended supply network.

In addition, multiple infected cases within a renovation site may result in shortage of labor and, in more serious cases, may cause a temporary halt in the site’s renovation operation for a few days. Hence, our productivity and progress may also be negatively affected.

Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. Given the general slowdown in economic conditions globally and volatility in the capital markets, as well as the general negative impact of the COVID-19 outbreak on the renovation industry, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. We will continue to closely monitor the situation throughout 2025 and beyond.

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A severe or prolonged downturn in the global economy, whether caused by economic or political instability, could materially and adversely affect our business and results of operations.

The recent global market and economic crisis stemming from COVID-19 resulted in recessions occurring in most major economies. Hong Kong’s gross domestic product weakened to -1.2% in 2020 and -6.1% in 2021 (Source: https://kpmg.com/cn/en/home/insights/2023/02/hong-kong-budget-2023-2024/hong-kong-economic-indicators.html).

Although the economy has recovered, continued concerns about the systemic impact of potential long-term and widespread recession, energy costs, geopolitical issues, sovereign debt issues, COVID-19 and new variants thereof, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to significant volatility.

There is continuing uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including Hong Kong’s. There have also been concerns over unrest in several geographic areas, which may result in significant market volatility. Any prolonged slowdown in the global and/or Hong Kong economy may have a negative impact on our business, results of operations, and financial condition, and continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Our business is conducted solely in Hong Kong and is therefore heavily dependent on the economy of Hong Kong. Economic conditions in Hong Kong are highly sensitive to global cycle and money flows. If there is any significant decline in the Hong Kong economy and we are unable to generate business in other geographic locations, our profitability and business prospects will be materially affected. Also, major market disruptions and adverse changes in market conditions and uncertainty in the regulatory climate worldwide may adversely affect our business and industry or impair our ability to borrow or make any future financial arrangements.

The credit and financial markets have experienced extreme volatility and disruptions due to the current conflict between Ukraine and Russia and more recently between Israel and the Hamas. The uncertain resolution of these conflicts could result in protracted and/or severe damage to the global economy. The conflict is expected to have further global economic consequences, including but not limited to the possibility of severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in inflation rates and uncertainty about economic and political stability. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but they could be substantial, even though we do not have any direct exposure to these countries or the adjoining geographic regions. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the regions could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the business outlook of our business.

We and our business are subject to certain environmental requirements pursuant to the laws in Hong Kong, a non-compliance of which could result in hefty fines and/or a loss of our qualifications, licenses, and registrations for the operation of our business.

Our operations are subject to certain environmental requirements pursuant to the laws in Hong Kong as set forth on page 86 hereof, including primarily those in relation to waste disposal, air and water pollution control, and noise control. Under such environmental regulations, we are required, for example, to dispose of excavated materials and construction waste at specified facilities at costs based on the volume of waste. We are further required to operate within specified hours and generally not allowed to operate powered mechanical equipment on public holidays. As of the date of this prospectus, we did not record any non-compliance with applicable environment requirements that resulted in prosecution or penalty being brought against us. However, there is no guarantee of future compliance and any non-compliance may result in hefty fines and/or a loss of our qualifications, licenses, and registrations for the operation of our business.

We have limited marketing.

Much of our business is obtained through word-of-mouth referrals. We have traditionally not spent much on advertising or marketing endeavors such as maintaining an online presence, Search Engine Optimization, online/traditional advertising, community engagement and email/content marketing. Our sales and marketing expenses primarily consist of (i) compensation to selling personnel, including the salaries and other benefits; and (ii) commission paid to the third parties who provide sales and marketing. As such, we may not effectively compete with our competitors who spend more in marketing their businesses and pursue a myriad marketing avenues.

Risks Related to Doing Business in Hong Kong

We could be affected by political considerations involving Hong Kong.

As Hong Kong is a special administrative region of the PRC, the PRC may, by its political and economic policies, exert influence on corresponding aspects of Hong Kong. The PRC economy features a high degree of governmental involvement. In recent years, the PRC government has implemented various measures to guide the allocation of resources and thereby narrow the gaps between economic development in different regions in the country. We cannot offer any assurance that the PRC government will not, in the near future, adopt policies that will adversely affect political, legal, and economic conditions in Hong Kong, which may, in turn, materially affect our business. Moreover, because our operations are principally based in Hong Kong, our business operations and financial conditions will be affected by political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strikes, riots, civil disturbances or disobedience, as well as significant natural disasters may adversely affect our business operations. For example, the Hong Kong protests that lasted from 2019 to 2020 were triggered by the introduction of the Fugitive Offenders amendment bill by the Hong Kong government. Despite not being enacted, similar incidents may cause large-scale protests or riots that could materially and adversely affect various sectors of the Hong Kong economy. Our business operations are susceptible to the effects of similar protests as well as any other incidents or factors that affect the stability of social, economic, and political conditions in Hong Kong. We cannot guarantee that similar protests or social unrest will not occur in the future or that there will be no other events that could disrupt economic, political, and social conditions in Hong Kong. If such events persist for a prolonged period of time, our overall business, financial condition, and results of operations may be adversely affected.

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Our business solely operates in a limited geographical market, and any adverse economic, social and/or political developments affecting the market may have a material adverse impact on our operations.

Our business operations are substantially based in Hong Kong, and we do not have a diversified geographical coverage in terms of operations. Our business is therefore susceptible to any incidents or factors which may affect the stability of economic, social, and political conditions in these regions. Any adverse incidents, such as economic recession, extensive social unrest, strike, riot, civil disturbance or disobedience, may cast uncertainty over the stability of the business environment in these regions. Given the relatively small geographical size of Hong Kong, such incidents may have a widespread effect on our business operations. As a result, our business, results of operations, and financial condition may be materially and adversely affected.

Macroeconomic factors have had and may continue to have a material adverse effect upon our business, results of operations, and financial condition.

The building renovations industries are affected by various macroeconomic factors, including changes in international, national, regional, and local economic conditions, gross domestic product (“GDP”) growth, inflation, interest rates, availability of and access to capital markets, employment levels, disposable income levels, consumer spending patterns, and effects of governmental initiatives to manage economic conditions that are beyond the control of our company. As a result, any deterioration of the Hong Kong economy, decrease in disposable consumer income, fear of a recession, and decrease in consumer confidence may reduce demand for our services and materially and adversely affect our business, results of operations, and financial condition. In addition, the general lack of available credit and confidence in the financial markets associated with any market volatility or downturn could adversely affect our access to capital as well as our customers’ and subcontractors’ access to capital which, in turn, could adversely affect our ability to fund our working capital requirements and capital expenditures. Our continued success will depend upon our ability to anticipate, identify, and respond to changing economic and other conditions in a timely manner, and our failure to do so could adversely affect our business, results of operations, and financial condition.

We incur higher than average costs due to conducting business in Hong Kong.

The costs of doing business in Hong Kong are higher than in surrounding regions. We rent our office spaces in Hong Kong, and the majority of our workforce is also based in Hong Kong. In view of the high rental price and high labor cost in Hong Kong, we need to exercise careful control over our expenditures in these areas. Should we fail to control our costs, the financial performance of our Company may be adversely affected.

There is no assurance that the currency peg system in Hong Kong will not be changed.

Our business is conducted in Hong Kong with our books and records maintained in Hong Kong dollars but the financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars. Changes in the exchange rate between HKD and USD affect the value of our assets and the results of our operations. Since 1983, Hong Kong dollars have been pegged to U.S. dollars at the rate of approximately HK$7.80 to US$1.00. There is no assurance that this policy will not change in the near future. If the pegging system collapses, our business may be adversely affected. The exchange rate between HKD and USD may be affected by, among other things, changes in H Hong Kong’s political and economic conditions and perceived changes in the economies of Hong Kong and the United States. Any significant fluctuation in the exchange rate between HKD and USD may materially and adversely affect our cash flows, revenue, and financial condition. Also, changes in the exchange rate between HKD and USD will affect the amount of proceeds we will have available for our business.

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We operate our business in a regulated industry in Hong Kong.

Our operations are subject to a range of laws, rules, and regulations enacted by governmental authorities. We are subject to codes of conduct and practice guidelines implemented by those authorities. Given our obligations to comply with the relevant mandatory requirements with respect to our operations, we may incur ongoing costs involving our compliance with the laws and regulations. Any non-compliance, depending on the nature and severity of the incident, may result in penalties and private or public reprimand. Legal proceedings may be instigated against us with respect to any non-compliance, which may divert our managerial and financial resources while we are dealing with the investigations. In addition, any non-compliance may also be reported by media, and such negative media coverage will heavily damage our reputation and affect our image with our existing and potential clients. We may not be able to respond to changes in the regulatory regime in a timely manner, and any unfavorable changes or tightening of government policies in Hong Kong may significantly affect our operations. Any of the above may have a material and adverse impact on our business prospects, results of operations, and financial condition.

Hong Kong legal systems are evolving and have inherent uncertainties that could limit the legal protections available to you.

We have substantial operations in Hong Kong. The Hong Kong legal system may embody uncertainties that could limit the legal protections available to you and to us. The Hong Kong Basic Law provides that the socialist system and policies shall not be practiced in Hong Kong SAR, and the capitalist system and way of life shall remain unchanged for fifty years from 1997. Hong Kong has a high degree of autonomy and enjoys executive, legislative and independent judicial power. Hong Kong also has the authority to issue its own currency (the Hong Kong Dollar). If Hong Kong’s ability to function autonomously cannot be maintained for any reason, this could potentially impact Hong Kong’s common law legal system and lead to legal and political instability. This could, in turn, materially and adversely affect our business and operations. Accordingly, we cannot predict the effects of future developments in Hong Kong’s legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our suppliers and clients. Moreover, we cannot assure that governmental authorities will not interpret or implement the laws or regulations in ways that negatively affect us. We may be subject to investigations and inspections by governmental authorities regarding our compliance with laws and regulations, and we cannot assume you that our practices will always fully comply with all applicable rules and regulatory requirements. In addition, laws, regulations, and industry standards continue to develop and may vary from jurisdiction to jurisdiction. Complying with emerging and changing international requirements may cause us to incur substantial costs or require us to change our business practices in a way that could adversely affect our business, results of operations, and financial condition.

Uncertainties in the interpretation and enforcement of Chinese laws and regulations, which could change at any time with little advance notice, could limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, interpretations of many laws, regulations and rules, which could change at any time with little advance notice, are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

We may have to resort to administrative and court proceedings to enforce our legal rights from time to time. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based partly on government policies and internal rules (some of which are not published in a timely manner or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until time has passed since the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

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We may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We do not place any reliance on collection and processing of any personal information to maintain our business operation, but if we are required to collect and process any type of personal information to maintain the operation of our business, the integrity and protection of such personal information is critical to our business. It is expected that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. The PRC government also initiated a series of regulatory actions and statements to regulate business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over PRC-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding its efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. exchange.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law or CSL, which became effective on June 1, 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the CAC and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services that do or may affect national security.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides the main legal basis for privacy and personal information infringement claims under Chinese civil laws. PRC regulators, including the CAC, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits. The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business.

On January 4, 2022, thirteen PRC regulatory agencies, namely, the CAC, the NDRC, the MIIT, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, the MOFCOM, SAMR, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021) required that, among others, in addition to “operator of critical information infrastructure,” any “operator of network platform” holding personal information of more than one million users which seek to list in a foreign stock exchange should also be subject to cybersecurity review.

We do not expect to be subject to the cybersecurity review by the CAC for this Offering, given that: (i) we do not possess more than one million users’ personal information; (ii) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iii) we have not been notified by any authorities of being classified as an operator of critical information infrastructure; (iv) data processed in our business should not have a bearing on national security nor affect or may affect national security; and (v) we have not been subject to any material administrative penalties, mandatory rectifications, or other sanctions by any competent regulatory authorities in relation to cybersecurity and data protection, nor have there been material cybersecurity and data protection incidents or infringement upon any third parties, or other legal proceedings, administrative or governmental proceedings, pending, threatened against or relating to us.

Further, as mentioned above, the national laws adopted by the PRC are generally not applicable to Hong Kong according to the Basic Law.

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We believe that we have been in compliance with the data privacy and personal information requirements of the CAC. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with the Company’s or its subsidiaries’ operations. The Company is currently not required to obtain regulatory approval from the CAC nor any other PRC authorities for its and its subsidiary’s operations in Hong Kong.

Because our operations take place in Hong Kong, we are subject to a variety of similar laws and other obligations regarding data protection in Hong Kong. The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) came into force on December 20, 1996. The PDPO states that any person who controls the collection, holding, processing or use of personal data (the “data user”) shall not do any act, or engage in a practice, that contravenes any of the data protection principles set out in Schedule 1 to the PDPO (the “Data Protection Principles”) unless the act or practice, as the case may be, is required or permitted under the PDPO.

We believe that we have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by other governmental authority for this Offering for the reasons stated above. We are currently not required to obtain regulatory approval from any governmental authorities for our subsidiaries’ operations in Hong Kong.

We operate in a competitive industry and a highly competitive market. We may be subject to a variety of laws and other obligations regarding competition law in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations.

We face high levels of competition in the building and renovations industries due to a large number of similar service providers in Hong Kong. We may be subject to laws and regulations that are intended to prevent and discourage anti-competitive conduct in Hong Kong. We have not adopted any anti-competitive conduct and will continue to act in compliance with laws and regulations governing competition in Hong Kong. However, we may face difficulties and may need to incur legal costs in ensuring our compliance with the laws and regulations against anti-competition. We may also inadvertently infringe such laws and regulations, and under such circumstances, we may be subject to fines and/or other penalties or incur substantial legal costs, resulting in business disruption and/or negative media coverage that could adversely affect our business, results of operations, and reputation.

The recent spate of government interference by the PRC government into business activities of U.S. listed Chinese companies may negatively impact our operations, value of our securities and/or significantly limit or completely hinder our ability to offer future securities to investors and cause the value of such securities to significantly decline or be worthless.

Recently, the Chinese government announced that it would step up the supervision of Chinese firms listed offshore. Under the new measures, China will improve regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading. China will also check sources of funding for securities investment and control leverage ratios. The CAC has also opened a cybersecurity probe into several U.S.-listed tech giants focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the Data Security Law, how companies collect, store, process and transfer data. If we are subject to such a probe or if we are required to comply with stepped-up supervisory requirements, valuable time from our management and money may be expended in complying and/or responding to the probe and requirements, thus diverting valuable resources and attention away from our operations. This may, in turn, negatively impact our operations.

Further, given the Chinese government’s significant oversight and discretion over the conduct of our business operations in Hong Kong, the Chinese government may disallow our ownership structure, intervene or influence our operations at any time, which could result in a material change in our operations and consequently, the value of our Ordinary Shares. The Chinese government could also significantly limit or completely hinder our ability to offer future securities to investors and cause the value of such securities to decline significantly or be worthless.

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It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation common in the United States are generally difficult to pursue as a matter of law or practicality in China. For example, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China in China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation or implementation of rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator, such as the Department of Justice, the SEC, the PCAOB and other authorities, to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Our principal business operations are conducted in Hong Kong. In the event that the U.S. regulators carry out an investigation on us and there is a need to conduct investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in the PRC under the PRC laws. However, U.S. regulators may consider cross-border cooperation with securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

Our Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Our Ordinary Shares may be prohibited from trading on a national exchange under HFCA Act if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. The HFCA Act was enacted on December 18, 2020 and states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in over-the-counter trading market in the U.S. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”) and require Commission-Identified Issuers identified by the SEC to submit documentation and make disclosures required under the HFCA Act. In addition, the final amendments also establish procedures the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCA Act. The final amendments are effective on January 10, 2022. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB announced that it had signed the SOP with the CSRC and the Ministry of Finance of China. The SOP Agreement establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination, which does not grant an automatic grace period.

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Our former auditor, OneStop Assurance PAC, and our current auditor, Guangdong Prouden CPAs GP, the independent registered public accounting firms that issue the audit reports included in this prospectus, as auditors of companies that are traded publicly in the United States and firms registered with the PCAOB, are required by the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards. OneStop Assurance PAC is headquartered in Singapore and has been inspected by the PCAOB on a regular basis, with the last inspection in July 13, 2023 and it is not subject to the determinations announced by the PCAOB on December 16, 2021. Guangdong Prouden CPAs GP is headquartered in Chinese Mainland and subject to the determinations announced by the PCAOB on December 16, 2021.

There are risks to the Company and investors if it is later determined that the PCAOB is unable to inspect or investigate completely our auditors because of a position taken by an authority in a foreign jurisdiction. If our Ordinary Shares are prohibited from being traded on a national securities exchange or over-the counter under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditors at such future time, Nasdaq may determine to delist our Ordinary Shares. If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then-President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC had announced that the SEC staff was preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and addressing the recommendations in the PWG report. The implications of potential regulation in addition to the requirements of the HFCA Act and what was recently adopted on December 2, 2021 are uncertain. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCA Act. If our Ordinary Shares cannot be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China. These developments could add uncertainties to our future offerings, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in Hong Kong have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators and regulatory agencies such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting the continued challenges faced by U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in Hong Kong. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including Hong Kong, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in Hong Kong and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

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On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. In addition, if the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited from being traded on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”) and require Commission-Identified Issuers identified by the SEC to submit documentation and make disclosures required under the HFCA Act. In addition, the final amendments also establish procedures the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCA Act. The final amendments are effective on January 10, 2022. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB announced that it had signed the SOP with the CSRC and the Ministry of Finance of China. The SOP Agreement establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination, which does not grant an automatic grace period.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

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These recent developments could add uncertainties to our Offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

It remains unclear what further actions the SEC, the PCAOB, or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in China and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market).

As a result of the scrutiny, criticism, and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and in some cases became virtually worthless. In addition, many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is unclear what effect this sector-wide scrutiny, criticism, and negative publicity will have on us, our future offerings, business, and share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation would be costly and time-consuming and would distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations would be severely affected and you could sustain a significant decline in the value of our shares. The Company’s listing is contingent upon the approval of its application by Nasdaq. Although the Company has filed its initial listing application and has been actively engaged in the listing application process, there is no assurance that Nasdaq will approve the Company’s listing. Failure to obtain such approval would materially and adversely affect the Company’s ability to list its securities and complete the offering.

Nasdaq may apply additional and more stringent criteria for our continued listing.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria to instances, including but not limited to, circumstance in which: (i) the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) a company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities, Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. For any aforementioned concerns, we may be subject to the additional and more stringent criteria of Nasdaq for our continued listing, which could lead to delay or even denial of our listing application for our Ordinary Shares.

To the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiary by the PRC government to transfer cash or assets.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong, except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future. As a result, to the extent cash or assets in the business is in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiary by the Hong Kong or PRC governments to transfer cash or assets.

We face risks related to Nasdaq’s proposed rule on $25 million dollar minimum offering size for companies with principal operations in China, including Hong Kong, the increase in the minimum market value of unrestricted publicly held shares, and expedited delisting if the market value of listed securities falls below $5 million, which could result in our securities not being approved for listing on Nasdaq or our inability to maintain our listing.

We note Nasdaq recently filed a proposed rule changed with the SEC that would require companies principally operating in China, including Hong Kong and Macau, to raise at least $25 million in an initial public offering to list on Nasdaq.

We are a company with substantially all of our operations conducted in Hong Kong and, as such, may be subject to this proposed rule. Based on our plan to offer an aggregate 3,750,000 Ordinary Shares on a firm commitment basis, between the range of $4.00 to $5.00 per share, the gross offering proceeds would be $16,875,000 (assuming the Offering Price of $4.50, being the mid-point of the Offering Price range). These expected proceeds are below the proposed minimum threshold of $25 million.

While this proposal has not yet been approved by the SEC, there is no assurance that it will not be adopted. If this proposal is approved and we fail to meet the minimum offering size requirement, our securities will not be approved for listing on Nasdaq. Furthermore, even if we are able to successfully list, this rule change may be part of a broader trend of heightened regulatory scrutiny and stricter listing requirements for companies with principal operations in China, Hong Kong, and Macau. Our ability to conduct future offerings or maintain our listing could be adversely affected if Nasdaq or the SEC implements additional stringent criteria. We may be required to expend significant resources to address any future regulatory changes or concerns, which could divert our management’s attention and resources from our business operations. Any such events could have a material adverse effect on our business, financial condition, and results of operations, and could cause a significant decline in the value of our securities.

We also note that the proposed rule would, under the “net income standard,” increase the minimum market value of unrestricted publicly held shares to $15 million. Additionally, it would grant Nasdaq the authority to expedite the suspension of trading in and delisting of a company’s securities if the market value of its listed securities falls below $5 million. While we believe we will meet the current standards, we cannot assure you that we would meet these new proposed standards, which could materially impact our ability to maintain a listing on Nasdaq. The implementation of this or any similar rule could require us to incur significant costs and divert management’s attention from our business operations, which could have a material adverse effect on our business, financial condition, and results of operations.

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Risks Related to Our Initial Public Offering and Ownership of Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of Ordinary Shares after this Offering. In addition, an active, liquid, and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

Prior to this initial public offering, our Ordinary Shares were not traded on any market. Any active, liquid, and orderly trading market for our Ordinary Shares may not develop or be maintained after this Offering. Active, liquid, and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchases and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this Offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this Offering. The following factors could affect our share price: (a) our operating and financial performance; (b) quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues; (c) the public reaction to our press releases, our other public announcements and our filings with the SEC; (d) strategic actions by our competitors; (e) changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts; (f) speculation in the press or investment community; (g) the failure of research analysts to cover our Ordinary Shares; (h) sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur; (i) changes in accounting principles, policies, guidance, interpretations or standards; (j) additions or departures of key management personnel; (k) actions by our shareholders; (l) domestic and international economic, legal and regulatory factors unrelated to our performance; and (m) the realization of any risks described within this “Significant Risk Factors” section. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources, and harm our business, operating results, and financial condition.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this Offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this Offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Our significant shareholders have considerable influence over our corporate matters.

Our significant shareholders will hold considerable influence over corporate matters requiring shareholder approval and will independently control the operations of our Company, including without limitation electing directors and approving material mergers, acquisitions, or other business combination transactions. This concentrated control will limit your ability to influence corporate matters and could also discourage others from pursuing any potential merger, takeover, or other change of control transactions, which could have the effect of depriving other shareholders of the opportunity to sell their shares at a premium over the prevailing market price.

Our significant shareholders may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

Because our significant shareholders have, either collectively or individually, considerable influence over our corporate matters, their interests may differ from the interests of our Company as a whole. These shareholders could, for example, appoint directors and management without the requisite experience or knowledge to steer our Company properly because of their affiliations or loyalty, and such actions may materially and adversely affect our business and financial condition. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our Company. If we cannot resolve any conflict of interest or dispute between the shareholders and us, we would have to rely on legal proceedings, which could disrupt our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

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Upon completion of the Offering, our significant shareholders will continue to have the ability to exercise a controlling influence on our management, policies, and business, including matters related to our management and policies and certain matters requiring the approval of our shareholders, including election of directors, approval of significant corporate transactions, and the timing and distribution of dividends. The significant shareholders may take actions that you may not agree with or that are not in our public shareholders’ best interests, and there is no assurance that our significant shareholders will always take actions that will benefit our other shareholders. Except as otherwise described herein, there are no restrictions imposed on our significant shareholders that will prevent them from disposal of their shares. If our significant shareholders decide to dispose of the shares after the lock-up period that restricts any disposal of shares by our significant shareholders, the market price of our shares may fall. In addition, any disposal of shares by our significant shareholders may make it more difficult for us to issue new shares in the future at a time and price we deem appropriate, thereby limiting our ability to raise capital.

We cannot guarantee that we will declare or distribute any dividend in the future.

Our Board has complete discretion as to whether to distribute dividends. All dividends are subject to certain restrictions under British Virgin Islands law and provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due or having the value of the Company’s liabilities exceed the value of the Company’s assets. Any decision to pay any dividend will be made with regard to factors such as our results of operations, financial condition, payment by our subsidiaries of cash dividends to us, and other factors which our board may deem relevant at such time. As a result, we cannot guarantee whether, when, and in what form we will pay dividends in the future.

We have broad discretion in the use of the net proceeds from our Offering and may not use them effectively.

Our management will have discretion in the application of net proceeds from the Offering, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure of our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our Offering in a manner that does not produce income or that loses value.

We are a holding company whose principal source of operating cash is the income received from our subsidiary.

We are dependent on the income generated by our subsidiary in order to make distributions and dividends on the shares. The amount of distributions and dividends, if any, which may be paid to us from our operating subsidiaries will depend on many factors, including such subsidiaries’ results of operations and financial condition, limits on dividends under applicable law, constitutional documents, documents governing any indebtedness, foreign exchange and remittance restrictions, and other factors that may be outside our control. If our operating subsidiary does not generate sufficient cash flow, we may be unable to make distributions and dividends on the Ordinary Shares.

We may grant share incentives in the future, which may result in increased share-based compensation expenses and negatively impact our results of operations, and our shareholders’ interest may be diluted as a result.

We believe the granting of share-based compensation is of significant importance to our ability to attract and retain key personnel, and we may adopt a share incentive plan in the future. As a result, our expenses associated with share-based compensation may increase substantially, which could materially and adversely affect our business, financial condition, and results of operations, and our shareholders’ interest may be diluted as a result of the issuance of new shares to our key personnel under the share incentive plan.

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Future financing may cause a dilution in your shareholding or place restrictions on our operations.

We may need to raise additional funds in the future to finance further expansion of our capacity and business related to our existing operations, acquisitions, or strategic partnerships. If additional funds are raised through the issuance of new equity or equity-linked securities of the company other than on a pro-rata basis to existing shareholders, the percentage ownership of such shareholders in the Company may be reduced, and such new securities may confer rights and privileges that take priority over those conferred by the shares. Alternatively, if we meet such funding requirements by way of additional debt financing, we may have restrictions placed on us through such debt financing arrangements which may: (a) further limit our ability to pay dividends or require us to seek consent for the payment of dividends; (b) increase our vulnerability to general adverse economic and industry conditions; (c) require us to dedicate a substantial portion of our cash flows from operations to service our debt, thereby reducing the availability of our cash flow to fund capital expenditures, working capital requirements, and other general corporate needs; and (d) limit our flexibility in planning for, or reacting to, changes in our business and our industry.

The price of the Ordinary Shares and other terms of this Offering have been determined by us along with our underwriters.

If you purchase our Ordinary Shares in this Offering, you will pay a price that was not established in a competitive market. Rather, you will pay a price that was determined by us along with our Underwriter. The offering price for our Ordinary Shares may bear no relationship to our assets, book value, historical results of operations, or any other established criterion of value. The trading price, if any, of the Ordinary Shares that may prevail in any market that may develop in the future, for which there can be no assurance, may be higher or lower than the price you paid for our Ordinary Shares.

You will experience immediate and substantial dilution.

As the initial public offering price of our shares is higher than the pro forma net tangible book value per share of our shares immediately prior to the Offering, purchasers of our shares in the Offering will experience an immediate dilution in pro forma net tangible book value per share from the price per share that has been paid for the shares. Our existing shareholders will receive an increase in the pro forma net tangible book value per share of their shares. Accordingly, if you purchase shares in this Offering, you will incur immediate and substantial dilution of your investment.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing original actions in the British Virgin Islands and Hong Kong based on U.S. or other foreign laws against us, our management, or the experts named in the prospectus.

Although we are a BVI incorporated company, we conduct substantially all of our operations in Hong Kong, and substantially all of our assets are located in Hong Kong. In addition, a majority of our directors and executive officers reside within Hong Kong, and most of the assets of these persons are located within Hong Kong. As a result, it may be difficult for you to effect service of process within the United States upon us or these individuals, or to bring an action against us or against these individuals in the United States in the event that you believe your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands and Hong Kong may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

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Hong Kong is a Special Administrative Region of the People’s Republic of China. Foreign judgments can be enforced under the Foreign Judgments (Reciprocal Enforcement) Ordinance (Cap. 319 of the Laws of Hong Kong) or under common law. Foreign judgments can be enforced through a statutory registration scheme under the Foreign Judgments (Reciprocal Enforcement) Ordinance based on reciprocal recognition of judgment between Hong Kong and the foreign courts. The United States is not a designated country under the Foreign Judgments (Reciprocal Enforcement) Ordinance. As a result, a judgment rendered by a court in the United States, including as a result of administrative actions brought by regulatory authorities, such as the SEC, and other actions, cannot be registered and may only be enforced at common law. With respect to enforcing a judgment of the U.S. court at common law, the U.S. court judgment will not be enforced directly by execution or any other process. The U.S. court judgment itself may form the basis of a cause of action and the judgment will be regarded as creating a debt between the parties to it. The judgment debtors liability arises on an implied promise to pay the amount of U.S. court judgment under a simple contract. Being a promise under a contract, it is subject to the usual limitation period of 6 years for such legal action. For a U.S. court judgment to be enforceable at common law in Hong Kong, certain requirements must be met: (i) such a judgment must be for a debt or a definite sum of money other than a sum payable in respect of taxes, penalties or similar charges; (ii) the judgment creditor has to prove, among other things, that the U.S. court judgment is a final judgment conclusive upon the merits of the claim in the U.S. jurisdiction; (iii) the U.S. court judgment must come from a “competent” court (as determined by the private international law rules applied by the Hong Kong courts); (iv) the U.S. court judgment was not obtained by fraud; (v) the U.S. court judgment was not contrary to Hong Kong rules of public policy or notions of natural justice; (vi) the U.S. court judgment is not irreconcilable with the prior decision of the Hong Kong court in an action between the same parties; and (vii) the judgment debtor submitted or agreed to submit to the jurisdiction of the U.S. court.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law.

We are incorporated in the British Virgin Islands and conduct substantially all of our operations in Hong Kong through our direct wholly-owned Hong Kong subsidiary, Global Development HK. Most of our directors and substantially all our executive officers reside outside the United States and a substantial portion of their assets are located outside of the United States. As a result, it may be difficult for our shareholders to effect service on these persons or bring an action against us or against these individuals in the BVI or in Hong Kong in the event that they believe that their rights have been infringed under the securities laws of the United States or otherwise. Even if shareholders are successful in bringing an action of this kind, the laws of the BVI and Hong Kong may render them unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the BVI of judgments obtained in the United States or Hong Kong, although the courts of the BVI will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary. For more information, see “Enforceability of Civil Liabilities.”

Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its members and between the members. In general, members are bound by the decision of the majority or special majorities as set out in the articles of association or in the BVI Act. As for voting, the usual rule is that with respect to normal commercial matters members may act from self-interest when exercising the right to vote attached to their shares. If the majority members have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular member concerned. The BVI Act provides for a series of remedies available to members. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Members can now also bring derivative, personal and Representative Actions under certain circumstances. For more information, see “DESCRIPTION OF ORDINARY SHARES — Material Differences in BVI Law and our Amended Memorandum and Articles and Delaware Law — Shareholder’s Derivative Actions.” Generally any other claims against a company by its members must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association, which are more limited than the rights afforded investors under the laws of many states in the United States. In particular, the BVI has a less exhaustive body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. As a result of the foregoing, holders of our Ordinary Shares may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than they would as shareholders of a U.S. company and whose management, directors and/or major shareholders were also incorporated, resident, or otherwise established in a United States jurisdiction.

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A member of the Company is entitled, on giving written notice to the Company, to inspect (a) the Amended Memorandum and Articles of the Company; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to the Amended Memorandum and Articles of the Company, the directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the BVI, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the BVI Act and the laws applicable to companies incorporated in the United States and their shareholders, see “DESCRIPTION OF ORDINARY SHARES - Material Differences in BVI Law and our Amended Memorandum and Articles and Delaware Law.”

As a result of the foregoing, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

It may be difficult to enforce a judgment of U.S. courts for civil liabilities under U.S. federal securities laws against us, our directors or officers in the British Virgin Islands.

There is no statutory enforcement in the BVI of judgments obtained in the U.S., however, the courts of the BVI will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

The BVI courts are unlikely:

●	to recognize or enforce against the Company, judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and

●	to impose liabilities against the Company, predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

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We employ a mail forwarding service, which may delay or disrupt our ability to receive mail in a timely manner.

Mail addressed to the Company and received at its registered office will be forwarded unopened to the forwarding address supplied by Company to be dealt with. None of the Company, its directors, officers, advisors, or service providers (including the organization which provides registered office services in the BVI) will bear any responsibility for any delay in mail reaching the forwarding address.

Our management team lacks experience in managing a U.S.-listed company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition, and results of operations.

Our current management team lacks experience in managing a company publicly traded in the United States, interacting with public company investors, and complying with the increasingly complex laws pertaining to U.S.-listed public companies. Prior to the completion of this Offering, we have mainly operated our businesses as a private company in Hong Kong. As a result of this Offering, our Company will become subject to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations, and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S.-listed public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and results of operations.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

We have become a public company in the United States. As a public company, we will be required to file periodic reports with the SEC upon the occurrence of matters that are material to our Company and shareholders. Although we may be able to attain confidential treatment of some of our developments, in some cases we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S. public company, we will be governed by U.S. laws that our competitors, which are mostly private Hong Kong companies, are not required to follow. To the extent that compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public company status could affect our results of operations.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this Offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the Securities and Exchange Commission and the Nasdaq require significantly heightened corporate governance practices for public companies. As a result, we expect these rules and regulations to increase our legal, accounting and financial compliance costs and make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. If we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us, and the market price of our Ordinary Shares could decline.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the Securities and Exchange Commission and the Nasdaq impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other generally applicable requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

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We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the Securities and Exchange Commission. We also expect that operating as a public company will make it more difficult and expensive for us to obtain director and officer liability insurance. We may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We are a “foreign private issuer” and a British Virgin Islands company, and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. In addition, we will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

The information we are required to file with or furnish to the SEC will be less extensive and less timely as compared to that required to be filed with the SEC by U.S. domestic issuers.

As a British Virgin Islands company listed on the Nasdaq Capital Market, we are subject to the Nasdaq Capital Market corporate governance listing standards. However, Nasdaq Capital Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is deemed our home country, may differ significantly from the Nasdaq Capital Market corporate governance listing standards. For example:

●	our independent directors do not need to hold regularly scheduled meetings in executive session (rather, all board members may attend all meetings of the board of directors);

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●	the compensation of our executive officers is recommended but not determined by an independent committee of the board or by the independent members of the board of directors; and our Chief Executive Officer is not prevented from being present in the deliberations concerning his compensation;

●	related party transactions are not required to be reviewed and we are not required to solicit member approval of stock plans, including: those in which our officers or directors may participate; share issuances that will result in a change in control; the issuance of our shares in related party acquisitions or other acquisitions in which we may issue 20% or more of our issued and outstanding shares; or below market issuances of 20% or more of our issued and outstanding shares to any person; and

●	we are not required to hold an in-person annual meeting to elect directors and transact other business customarily conducted at an annual meeting (rather, we complete these actions by written consent of holders of a majority of our voting securities).

Although we do not currently plan to utilize the home country exemption for corporate governance matters, to the extent that we choose to do so in the future, our shareholders may be afforded less protection than they otherwise would under the Nasdaq Capital Market corporate governance listing standards applicable to U.S. domestic issuers. As a result, you may not be afforded the same protections or information which would be made available to you if you were investing in a U.S. domestic issuer.

Please refer to “Material Differences in BVI Law and our Amended Memorandum and Articles and Delaware Law” on page 106.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our shares held by non-affiliates exceeds $700 million as of any December 31 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our shares less attractive as a result, there may be a less active trading market for our shares and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail our company of this exemption from new or revised accounting standards. Therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We are a “controlled company” as defined under the Nasdaq Stock Market Rules. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future and you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

We expect that our chairman and chief executive officer, Mr. Sui Hei Chan and our chief financial officer, Mr. King Wan Leung will own a majority of voting rights following the Offering. There is presently no voting agreement between them but if there were, then we will be a “controlled company” as defined under the Nasdaq Stock Market Rules. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

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●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and
●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our chief executive officer and chairman and the chief financial officer do not intend to enter into a voting agreement post-Offering.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the Offering. Our status as a controlled company could cause our Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price. As a result, the investors will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Please see “Risk Factors – Our significant shareholders have considerable influence over our corporate matters.”

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

As a result of the disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and thereby having to comply with these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee and qualified executive officers.

Future issuances or sales, or perceived issuances or sales, of substantial amounts of Ordinary Shares in the public market could materially and adversely affect the prevailing market price of the Ordinary Shares and our ability to raise capital in the future.

The market price of our Ordinary Shares could decline as a result of future sales of substantial amounts of shares or other securities relating to the shares in the public market, including by the Company’s substantial shareholders, or the issuance of new shares by the Company, or the perception that such sales or issuances may occur. Future sales, or perceived sales, of substantial amounts of the shares could also materially and adversely affect our ability to raise capital in the future at a time and at a price favorable to us, and our shareholders will experience dilution in their holdings upon our issuance or sale of additional securities in the future. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Ordinary Shares. A few shareholders hold a significant portion of our Ordinary Shares and these are “restricted securities” as defined in Rule 144. These Ordinary Shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

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Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

Prior to this Offering, we have been a private company with limited accounting personnel and other resources with which to address our internal control and procedures involving financial reporting. In the course of auditing our consolidated financial statements for the fiscal years ended March 31, 2025 and 2024, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting, as well as other control deficiencies. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The two material weaknesses identified relate to (1) the lack of sufficient accounting personnel with appropriate understanding of U.S. GAAP and SEC reporting requirements, and (2) the lack of a comprehensive accounting policies and procedures manual to facilitate preparation of U.S. GAAP financial statements, which inhibits our subsidiaries’ ability to prepare consolidations from local books based on Hong Kong Financial Reporting Standards to provide U.S. GAAP basis information for group financial reporting and imposes a risk that adjustments to U.S. GAAP are not identified in a timely manner. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control under the Sarbanes-Oxley Act for purposes of identifying and reporting any weakness in our internal control over financial reporting. We and they are required to do so only after we become a public company. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional control deficiencies might have been identified.

To remedy our identified material weaknesses, we have adopted measures to improve our internal control over financial reporting. In particular, we are in the process of hiring additional accounting staff with an appropriate understanding of U.S. GAAP and SEC reporting requirements. We also plan to establish a comprehensive accounting policies and procedures manual and provide internal or external training to accounting and operation staff in relation to these policies and procedures. We expect to accomplish all this within six months after closing of our Offering.

We cannot assure you that we will remediate our material weaknesses in a timely manner. If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations, or prevent fraud.

We could become a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our shares to significant adverse United States income tax consequences.

We will be a “passive foreign investment company,” or “PFIC,” if, in any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income (the income test”) or (b) 50% or more of the average quarterly value of our assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income (the “asset test”). In determining whether we are a PFIC, we are permitted to take into account the assets and income of our various wholly owned subsidiaries. However, even if we take into account the assets and income of these subsidiaries, we may still be considered a PFIC in 2025 (the first year in which the PFIC rules would potentially apply to U.S. holders purchasing shares in this Offering) and possibly later years, depending on a number of factors, including the composition of our income and assets, how quickly we spend our liquid assets or convert them to active business assets, including the cash raised pursuant to this offering (if we determine not to, or are unable to, deploy significant amounts of cash for active business purposes our risk of being a PFIC will substantially increase), the market price of our Ordinary Shares, and fluctuations in that price. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for 2025 or any future taxable year. See the discussion of the PFIC rules under “TAXATION – United States Federal Income Taxation” below.

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If we are a PFIC in any taxable year, a U.S. holder may incur significantly increased United States income tax on gain recognized on the sale or other disposition of the Ordinary Shares and on the receipt of distributions on the Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules. A U.S. holder may also be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. holder holds our Ordinary Shares, we generally will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which such U.S. holder holds our Ordinary Shares unless the U.S. holder takes affirmative steps to “purge” PFIC status. See the discussion of the PFIC rules under “TAXATION – United States Federal Income Taxation” below.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law, including the laws of the British Virgin Islands. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalties and our business may be harmed.

We may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition to the risks addressed above, our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices, given that we will have relatively small public floats after this offering. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image, negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares.

USE OF PROCEEDS

Based upon the initial public offering price of $4.50 per Ordinary Share (being the middle of the initial offering price range of $4.00 and $5.00 per Ordinary Share), we estimate that we will receive net proceeds of approximately $[14,415,000] from this Offering, after deducting the underwriting discounts; non-accountable expenses and the estimated offering expenses borne by us.

The primary purposes of this Offering are to obtain additional capital for our business expansion, to retain talented employees by providing them with equity incentives, and to create a public market for our Ordinary Shares for the benefit of all shareholders.

We plan to use the net proceeds we receive from this Offering for the following purposes:

●	approximately 45% to invest in a furniture and fixture business in China in the form of a joint venture model;

●	approximately 35% to set up a marble and rock slab showroom and retail shop in Hong Kong; and

●	the balance to fund working capital and for other general corporate purposes.

We have not identified a target furniture and fixture business in China to invest in yet.

The foregoing summary represents our current intentions to allocate the net proceeds of this Offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this Offering. The precise amounts and percentage of proceeds we will devote to particular categories of activity will depend on prevailing market and business conditions as well as specific opportunities that may arise.

If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently. See “Risk Factors - Risks Related to Our Initial Public Offering and Ownership of Our Ordinary Shares - We have broad discretion in the use of the net proceeds from our Offering and may not use them effectively.”

To the extent that the net proceeds we receive from this Offering are not immediately used for the purposes described above, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

Although we may use a portion of the proceeds for the acquisition of, or investment in, companies, technologies, products, or assets that complement our business, we have no present understandings, commitments, or agreements to enter into any acquisitions or make any investments. We cannot assure you that we will make any acquisitions or investments in the future.

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DIVIDEND POLICY

We currently intend to retain most, if not all, of our available funds and any future earnings after this Offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future.

The holders of our Ordinary Shares are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary may, from time to time, be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our Ordinary Shares are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

Subject to the BVI Act and our Amended Memorandum and Articles, our directors may, by resolution, declare dividends at a time and amount as they think fit if they are satisfied, based on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. There is no further BVI law restriction on the amount of funds which may be distributed by us by dividend, including all amounts paid by way of the subscription price for Ordinary Shares regardless of whether such amounts may be wholly or partially treated as share capital or share premium under certain accounting principles. Shareholder approval is not required to pay dividends under BVI law. In accordance with, and subject to, our Amended Memorandum and Articles, no dividend shall bear interest as against the Company.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our direct wholly-owned Hong Kong subsidiary, Global Development HK.

EXCHANGE RATE INFORMATION

Our reporting currency is HK$ because our business is mainly conducted in Hong Kong and most of our revenues are denominated in HK$. This prospectus contains translations of HK$ into US$ at specific rates solely for the convenience of the reader. The conversion of HK$ into US$ is based on the exchange rates set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from HK$ to US$ in this prospectus were made at a rate of HK$7.7930 to US$1.00 in 2025 and HK$7.8292 to US$1.00 in 2024.

We make no representation that any HK$ or US$ amounts could have been, or could be, converted into US$ or HK$, as the case may be, at any particular rate, the rates stated below, or at all. The HK$ is freely convertible into other currencies (including US$). Since October 7, 1983, the HK$ has been officially pegged linked to the US$ at the rate of HK$7.80 to US$1.00. The link is supported by an agreement between Hong Kong’s three bank-note-issuing banks and the Hong Kong government pursuant to which bank notes issued by such banks are backed by certificates of indebtedness purchased by such banks from the Hong Kong Government Exchange Fund with the U.S. dollar at the fixed exchange rate of HK$7.80 to US$1.00 and held as cover for the bank notes issue. When bank notes are withdrawn from circulation, the issuing bank surrenders certificates of indebtedness to the Hong Kong Government Exchange Fund and is paid the equivalent amount in US$ at the fixed rate of exchange. Hong Kong’s three bank-note-issuing banks are The Hongkong and Shanghai Banking Corporation Limited, Standard Chartered Bank and Bank of China (Hong Kong) Limited. In May 2005, the Hong Kong Monetary Authority broadened the link from the original rate of HK$7.80 per US$1.00 to a rate range of HK$7.75 to HK$7.85 per US$1.00. No assurance can be given that the Hong Kong government will maintain the link at HK$7.75 to HK$7.85 per US$1.00 or at all.

On March 31, 2023, the exchange rate for HK$ was HK$7.8499 to US$1.00. On March 31, 2024, the exchange rate for HK$ was HK$7.8259 to US$1.00. On March 31, 2025, the exchange rate for HK$ was HK$7.7799 to US$1.00.

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The following tables set forth information concerning exchange rates between HK$ and US$ for the periods indicated. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you.

	Certified Exchange Rate
Period	Period End	Average(1)	Low	High
	(HK$ per US$1.00)
2021
January	7.7531	7.7533	7.7517	7.7555
February	7.7567	7.7529	7.7515	7.7567
March	7.7746	7.7651	7.7562	7.7746
April	7.7664	7.7691	7.7596	7.7849
May	7.7610	7.7654	7.7608	7.7697
June	7.7658	7.7617	7.7566	7.7666
July	7.7723	7.7705	7.7651	7.7837
August	7.7779	7.7834	7.7735	7.7925
September	7.7850	7.7807	7.7708	7.7877
October	7.7790	7.7793	7.7725	7.7871
November	7.7967	7.7896	7.7819	7.7993
December	7.7996	7.7990	7.7914	7.8034
2022
January	7.7971	7.7917	7.7850	7.8001
February	7.8137	7.7992	7.7894	7.8137
March	7.8325	7.8228	7.8127	7.8325
April	7.8465	7.84139	7.8340	7.8476
May	7.8468	7.84896	7.8468	7.8499
June	7.8472	7.84803	7.8446	7.8499
July	7.8498	7.84897	7.8461	7.8499
August	7.8482	7.8489	7.8461	7.8497
September	7.8497	7.8490	7.8470	7.8499
October	7.8489	7.8492	7.8482	7.8497
November	7.8110	7.8301	7.8081	7.8498
December	7.7990	7.8019	7.7911	7.8127
2023
January	7.8384	7.8204	7.8042	7.8384
February	7.8490	7.8471	7.8412	7.8499
March	7.8499	7.8487	7.8414	7.8499
April	7.8498	7.8496	7.8475	7.8499
May	7.8304	7.8373	7.8157	7.8499
June	7.8363	7.8330	7.8217	7.8432
July	7.8102	7.8156	7.7974	7.8337
August	7.8457	7.8263	7.7939	7.8469
September	7.8308	7.8285	7.8161	7.8457
October	7.8246	7.8246	7.8183	7.8324
November	7.8095	7.8071	7.7920	7.8247
December	7.8109	7.8098	7.7962	7.8192
2024
January	7.8175	7.8164	7.8065	7.8263
February	7.8286	7.8218	7.8185	7.8286
March	7.8259	7.8230	7.8198	7.8289
April	7.821	7.8305	7.821	7.8368
May	7.8199	7.8119	7.7979	7.8234
June	7.8083	7.8100	7.8042	7.8198
July	7.8117	7.8095	7.8058	7.8138
August	7.7974	7.7962	7.7852	7.8153
September	7.7693	7.7910	7.7693	7.8028
October	7.7740	7.7743	7.7650	7.7707
November	7.7805	7.7857	7.7708	7.7798
December	7.7677	7.7846	7.7617	7.7734
2025
January	7.7917	7.7852	7.7749	7.7917
February	7.7775	7.7819	7.7692	7.7928
March	7.7799	7.7728	7.7677	7.7799

Note:

(1)	Annual averages are calculated by using the average of the exchange rates on the last day of each month during the relevant year. Monthly averages are calculated by using the average of the daily rates during the relevant month.

	March 31, 2025	March 31, 2024	March 31, 2023
Period-end $: HK$ exchange rate	7.7799	7.8259	7.8499
Period average $: HK$ exchange rate	7.7930	7.8230	7.8487

We make no representation that any HK$ could have been, or could be, converted into US$ at any particular rate, or at all. We do not currently engage in currency hedging transactions.

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SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

The following table presents our selected historical financial data for the periods presented and should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” and the financial statement and notes thereto included elsewhere in this prospectus.

The following selected consolidated financial and operating data for the fiscal years ended March 31, 2025 and 2024, the consolidated balance sheets data as of March 31, 2025 and 2024, and consolidated statements of operations and cash flow data for the years ended March 31, 2025 and 2024 have been derived from our consolidated financial statements included elsewhere in this prospectus.

Our financial and operating results incorporate a number of uncertainties and estimates. Such matters could cause the data included herein to not be indicative of our future financial conditions or results of operations. A discussion on our critical uncertainties and estimates are included in “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS”.

	For the Years Ended March 31,
	2024	2025
	HK$	HK$	US$

Statements of Operations Data:
Revenues	26,494,101	33,768,053	4,329,238
Cost of revenues	(21,219,826)	(26,142,260)	(3,351,572)
Selling and marketing expenses	(139,759)	-
General and administrative expenses	(5,194,547)	(6,884,555)	(882,635)
Operating (expense)/income	(60,031)	741,238	95,031

Interest income, net	940,686	264,483	33,908
Other (expense)/ income, net	(19,996)	4,985	639
Income before taxes	860,659	1,010,706	129,578
Income tax expenses	(135,492)	(66,630)	(8,542)
Net income	725,167	944,076	121,036

Other Data:
EBITDA (i)	531,712	1,378,696	176,757
Net cash used in operating activities	(188,188)	(2,446,763)	(313,686)
Net cash provided by investing activities	2,816,978	7,027,420	900,951
Net cash used in financing activities	(3,332,592)	(4,286,775)	(549,587)

	As of March 31,
	2024	2025
	HK$	HK$	US$

Balance Sheet Data:
Total assets	31,664,954	34,322,666	4,400,342
Total liabilities	21,307,952	23,021,588	2,951,485

Total the Company’s shareholders’ equity	10,357,002	11,301,078	1,448,857
Total liabilities and equity	31,664,954	34,322,666	4,400,342

(i)	EBITDA, as provided herein, represents net income attributable to the Company, adjusted for net interest income, income taxes, depreciation and amortization expense. The Company presents EBITDA as an additional measure by which to evaluate the Company’s operating trends. The Company believes that EBITDA is a measure frequently used to evaluate performance of companies with substantial leverage and that all of the Company’s primary stakeholders (i.e. its stockholders, bondholders and banks) use EBITDA to evaluate the Company’s period to period performance.

	For the Years Ended March 31,
	2024	2025
	HK$	HK$	US$

Net income	725,167	944,076	121,036
Adjusted for:
Interest income, net	(940,686)	(264,483)	(33,908)
Income tax expense	135,492	66,630	8,542
Depreciation and amortization	611,739	632,473	81,087
EBITDA	531,712	1,378,696	176,757

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025:

●	On an actual basis; and

●	On a pro forma basis to give effect to the sale of 3,750,000 Ordinary Shares by us in this Offering at the initial public offering price of $4.50 per share (being the middle of the initial offering price range of between $4.00 and $5.00 per Ordinary Share), after deducting the 7% underwriting discounts, 1% non-accountable expenses of the gross proceeds of the Offering, and estimated offering expenses of approximately $1,110,000 (of which $512,437 was paid as of March 31, 2025 and recognized as deferred Offering cost in the consolidated financial statements as of March 31, 2025) borne by us.

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The pro forma information below is illustrative only and our capitalization following the completion of this Offering is subject to adjustment based on the initial public offering price of our Ordinary Shares and other terms of this Offering determined at pricing. You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Ordinary Shares.”

	As of March 31, 2025
	Actual	Pro Forma (Unaudited)
Cash and cash equivalents	$85,202	$15,012,639
Current liabilities
Finance lease liabilities, current portion	23,067	23,067
Long-term borrowings, current portion	188,922	188,922
Shareholders’ equity:
Ordinary shares, no par value	-	-
Additional paid-in capital	971,169	15,386,169
Retained earnings	477,688	477,688
Total Capitalization	$1,660,846	$16,075,846

DILUTION

If you invest in our Ordinary Shares in this offering, your ownership interest will be diluted to the extent of the difference between the initial public Offering price per share of our Ordinary Shares and our pro forma as net tangible book value per ordinary share immediately after this offering.

Net tangible book value represents the amount of our total consolidated tangible assets (excluding right-of-use assets, net, deferred Offering cost and deferred tax assets), less the amount of our total consolidated liabilities. Our net tangible book value as of March 31, 2025 was $905,664, or $0.05 per share.

Dilution results from the fact that the initial public Offering price per Ordinary Share is substantially in excess of the pro forma as adjusted net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. After giving effect to our issuance and sale of 3,750,000 Ordinary Shares in this Offering at the initial public Offering price of $4.50 per share (being the middle of the initial Offering price range of between $4.00 and $5.00 per Ordinary Share), after deducting the underwriting discounts, non-accountable expenses and offering expenses borne by us, the pro forma net tangible book value as of March 31, 2025 would have been $15,833,101, or $0.75 per Ordinary Share. This represents an immediate increase in net tangible book value to existing shareholders of $0.70 per share. The initial public Offering price per share significantly exceeds the net tangible book value per share. Accordingly, new investors who purchase Ordinary Shares in this Offering will suffer an immediate dilution of their investment of $3.75 per share or approximately 83.33% from the initial public Offering price of $4.50 per Ordinary Share (being the middle of the initial offering price range of between $4.00 and $5.00 per Ordinary Share). The following table illustrates the net tangible book value per Ordinary Share after this Offering and the per share dilution to persons purchasing Ordinary Shares in this Offering based on the foregoing offering assumptions:

Post-Offering (1)
Initial public Offering price per Ordinary Share	4.50
Net tangible book value per Ordinary Share as of March 31, 2025	0.05
Increase in net tangible book value per Ordinary Share attributable to the Offering	0.70
Pro forma net tangible book value per Ordinary Share immediately after the Offering	0.75
Dilution per share to investors participating in the Offering	3.75

(1) Assumes net proceeds of $14,415,000 from Offering of 3,750,000 Ordinary Shares at $4.50 per share (being the middle of the initial Offering price range of between $4.00 and $5.00 per Ordinary Share), calculated as follows: $16,875,000 Offering proceeds, less 7% underwriting discounts, a non-accountable expense of 1% of the gross proceeds of the Offering and estimated offering expenses borne by us of approximately $1,110,000 (of which $512,437 was paid as of March 31, 2025 and recognized as deferred Offering costs in the consolidated financial statements as of March 31, 2025).

A $0.50 increase (decrease) in the public Offering price of $4.50 per Ordinary Share would increase (decrease) the pro forma net tangible book value as of March 31, 2025 after this Offering by approximately $1,725,000, and would increase (decrease) the pro forma net tangible book value per Ordinary Share as of March 31, 2025 after this Offering by $0.08 per share, and would increase (decrease) the dilution in pro forma net tangible book value per Ordinary Share to investors participating in this offering by $0.42 per share, after deducting the estimated underwriting discounts, non-accountable expenses, and offering expenses borne by us.

The table and discussion above are based on 17,500,000 Ordinary Shares outstanding as of March 31, 2025.

The following tables summarize, on a pro forma as adjusted basis as of March 31, 2025, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated underwriting discounts and the estimated offering expenses borne by us.

	Ordinary Shares purchased		Total Cash Consideration		Average Price Per Ordinary
	Number	Percent	Amount ($)	Percent	Share ($)
Existing stockholders	17,500,000	82.4%	971,169	5.4%	0.06
New investors from public Offering	3,750,000	17.6%	16,875,000	94.6%	4.50
Total	21,250,000	100.0%	17,846,169	100.0%	0.84

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this Offering is subject to adjustment based on the actual Offering price of our Ordinary Shares and other terms of this Offering determined at the pricing.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section headed “Summary Consolidated Financial and Operating Data” and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a holding company incorporated in the British Virgin Islands (“BVI”) on September 4, 2023, under the BVI Companies Law as BVI business company with limited liability. We, through our wholly-owned subsidiary, Global Development Engineering Company Limited (“Global Development HK”), conduct our primary operations of construction works services in Hong Kong. We are an established one-stop construction services provider in Hong Kong with over 8 years of experience in the construction industry. We principally engage in: (i) renovation and repairing, which mainly involves encompassing the construction of the building’s frame structure and various decoration, (ii) interior and exterior work, which includes customize furniture and fixtures, (iii) ancillary services such as cleaning service.

In preparation for our initial public offering (“IPO”) in the United States, we have undertaken a reorganization of our legal structure of Global Development HK. We are incorporated in connection with a group reorganization (the “Reorganization”) of Global Development HK. On December 7, 2023, we entered into an equity purchase agreement with Global Development HK, through which we have become the ultimate primary beneficiary of Global Development HK. As all the entities involved in the process of the Reorganization are under common ownership of our shareholders before and after the Reorganization, the Reorganization is accounted for in a manner similar to a pooling of interests with the assets and liabilities of the parties to the Reorganization carried over at their historical amounts. Therefore, in the fiscal year 2024, the accompanying consolidated financial statements were prepared as if our corporate structure had been in existence since the beginning of the periods presented. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions. As a result of the Reorganization, we own 100% equity interest of Global Development HK.

We generate revenue primarily from providing construction work services. For the years ended March 31, 2025 and 2024, our total revenue was HK$33,768,053 (US$4,329,238) and HK$26,494,101, respectively. We recorded net income of HK$944,076 (US$121,036) and HK$725,167 for the years ended March 31, 2025 and 2024, respectively.

Key Factors that Affect Results of Operations

Our results of operations have been, and are expected to continue to be, affected by various factors, which primarily include the following:

General Factors Affecting Our Results of Operations

●	Hong Kong’s overall economic growth;

●	the growth and competitive landscape from other players in the market;

●	the growth of Hong Kong’s construction service industry;

●	governmental policies and initiatives affecting Hong Kong’s construction service industry.

Special Factors Affecting Our Results of Operation

Our ability to maintain and develop our customers

The construction industry in Hong Kong is extremely competitive, and we face challenges in various areas such as construction expertise, project bidding, skilled workforce, client relationships, and reputation. Factors that can affect our ability to meet customer needs and attract clients include our ability to (i) design and construct projects that align with our customers’ preferences for raw materials, functional and structural specifications, and technical requirements; (ii) invest in business development to acquire new clients and maintain long-term relationships with key customers; and (iii) attract potential new clients through our limited marketing personnel.

Our revenue mainly relies on successful tenders and the projects are non-recurring in nature. Any failure in securing projects from our existing customers and/or new customers in the future would affect our business operation and financial results.

Our projects typically undergo a rigorous tendering process prior to securing contracts. In this phase, we submit quotations or tender prices that are meticulously crafted based on comprehensive project cost estimates, factoring in a strategic markup margin. Given the fiercely competitive nature of the one-stop construction services industry in Hong Kong, it is commonplace for multiple competitors to vie for the same projects we are bidding on. Consequently, we often adopt a proactive approach by adjusting our markup margins downwards when competition intensifies, as a means to enhance our competitiveness. However, this strategic decision may subsequently have an adverse impact on our operating profit margins and overall financial performance.

There were four and three customers from whom revenues individually represent greater than 10% of our total revenues for the years ended March 31, 2025 and 2024, respectively. The total sales to these customers accounted for approximately 79.1% and 63.5% of total revenues for the years ended March 31, 2025 and 2024, respectively. As of March 31, 2025, three customers, identified as Company Y, Company X and Individual G, accounted for approximately 36.1%, 31.7% and 18.0% of our accounts receivable.

Cost control and management

Our cost of sales mainly consists of subcontracting fees, direct labor costs, cost of materials and tools, and other construction costs. We depend on suppliers and subcontractors for labor, equipment and supplies essential to operate projects. We select suppliers and subcontractors mainly based on: (i) quality of materials, (ii) timeliness of delivery, (iii) previous experience and length of partnership with the supplier and the subcontractor, (iv) competitiveness of the price offered, and (v) reputation of the supplier and the subcontractor. While we set our project prices using a cost-plus method that takes into account the estimated time and costs involved in a project, the actual time and costs required to complete our foundation and related projects may increase due to adverse changes in materials and labor costs, weather conditions, as well as changes in Hong Kong’s rules, regulations, and policies. Therefore, if we fail to effectively control and manage the costs and time involved in a project, it could lead to delays in completing work and/or cost overruns. This, in turn, could have a materially adverse impact on our financial condition, profitability, and liquidity.

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Impact of COVID-19 On Our Operations

Since late December 2019, the outbreak of COVID-19 spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a “Public Health Emergency of International Concern” (“PHEIC”), and later on March 11, 2020, a global pandemic. The COVID-19 outbreak led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. From 2020 to the middle of 2021, COVID-19 vaccination programs had been greatly promoted around the globe, however several types of COVID-19 variants emerged in different parts of the world.

Supply chain disruptions became a major challenge for the global economy since the start of the COVID-19 pandemic. These shortages and supply-chain disruptions were significant and widespread. Lockdowns in several countries across the world, labor shortages, robust demand for tradable goods, disruptions to logistics networks, and capacity constraints resulted in increases in freight costs and delivery times. Companies that were reliant on the movement of goods and materials suffered from plant closures and supply shortages across the extended supply network. In addition, multiple infected cases within a construction site resulted in shortage of labor and in more serious cases, caused a temporary halt in the site’s construction operation for a few days.

The extent to which a resurgence of COVID-19 will impact our business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concerns continue for an extended period of time, our ability to pursue our business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing, which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing became unavailable on terms acceptable to us or at all.

Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. As such, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. We will continue to closely monitor the situation throughout 2024 and beyond.

Key Components of Results of Operations

Revenues

We primarily generate revenues from providing construction work services including: (i) renovation and repairing, which mainly involves encompassing the construction of the building’s frame structure and various decoration, (ii) interior and exterior work, which includes customize furniture and fixtures, (iii) ancillary services such as cleaning service. We derived the majority of our revenues by providing renovation and repairing services, which collectively accounted for 50% and 73.8% of the total revenues for the years ended March 31, 2025 and 2024, respectively. The following table breaks down our revenues by amounts and as percentages of our total revenues for the periods presented:

	For the Years Ended March 31,
	2024		2025
	HK$	%	HK$	US$	%
Revenues
Renovation and repairing	19,559,101	73.8	16,883,081	2,164,498	50.0
Interior and exterior finishing	6,935,000	26.2	9,977,552	1,279,173	29.5
Cleaning work	-	-	6,907,420	885,567	20.5
Total revenues	26,494,101	100.0	33,768,053	4,329,238	100.0

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Cost of Revenues

Our cost of revenues consists primarily of subcontracting fees, cost of materials and tools, direct labor costs and other overhead costs that are directly attributable to services provided. The following table breaks down our cost of revenues by amounts and as percentages of our total revenues for the periods presented:

	For the Years Ended March 31,
	2024		2025
	HK$	%	HK$	US$	%
Cost of revenues
Renovation and repairing	15,652,432	59.1	12,893,932	1,653,068	38.2
Interior and exterior finishing	5,567,394	21.0	7,124,638	913,415	21.1
Cleaning work	-	-	6,123,690	785,089	18.1
Total cost of revenues	21,219,826	80.1	26,142,260	3,351,572	77.4

Operating Expenses

The following table sets forth our operating expenses and as percentages of our total revenues for the periods presented:

	For the Years Ended March 31,
	2024		2025
	HK$	%	HK$	US$	%
Operating expenses
Sales and marketing expenses	139,759	0.5	-	-	0.0
General and administrative expenses	5,194,547	19.6	6,884,555	882,635	20.4
Total operating expenses	5,334,306	20.1	6,884,555	882,635	20.4

Sales and marketing expenses

Our sales and marketing expenses primarily consist of (i) compensation to selling personnel, including the salaries and other benefits; and (ii) commission paid to the third parties relevant to the sales and marketing function.

General and administrative expenses

Our general and administrative expenses primarily consist of salaries, bonuses and benefits for employees involved in general corporate functions, and those not specifically dedicated to sales activities, such as depreciation and amortization of fixed assets, legal and other professional services fees, rental and other general corporate related expenses.

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Taxation

British Virgin Islands

We are incorporated in British Virgin Islands and conducts our primary business operations through the subsidiary in Hong Kong. Under the current laws of British Virgin Islands, British Virgin Islands levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and we are therefore not subject to tax on income or capital gains arising in British Virgin Islands. Additionally, upon payments of our dividends to our shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

Our subsidiary in Hong Kong is subject to an income tax rate of 16.5% on any part of assessable profits over HK$2,000,000 and 8.25% for assessable profits below HK$2,000,000. Additionally, payments of dividends by our subsidiary in Hong Kong to our company are not subject to any Hong Kong withholding tax.

Uncertain tax positions

We evaluate each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of March 31, 2025 and 2024, we did not have any significant unrecognized uncertain tax positions.

We did not accrue any liability, interest or penalties related to uncertain tax positions in the provision for income taxes line of our consolidated statements of operations for the fiscal years ended March 31, 2025 and 2024.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of revenues and expenses during the reporting periods and the related disclosures in the consolidated financial statements and accompanying footnotes. Out of our significant accounting policies, which are described in Note 2 - “Summary of principal accounting policies” of our consolidated financial statements included elsewhere in this registration statement, certain accounting policies are deemed “critical,” as they require management’s highest degree of judgment, estimates and assumptions. While management believes its judgments, estimates and assumptions are reasonable, they are based on information presently available and actual results may differ significantly from those estimates under different assumptions and conditions.

Impairment of Right-of-use Assets and Other Long-lived Assets

We review our right-of-use assets, or ROU assets, and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Factors we consider to be important which could trigger an impairment review primarily include:

●	significant underperformance relative to projected operating results;

●	significant changes in the overall business strategy;

●	significant adverse changes in legal or business environment; and

●	significant competition, unfavorable industry trends, or economic outlook.

When these events occur, we measure impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposal. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, we would recognize an impairment loss based on the excess of the carrying value over the fair value of the assets. Fair value is generally determined by discounting the cash flows expected to be generated by the assets, when the market prices are not readily available. For the years ended March 31, 2025 and 2024, there was no impairment of long-lived assets.

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Revenue recognition

We perform construction work services including: (i) renovation and repairing, which mainly involves the construction of a building’s frame structure and decoration, (ii) interior and exterior work, which includes customized furniture and fixtures, (iii) cleaning services. We recognized our revenue under ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle underlying the revenue recognition of this Accounting Standards Update (“ASU”) allows us to recognize revenue that represents the transfer of goods and services to customers in an amount that reflects the consideration to which we expect to be entitled to in such an exchange. This will require us to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

We recognized revenue over time when the construction work services were performed over prescribed periods specified within the contract with the customer. We solely undertake construction services with the paramount aim of benefiting our customers, where the ownership and control of the assets being constructed or maintained reside solely with the customer. Depending on the terms of the contract and the laws that applied to the contract, the services were performed gradually and therefore relevant revenue was recognized over time, complying with (ii) specified as below, indicated by that the project sites would be usually controlled by the customer whilst the construction works were in the process. Otherwise, if the construction work services do not meet any of the criteria below, revenue related to those services will be recognized at a point in time.

Control of the goods and services is transferred over time if our performance:

(i)	provides all of the benefits received and consumed simultaneously by the customer;

(ii)	creates and enhances an asset that the customer controls as we perform; or

(iii)	does not create an asset with an alternative use to us and we have an enforceable right to payment for performance completed to date. If control of the goods and services transfers over time, revenue is recognized over the period of the contract by reference to the progress towards complete satisfaction of that performance obligation. Otherwise, revenue is recognized at a point in time when the customer obtains control of the goods and services.

We adopt ASC Topic 606, Revenue from Contracts with Customers, as the framework for recognizing contract revenue over time as performance obligations are progressively fulfilled. Upon adoption of ASC Topic 606, contracts which include construction services are generally accounted for as a single deliverable (a single performance obligation) and are no longer segmented between types of services. We have not bundled any goods or services that are not considered distinct. We are required to follow the pre-determined work schedule. Such schedule may be extended from time to time pursuant to the terms of the contract. Under the typical payment terms of construction contracts, amounts were billed as work progresses in accordance with agreed-upon contractual terms on the contract.

Generally, our general terms and conditions for our contracts contain a guarantee that we will complete a project by a certain date. Any failure to meet contractual schedule or completion requirements set forth in the contracts could subject us to responsibility for costs resulting from the delay, generally in the form of contractually agreed-upon liquidated damages, liability for our actual costs arising out of our delay, reduced profits or a loss on that project. We reasonably estimate the possibility of liquidated damages based on the historical experience of. For the years ended March 31, 2025 and 2024, we have no liquidated damages cost incurred and accrued.

We generally measure our progress to completion using an input measure of total costs incurred divided by total costs expected to be incurred, which we believe to be the best measure of progress towards completion of the performance obligation. Subcontractor materials, labor, and equipment were treated as cost of revenues.

When either party to a contract has performed, we present the contract in the consolidated balance sheets as the contract assets or contract liabilities, depending on the relationship between the entity’s performance and the customer’s payment.

A contract asset is our right to consideration in exchange for services that we have transferred to a customer. A receivable is recorded when we have an unconditional right to consideration. A right to consideration is unconditional if only the passage of time is required before payment of that consideration is due.

If a customer pays consideration or we have a right to an amount of consideration that is unconditional, before we transfer the service to the customer, we present the contract liability when the payment is made, or a receivable is recorded (whichever is earlier). A contract liability is our obligation to transfer the services to a customer for which we have received consideration (or an amount of consideration is due) from the customer.

Allowance for credit losses

We record allowance for credit losses for accounts receivable and contract assets based on assessment of the recoverability of the accounts receivable and contract assets analysis, including the current creditworthiness and the past collection history of each customer. We consider many factors in assessing the expected credit losses model, such as size, the age of the accounts, the customer’s payment history, creditworthiness and other specific circumstances related to the accounts, along with reasonable and supportable forecasts as a basis to develop our expected loss estimates. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable.

We recorded a credit loss of HK$108,000 and HK$336,200 (US$43,103) as of March 31, 2024 and 2025.

Recent accounting pronouncements

See the discussion of the recent accounting pronouncements in the section headed “Summary of Significant Accounting Policies” contained in Note 2 to the combined financial statements.

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Results of Operations

	For the Years Ended March 31,
	2024		2025
	HK$	%	HK$	US$	%

Revenues	26,494,101	100.0	33,768,053	4,329,238	100.0
Cost of revenues	(21,219,826)	(80.1)	(26,142,260)	(3,351,572)	(77.4)
Gross profit	5,274,275	19.9	7,625,793	977,666	22.6

Operating expenses:
Selling and marketing expenses	(139,759)	(0.5)	-	-	0.0
General and administrative expenses	(5,194,547)	(19.6)	(6,884,555)	(882,635)	(20.4)
Total operating expenses	(5,334,306)	(20.1)	(6,884,555)	(882,635)	(20.4)

Operating (expense)/ income	(60,031)	(0.2)	741,238	95,031	2.2

Interest income, net	940,686	3.6	264,483	33,908	0.8
Other (expense)/ income, net	(19,996)	(0.1)	4,985	639	0.0
Income before taxes	860,659	3.2	1,010,706	129,578	3.0
Income tax expenses	(135,492)	(0.5)	(66,630)	(8,542)	(0.2)
Net income	725,167	2.7	944,076	121,036	2.8

The Year ended March 31, 2025 Compared to the Year ended March 31, 2024

Revenues: Our total revenues increased by approximately 27.5% from HK$26,494,101 for the year ended March 31, 2024 to HK$33,768,053 (US$4,329,238) for the year ended March 31, 2025. The growth in our revenue can be attributed, in part, to our recent strategic shift—focusing on serving large-scale projects and key clients. In recent years, we have focused on developing high-revenue projects, with the proportion of individual projects generating over HKD 1 million in revenue during the reporting period increasing from 74.5% in FY2024 to 83.4% in FY2025. We have also been actively expanding our cleaning services, securing 24-month cooperation agreement with a major conglomerate to provide ongoing cleaning services.

Cost of Revenues: Our total cost of sales increased by approximately 23.2% to HK$26,142,260 (US$3,351,572) for the year ended March 31, 2025 from HK$21,219,826 for the year ended March 31, 2024, in tandem with the growth in our business scale and revenues during this fiscal year as a result of a corresponding increase in subcontracting fees, material and tool costs, direct labor costs, and other construction costs.

Gross profit and gross profit margin: As a result of the factors set out above, our gross profit increased by approximately 44.6% from HK$5,274,275 for the year ended March 31, 2024 to HK$7,625,793 (US$977,666) for the year ended March 31, 2025, The increase in gross profit was driven by two key factors: first, our revenue grew by approximately 27.5% year-on-year; second, we continued to prioritize high-quality construction projects, leading to an improvement in gross margin from 19.9% in FY2024 to 22.6% in FY2025. Moving forward, while continuing to advance this core strategy, we also plan to expand into other shorter-cycle, high-revenue business segments, such as cleaning services.

Selling and marketing expenses: Our sales and marketing expenses decreased by 100% to nil for the year ended March 31, 2025 from HK$139,759 for the year ended March 31, 2024, principally due to the decrease in costs resulting from the resignation of our sales person and there being no other selling expenses incurred in the fiscal year ended March 31, 2025.

General and administrative expenses: Our general and administrative expenses increased by 32.5% to HK$6,884,555 (US$882,635) for the year ended March 31, 2025 from HK$5,194,547 for the year ended March 31, 2024, primarily due to an increase in our professional service fees in relation to our initial public offering.

Interest income, net: We had net interest income of HK$264,483 (US$33,908) and HK$940,686 for the years ended March 31, 2025 and 2024, respectively, which consisted primarily of interest income generated from the loans to third parties, partially offset by the interest expenses from the borrowings from a commercial bank in Hong Kong.

Other income/(expenses), net: We recorded other expense, net of HK$4,985 (US$639) and other expense, net of HK$19,996 for the years ended March 31, 2025 and 2024, respectively, which was mainly attributable to the income generated from the non-operating activities and the loss resulted from unrecoverable expense, respectively.

Income tax expenses: We recorded income tax expenses of HK$66,630 (US$8,542) and income tax expenses of HK$135,492 for the years ended March 31, 2025 and 2024, respectively, primarily due to the increase of taxable income generated from operations in our subsidiary in Hong Kong in fiscal year 2025.

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Liquidity and Capital Resources

Cash Flows and Working Capital

As of March 31, 2025 and 2024, we had cash and cash equivalents of HK$664,573 (US$85,202) and HK$370,691, respectively. We believe that our current cash, cash to be generated from our operations and access to capital market will be sufficient to meet our working capital needs for at least the next twelve months. And we do not have any amounts committed to be provided by our related party. We are also not dependent upon future financing to meet our liquidity needs for the next twelve months. In order to implement our growth strategies, we plan to expand our business. To do so, we may need more capital through equity financing to expand our production and meet market demands.

Our primary source of liquidity historically has been cash generated from our business operations, bank loans, equity contributions from our shareholders, which have historically been sufficient to meet our working capital and capital expenditure requirements.

We may, however, decide to enhance our liquidity position or increase our cash reserve for future investments through additional capital and finance funding. We may need additional cash resources in the future if we experience changes in business conditions or other developments, or if we find and wish to pursue opportunities for investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Our ability to manage our working capital, including receivables and other assets and liabilities and accrued liabilities, may materially affect our financial condition and results of operations.

The following table sets forth a summary of our cash flows for the periods presented:

	For the Years Ended March 31,
	2024	2025
	HK$	HK$	US$
Summary Consolidated Cash Flow:
Net cash used in operating activities	(188,188)	(2,446,763)	(313,686)
Net cash provided by investing activities	2,816,978	7,027,420	900,951
Net cash used in financing activities	(3,332,592)	(4,286,775)	(549,587)
Net (decrease)/ increase in cash and cash equivalents	(703,802)	293,882	37,678
Cash and cash equivalents, at beginning of year	1,074,493	370,691	47,524
Cash and cash equivalents, at end of year	370,691	664,573	85,202

Operating Activities

Our net cash used in operating activities was HK$2,446,763 (US$313,686) for the year ended March 31, 2025. The difference between our net income of HK$944,076 (US$121,036) and the net cash provided by operating activities was primarily due to (i) an adjustment of HK$ 823,020 (US$105,516) in non-cash items, which mainly consisted of depreciation and amortization of HK$632,473 (US$81,087), (ii) a decrease of tax payable of HK$63,876 (US$8,189), (iii) an increase of accounts payable of HK$11,821,959 (US$1,515,634), partially offset by (i) a decrease of accounts receivable of HK$3,366,327 (US$431,580), (ii) an increase of prepayment and other current assets of HK$1,522,106 (US$195,142), (iii) an increase of accrued expenses and other current liabilities of HK$1,027,797 (US$131,769), (iv) an increase of contract liabilities of HK$949,192 (US$121,691) and (v) a decrease of amount due to related parties of HK$9,818,700 (US$1,258,808).

Our net cash used in operating activities was HK$188,188 (US$23,357) for the year ended March 31, 2024. The difference between our net income of HK$725,167 (US$92,970) and the net cash provided by operating activities was primarily due to (i) an adjustment of HK$38,632 (US$4,953) in non-cash items, which mainly consisted of depreciation and amortization of HK$611,739 (US$78,428), (ii) an increase of tax payable of HK$22,243 (US$2,852), (iii) an increase of accounts payable of HK$163,078 (US$20,907), partially offset by (i) a decrease of accounts receivable of HK$12,957,667 (US$1,661,239), (ii) a decrease of prepayment and other current assets of HK$341,293 (US$42,986), (iii) a decrease of accrued expenses and other current liabilities of HK$1,682,338 (US$215,684), (iv) a decrease of contract liabilities of HK$426,496 (US$54,679) and (v) an increase of amount due to related parties of HK$14,133,189 (US$1,811,947).

Investing Activities

Net cash provided by investing activities for the year ended March 31, 2025 was HK$7,027,420 (US$900,951), mainly due to the repayment of loans from third parties of HK$7,060,420 (US$905,182).

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Net cash provided by investing activities for the year ended March 31, 2024 was HK$2,816,978 (US$360,382), mainly due to the repayment of loans from third parties of HK$3,355,629 (US$430,209).

Financing Activities

Net cash used in financing activities for the year ended March 31, 2025 was HK$4,286,775 (US$549,587) was primarily attributable to our initial public offering costs of HK$2,420,500 (US$310,321) and repayment of HK$1,681,583 (US$215,588) to a commercial bank.

Net cash used in financing activities for the year ended March 31, 2024 was HK$3,332,592 (US$427,257) was primarily attributable to initial public offering costs of HK$1,576,509 (US$202,117) and repayment of HK$1,586,782 (US$203,435) to a commercial bank.

Trend Information

Other than as described elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material adverse effect on our revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause our reported financial information not necessarily to be indicative of future operating results or financial condition.

Off-balance sheet arrangement

The Company has no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, and credit risk support or other benefits.

Material Cash Requirements

Our material cash requirements as of March 31, 2025 and 2024 primarily include our capital expenditures and contractual obligations.

Contractual Obligations

The following table summarized our contractual obligations, which include principal in the cases of bank borrowings and leases, as of March 31, 2025:

	Payment due by period
	Total		Less than 1 year
	HK$	US$	HK$

Long-term bank borrowings	1,473,589	188,922	1,473,589
Operating lease liabilities	-	-	-
Financing lease liabilities	179,920	23,067	179,920
Total	1,653,509	211,989	1,653,509

Capital Expenditures

Our capital expenditure is incurred primarily in connection with purchase of fixed assets, including electronic equipment and office equipment. Our capital expenditure was nil for the years ended March 31, 2025 and 2024. As of September 16, 2025, there have been no material commitments for capital expenditures. We intend to fund our future capital expenditures with our existing cash balance, proceeds of bank loans and proceeds from this offering.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

The Company is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matter will have a material adverse effect on our consolidated business, financial position, cash flows or results of operations taken as a whole. As of September 16, 2025, the Company is not a party to any material legal or administrative proceedings.

Quantitative and Qualitative Disclosures about Market Risk

Foreign Exchange Risk

Substantially all of our revenues and expenses are denominated in Hong Kong dollars. We have not used any derivative financial instruments to hedge exposure to such risk. Although in general our exposure to foreign exchange risks should be limited, the value of your investment in our Ordinary Shares will be affected by the exchange rate between the U.S. dollar and Hong Kong dollar because a substantial all of our revenue and expenses are effectively denominated in Hong Kong dollar, while our Ordinary Shares will be traded in U.S. dollars. We may seek to reduce the currency risk by entering into foreign currency instruments. We did not have any currency hedging instruments as of March 31, 2025 and 2024, however, our management monitors movements in exchange rates closely.

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To the extent we need to convert U.S. dollars into Hong Kong dollars for our operations, appreciation of Hong Kong dollar against the U.S. dollar would reduce the amount in Hong Kong dollars we receive from the conversion. Conversely, if we decide to convert Hong Kong dollars into U.S. dollars for the purpose of making payments for dividends on our Ordinary Shares, or for other business purposes, appreciation of the U.S. dollar against the Hong Kong dollar would reduce the U.S. dollar amounts available to us.

Concentration of credit risk

Financial instruments that potentially subject us to the concentration of credit risks consist of cash, accounts receivable and contract assets. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. We deposit our cash and restricted cash with financial institutions located in jurisdictions where the subsidiaries are located. We believe that no significant credit risk exists as these financial institutions have high credit quality.

Accounts receivables are typically unsecured and are derived from revenue earned through third-party customers. We conduct credit evaluations of third-party customers and related parties, and generally do not require collateral or other security from its third-party customers and related parties. We establish an allowance for doubtful accounts primarily based upon historical loss rate of the receivables and factors surrounding the credit risk of specific third-party customers and related parties.

Concentration of customers and suppliers

There were four and three customers from whom revenues individually represent greater than 10% of our total revenues for the fiscal years ended March 31, 2025 and 2024, respectively. The total sales to these customers accounted for approximately 79.1% and 63.5% of total revenues for the fiscal years ended March 31, 2025 and 2024, respectively. As of March 31, 2025, three customers accounted for approximately 85.8% of our accounts receivable. As of March 31, 2024, three customers accounted for approximately 76.8% of our accounts receivable.

There were three and two suppliers from whom purchases individually represent greater than 10% of our total purchases for the fiscal years ended March 31, 2025 and 2024, respectively. The total purchase from these suppliers accounted for approximately 47.0% and 79.3% of our total purchases for the fiscal years ended March 31, 2025 and 2024, respectively. As of March 31, 2025, one supplier accounted for approximately 40.8% of our accounts payable. As of March 31, 2024, two suppliers accounted for approximately 75.6% of our accounts payable.

Interest Rate Risk

The Company’s exposure to changes in interest rates relates primarily to the Company’s outstanding debt. While the Company is exposed to interest rate fluctuations, the Company’s interest income and expense are most sensitive to fluctuations in Hong Kong interest rates. Changes in rates affect the interest earned on the Company’s cash and costs associated with interest paid on the Company’s bank loans. We have not been exposed to material risks due to changes in interest rates, and we have not used any derivative financial instruments to manage our interest risk exposure.

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INDUSTRY

Overview of Construction Industry in Hong Kong:

The Hong Kong construction market size was $31.5 billion in 2023. The market is projected to achieve an average annual growth rate more than 2% during 2025-2028. The growth is attributed to the Hong Kong government’s investment in the transport, electricity, housing, and industrial sectors (Source: https://www.globaldata.com/store/report/hong-kong-construction-market-analysis/ and the government’s 10-year goal of increasing total housing supply to 440,000 units https://www.news.gov.hk/eng/2023/10/20231030/20231030_144058_294.html).

Overview of RMAA Works Industry in Hong Kong:

The RMAA (Repair, Maintenance, Alteration, and Addition) works industry encompasses a wide range of services performed in existing buildings for the purpose of upgrading and renovation. The demand for RMAA works in Hong Kong is primarily driven by mandatory requirements for inspection, repair, maintenance, alteration, and addition works in aging buildings. These works can be categorized into two main types: repair and maintenance works, and alteration and addition works.

Repair and maintenance works involve the upkeep, restoration, and improvement of existing buildings and facilities. Examples include re-roofing, refurbishment of external and internal walls, floor screeding and retiling, spalling repair, replacement of windows and doors, painting works, as well as plumbing and drainage works.

On the other hand, alteration and addition works focus on the conversion and extension of building layouts, encompassing both structural and decorative changes to the interior environment of existing premises. These works involve activities such as demolition, alteration, fitting-out works, reconfiguration of facilities, change of building use, fabrication, modification, removal, or installation of hardware and equipment, as well as the construction, relocation, or removal of partitions, doors, and windows. Additionally, alterations may include changes in finishes, flooring materials, and even the construction of swimming pools.

Casual workers in the construction industry are individuals employed on a day-to-day basis or for a fixed period of less than 60 days, including part-time workers. The wage level for casual workers engaged in RMAA works aligns with the market rate for other RMAA workers employed by contractors in Hong Kong. It is common practice for RMAA contractors to utilize casual workers as sub-contractors to support on-site operations in the RMAA works market.

The Construction Industry Council “Construction Expenditure Forecast” published in July 2023 shows that RMAA works account for about 25% of the total construction volume in Hong Kong (Source: https://www.cic.hk/files/press_release/379/en/20230929_Press%20Release_RSTCS%20new%20trade_eFinal.pdf).

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RMAA expenditure for both the Hong Kong private and public sectors is forecasted to grow steadily over the coming years (Source: https://www.cic.hk/cic_data/files/Fore2023/eng/pdf/Bar%20Chart_e.pdf)

As a whole, annual total construction output was maintained at about HK$250 billion over the past few years and is forecasted to reach about HK$300 billion annually (Source: https://www.cic.hk/files/press_release/375/en/20230725%20Construction%20Expenditure%20Forecast%20-%20Press%20Release-eFinal.pdf ), This growth is driven by the rising demand for RMAA works due to mandatory inspection requirements like the Mandatory Building Inspection Scheme, as well as the revitalization and redevelopment of aging buildings.

There are approximately 50,000 buildings (with 81% being residential buildings) in Hong Kong. (Source: https://ienv.hkust.edu.hk/news/aging-buildings-problem-needs-be-addressed-aggressively). Looking ahead, the anticipated increase in the number of aging buildings in Hong Kong, such as privately owned residential units aged 20 years and above, which is expected to rise from over 1,000,000 in 2019 to over 1,100,000 by 2030, along with the growing need for regular repair and renovation works on aging structures, will serve as key factors supporting the development of the RMAA works market.

Market drivers of RMAA Industry in Hong Kong

The development of the RMAA industry in Hong Kong is closely tied to the overall construction industry, and it is expected to benefit from the following market drivers:

1.	Trend of aging buildings and mandatory building inspection requirement:

Under the Mandatory Building Inspection Scheme, owners of buildings that are 30 years or older (excluding domestic buildings with three storeys or less) and have received statutory notices are mandated to appoint a registered inspector. This inspector is responsible for conducting prescribed inspections and supervising necessary repair works on the common parts, external walls, projections, or signboards of the buildings.

There are approximately 50,000 buildings in Hong Kong. Of these, 9,100 were older than 50 years in 2021; and by 2030, the number will be closer to 14,000. Of the 50,000 buildings, 44,250 are private, with 81 percent being residential buildings; a small percentage is industrial; and most of the rest is commercial (Source: https://ienv.hkust.edu.hk/news/aging-buildings-problem-needs-be-addressed-aggressively).

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Since the launch of the Mandatory Building Inspection Scheme (“MBIS”) in 2012, the Buildings Department had issued MBIS notices to about 7,000 target buildings as at May 2023 (up from 320 per year in 2019), requiring prescribed inspections and repairs for the common parts of buildings to be carried out before the specified deadlines (Source: https://www.info.gov.hk/gia/general/202311/15/P2023111500312.htm)

Therefore, the expanding stock of aging buildings and the mandatory inspection requirements contribute to a sustained demand for RMAA works in Hong Kong (Source: https://www1.hkexnews.hk/listedco/listconews/sehk/2021/0319/9664136/2021031900050.pdf)

2. Accelerating urban renewal and supportive plans for redevelopment:

At present, there are over 9,000 private buildings in the metro area that are 30 years or older. In ten years’ time, this number will increase by half to some 14,000 buildings (Source: https://www.devb.gov.hk/en/publications_and_press_releases/press/index_id_1668.html)

To enhance the living conditions in deteriorating urban areas and address the challenges of urban decay, the Urban Renewal Authority (“URA”) has taken the lead in over 200 projects under the urban renewal program. These projects involve approximately 126,000 residents and 32,000 units earmarked for redevelopment.

Moreover, the introduction of the “Operating Building Bright 2.0” initiative, a subsidy scheme worth HK$3 billion, aims to provide technical and financial assistance directly to private residential or composite buildings aged 50 or older for repair and maintenance purposes. This substantial program is expected to boost the demand for RMAA works in Hong Kong in the coming years.

Demand from renovation and revitalization of commercial and industrial buildings:

In order to maintain the value of buildings, regular renovation and maintenance works are necessary for commercial premises, including prestigious office spaces and prime shopping malls. With the expansion of PRC companies in Hong Kong, there has been a recent increase in demand for office spaces. Consequently, developers are committed to upgrading or enhancing their commercial properties to attract and retain tenants.

Furthermore, in the 2018 Policy Address, the Hong Kong government announced the reactivation of the revitalization scheme for industrial buildings. This initiative aims to redevelop and convert aging industrial buildings into transitional housing units. Additionally, the Lands Department offers a waiver scheme that permits industrial building owners to refurbish their properties for alternative purposes. As a result, the demand for RMAA works in both commercial and industrial buildings is expected to rise in the coming years.

Competitive landscape and entry barriers of RMAA works industry in Hong Kong

An overview of market competition reveals that the RMAA works market in Hong Kong is characterized by high competition and fragmentation.

Factors of competition

1. Relationship with industry stakeholders

In Hong Kong, the tendering process is commonly used by contractors to secure construction projects. Project owners, including private property developers, management companies, and main contractors, typically maintain lists of approved contractors. Only eligible contractors are invited to submit tenders. Similarly, subcontractors in the RMAA works sector rely on referrals or industry networks to be selected and appointed by higher-level contractors. For main contractors in RMAA works, establishing strong relationships with quality suppliers and subcontractors is essential for ensuring the delivery of high-quality work and maintaining worker safety.

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2.	Quality of works and service delivery

Project owners expect contractors to carry out RMAA works of the highest quality to preserve the integrity, extend the useful life, and protect the value of buildings and structures as tangible assets. Given that renovation and maintenance works are regularly conducted in aged buildings and structures, any defective work can pose safety risks to residents, property owners, and the general public. Moreover, completing RMAA works in a timely and satisfactory manner minimizes disturbances to residents, property owners, and the environment, which are highly valued by clients.

3.	Proven track record

RMAA works contractors with a proven track record, which includes project references and safety records, have a higher likelihood of securing new projects during the tendering process. Job references are considered a key criterion for selecting RMAA works contractors. Furthermore, maintaining a strong track record in implementing occupational safety and health measures for workers contributes to a minimized accident rate and is therefore regarded as a competitive advantage.

4.	Financial resources

Undertaking sizable projects often requires RMAA works contractors to have sufficient funding and working capital. It is common for private project owners to request tender candidates to provide supporting documents demonstrating the availability of liquid assets equivalent to approximately 2% of the estimated contract sum for sizable projects. Contractors typically bear upfront costs, such as subcontracting fees and material expenses, in the early stages of a project before receiving any payment from customers.

Entry barriers

1.	Capital requirement

RMAA works contractors are obligated to cover upfront costs, which can amount to approximately 5% to 10% of the total contract sum. These costs include payments for workers, materials purchases, and equipment rentals. As mentioned earlier, private project owners typically demand contractors to demonstrate sufficient financial capability for tendering sizable projects. Contractors may face difficulties in securing such projects if they lack adequate financial resources.

2.	Project reference

Project owners exhibit a strong preference for RMAA contractors with a track record of successful and timely service delivery. Established developers and management companies in the private sector often rely on their own lists of pre-approved contractors for tender invitations. RMAA works contractors without a proven track record may find it challenging to secure projects without being invited to submit tenders.

3.	Industry knowledge and network:

RMAA works necessitate specific industry expertise in planning, execution, inspection, and handover. Leveraging their industry experience, RMAA works contractors can effectively carry out and deliver quality work within the designated timeline and budget. This enables them to gain project references and establish a reputable standing in the industry. Given the fragmented nature of the RMAA works market, new entrants without proven industry experience face difficulties in outperforming their established peers.

Potential challenges of the RMAA works industry in Hong Kong

1. Shortage of labor and aging workforce:

According to 2024 statistics published by the Construction Industry Council, there are over 643,000 registered construction workers in Hong Kong with an average age of 47.3. Over 59% of the registered workers are aged 50 or above (Source: https://app.powerbi.com/view?r=eyJrIjoiZjc1OGZjNWUtYzIxZS00N2EwLWEzYjAtMGY2ZWYxNDQ1OWI4IiwidCI6ImUzMWMzOWNlLTAxYzMtNGRiNS04ODI3LTdiNjdkMDczMjVmZiIsImMiOjEwfQ%3D%3D). Given the labor-intensive nature of RMAA works and the sustained demand for workers in this field, the aging workforce poses a potential decline in productivity and significant loss in skills transfer, particularly due to the limited participation of young talents in the industry. Additionally, attracting new workers to the construction industry, including the RMAA sector, can be challenging due to long work hours and demanding working conditions.

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2. Increasing operational costs:

The construction and RMAA industry have experienced high labor demand, resulting in a rise in wage levels due to a shortage of workers. This upward trend in labor costs is expected to continue in the coming years. Specifically, construction workers’ wages are expected to buck the general trend of static growth in Hong Kong workers’ wages with a projected 3% growth in 2024 (Source: https://hrmasia.com/salary-growth-in-hong-kong-stalls-in-2024/).

Challenges of construction productivity and workplace safety

The RMAA industry in Hong Kong faces challenges related to a decline in productivity caused by an aging workforce and a shortage of skilled labor. Additionally, RMAA works are considered to have relatively higher safety risks compared to other trades. These works are often conducted on aerial work platforms or scaffolds on high-rise buildings, posing potential threats to worker safety. Consequently, RMAA works contractors who are capable of addressing these issues by implementing proper measures to enhance workplace safety and productivity, such as adopting new scaffolding systems and strictly enforcing safety protocols, as well as retaining skilled workers, are deemed more competitive in the RMAA works market.

Competition

We have a fairly diversified portfolio of renovation-related services that we provide and accordingly, our competitors in each field varies. The renovations industry is highly-fragmented and diversified in Hong Kong. Set forth below are our main competition based solely on our understanding of the scope of services they provide in the geographical areas in which we operate.

Renovation, Repair and Maintenance Services

KK Renovation Ltd

Sifu Liu

Ancillary Services (Cleaning)

Magic Clean Environmental Services Ltd

Easy Home Cleaning Services Limited

Reseller of Customized Furniture and Fixtures

Yingjia Furniture

Jiajian

Fire Protection System and Air-conditioning Installation

Jensen Hughes

Firetech Services Limited

McQuay Hong Kong

Built-In Pro Hong Kong

Assisting in Applying for General Restaurant Licenses and Light Refreshment Restaurant Licenses

Art & Design Consultancy Ltd

Shing Ngai Food License Consultant Engineering Company Limited

Decorating Work

Fu On Engineering H.K. Ltd

Hongfeng Engineering Co., Ltd

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Competitive Strengths

We believe the following factors set us apart from our competitors:

●	Established presence in the construction and renovation industry.

With an approximate 9-year operating history, we have established a strong presence in the renovation industry, positioning us as a trusted and reliable choice for our clients.

●	Possession of various qualifications to undertake diverse construction projects.

●	Strong and reliable network of subcontractors and suppliers.

We have cultivated a robust and stable network of subcontractors and suppliers, enabling us to source high-quality materials and services efficiently.

●	Stable customer relationships.

We have fostered a stable relationship with one of the largest land developers in Hong Kong, enhancing our credibility and opening doors to new opportunities.

●	Experienced and professional management team.

We pride ourselves on delivering exceptional service, maintaining a high standard of workmanship, and exhibiting professionalism in all aspects of our operations.

●	Quality Craftsmanship

Demonstrating a reputation for high-quality workmanship, attention to detail, and superior finishes can set a renovation business apart from competitors. Consistently delivering exceptional results can lead to positive word-of-mouth referrals and repeat business.

●	Innovative Design Solutions

Offering innovative design solutions and creative approaches to renovation challenges can appeal to clients looking for unique and customized spaces. Incorporating the latest design trends, materials, and technologies can showcase the business’s creativity and forward-thinking approach.

●	Customer Service Excellence

Providing outstanding customer service, clear communication, and personalized attention throughout the renovation process can differentiate a business from competitors. Building strong relationships with clients and addressing their needs and concerns promptly can lead to long-term loyalty and referrals.

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●	Timely Project Delivery

Consistently completing renovation projects on time and within budget demonstrates reliability and professionalism. Efficient project management, effective scheduling, and proactive problem-solving can enhance the business’s reputation and competitiveness.

●	Transparent Pricing and Billing

Offering transparent pricing, detailed quotes, and clear billing practices can build trust with clients and differentiate the business from competitors who may have hidden fees or unclear pricing structures.

●	Local Market Knowledge

Deep understanding of the local market, including building regulations, permit requirements, and zoning restrictions, can give a renovation business a competitive edge. Being well-versed in local codes and regulations can streamline the renovation process and mitigate potential risks.

Our Strategies

To further expand our business, we will pursue the following strategies:

●	Maintain our one-stop shop approach and practice prudent financial management.

Exclusive Regional Distributor: We aim to become an exclusive regional distributor of finished rock slabs, such as marble and granite.

●	Compete for more lucrative and substantial construction projects.
●	Achieve growth through strategic acquisitions of machinery and robotics.
●	Increase our involvement in construction projects from both the private and public sectors.
●	Enhance our project management capabilities.

Vertical Integration: By integrating vertically, we seek to gain control over the supply of certain raw materials used in our projects.

Apprenticeship Training: To foster self-reliance and reduce dependence on subcontractors, we plan to invest in training apprentices.

●	Offer Comprehensive Services

Provide a wide range of renovation services to meet the diverse needs of clients. Offer services such as design consultation, project management, construction, remodeling, interior design, and landscaping to provide comprehensive solutions under one roof.

●	Emphasize Quality and Craftsmanship

Focus on delivering high-quality workmanship, attention to detail, and superior finishes in all renovation projects. Prioritize quality materials, skilled labor, and meticulous execution to exceed client expectations and build a reputation for excellence.

●	Provide Personalized Customer Service

Offer personalized customer service and tailored solutions to meet the unique needs and preferences of each client. Build strong relationships with clients through clear communication, responsive support, and transparent collaboration throughout the renovation process.

●	Build Strategic Partnerships

Establish partnerships with complementary businesses, such as real estate agencies, interior designers, architects, suppliers, and subcontractors. Collaborate on projects, exchange referrals, and leverage each other’s networks to expand the business’s reach and capabilities.

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Our Challenges

Our ability to execute our strategies and realize our vision is subject to risks and uncertainties that could impede our progress in the following key areas:

●	High Costs and Competition: Hong Kong’s high cost of living and construction costs contribute to intense competition within the renovation industry. Profit margins can be slim, and businesses must carefully manage expenses while delivering quality services.

●	Limited Space and Urban Density: Hong Kong’s dense urban environment presents challenges in terms of space constraints and logistical issues. Renovation projects must often navigate limited space, access restrictions, and complex building regulations.

●	Regulatory Compliance: The renovation industry in Hong Kong is subject to strict regulatory requirements and building codes. Contractors must navigate complex permitting processes, adhere to safety standards, and comply with environmental regulations, adding time and costs to projects.

●	Skilled Labor Shortages: Like many other industries, the renovation sector in Hong Kong faces challenges in recruiting and retaining skilled workers. The aging workforce and limited availability of skilled laborers contribute to manpower shortages and potentially impact project timelines and quality.

●	Safety Concerns: Safety is a significant concern in the construction and renovation industry, particularly in densely populated urban areas like Hong Kong. Contractors must prioritize safety protocols, provide adequate training to workers, and ensure compliance with safety regulations to mitigate the risk of accidents and injuries.

●	Supply Chain Disruptions: The COVID-19 pandemic and global supply chain disruptions have impacted the availability and cost of construction materials and supplies. Fluctuations in material prices and delays in deliveries can pose challenges for renovation projects, affecting budgets and timelines.

●	Client Expectations and Preferences: Meeting client expectations and delivering personalized, high-quality renovation solutions is essential for success in the industry. Contractors must understand evolving consumer preferences, keep abreast of design trends, and provide innovative solutions to differentiate themselves in the market.

●	Sustainability and Environmental Concerns: With growing awareness of environmental issues, there is increasing emphasis on sustainable building practices and eco-friendly materials in the renovation industry. Contractors face pressure to adopt green building principles, minimize waste, and reduce the environmental impact of renovation projects.

●	Project Management and Coordination: Renovation projects often involve multiple stakeholders, including clients, architects, engineers, subcontractors, and suppliers. Effective project management and coordination are critical to ensure smooth workflow, timely completion, and successful outcomes.

●	Technology Adoption: Embracing digital technologies such as Building Information Modeling (“BIM”), virtual reality (“VR”), and project management software can enhance efficiency, collaboration, and communication in renovation projects. However, the adoption of technology may pose challenges for smaller firms due to cost and resource constraints.

We also face additional challenges, risks, and uncertainties that could materially and adversely affect our business, financial condition, results of operations, and prospects. The section on “Risk Factors” (pages 22 – 48) provides a more detailed discussion of the risks associated with investing in our shares.

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BUSINESS

Overview

We are a British Virgin Islands business company incorporated on September 4, 2023, as a holding company of our business, which is primarily operated through our direct wholly-owned Hong Kong subsidiary, Global Development HK.

Through Global Development HK, we have over a decade of experience as a construction service provider and contractor, offering a comprehensive range of services. These include property renovation and repairs, general building work, cleaning services for new properties, and other construction projects such as street layout and lighting decoration, hotel or hospital maintenance, and restoration work. We have the capability to act as both a main contractor and a subcontractor.

Services

Our primary focus is serving as general contractors, offering a comprehensive range of renovation services in Hong Kong. These services include:

1. Renovation and Repairing:

1.1 Renovation, Repair, and Maintenance:

We specialize in providing renovation, repair, and maintenance services for various types of properties, including residential and commercial establishments such as hotels, restaurants, hospitals, and shopping malls.

1.2 Decoration and Renovation Work:

Our services also encompass various decoration and renovation work, such as installing decorative festival lights and signage.

Renovation, Repair, and Maintenance Services

In our role as general contractors, we begin by engaging with potential clients who express interest in a project. Through an initial meeting, we gain a thorough understanding of the client’s requirements, preferences, and budget. Subsequently, we reach out to our approved subcontractors to assess their availability and pricing for the project. Once we identify a suitable subcontractor, we arrange a site visit to evaluate existing conditions, take measurements, and anticipate any potential obstacles. During this visit, we collaborate with the client’s designer to discuss design ideas, material preferences, and specific requirements.

Together with the subcontractor, we develop a detailed project proposal encompassing the scope of work, project timeline, and estimated costs. This proposal provides a comprehensive cost estimate, accounting for labor, materials, and additional expenses. Upon client approval, we formalize the agreement through a contract that outlines the project’s terms and conditions, including payment schedule and milestones.

Throughout the project, the subcontractor is responsible for securing the necessary permits and approvals from local authorities to ensure compliance with building codes and regulations. We work alongside the subcontractor to mobilize resources, such as labor and materials, and commence the project as scheduled. If customized furniture and fixtures are required, we coordinate with our supplier to fulfill these orders (please refer to “Reseller of Customized Furniture and Fixtures”).

If the project involves the removal of existing structures, demolition serves as the initial phase, followed by construction. The project plans guide the coordination and execution of various aspects, including carpentry, plumbing, and electrical work. We and the subcontractor conduct regular inspections to ensure adherence to quality standards and project specifications.

Upon completion of the work, we arrange a walk-through with the client to ensure their satisfaction. Any necessary finishing touches are applied, addressing any identified defects. Subsequently, we officially hand over the renovated space to the client, concluding the project.

To continuously enhance our services, we typically conduct a post-project evaluation, seeking feedback from the client and addressing any outstanding matters.

Decorating Work

In Hong Kong, we specialize in installing seasonal decorations for various festivals such as Christmas and Chinese New Year. Our services include lighting and signage installations.

The engagement process begins with an inquiry from the client, followed by a consultation to discuss their requirements, preferences, and budget. Together with our subcontractor, we thoroughly review the project scope, including the type of lights, design concepts, specific areas for decoration, and the duration of the installation. The client provides a design plan showcasing the proposed lighting options, themes, and layouts, and we prepare a proposal based on their vision.

Once we agree on the chosen design, costs, installation schedules, and terms of service, we sign an agreement with the client. Depending on their needs, we may assist in procuring festival lights, decorations, cables, fixtures, and any additional materials required for the agreed-upon design.

Prior to installation, we and the subcontractor visit the location to assess the areas, identify electrical access points, and plan the installation process. We ensure that all necessary infrastructure, such as electrical outlets and supports, are in place. The decorations are then installed, and we conduct regular inspections to ensure proper electrical connections, secure fixtures, and safety standards are maintained throughout the installation. Finally, we thoroughly inspect and test all installed decorations, lights, and electrical connections to ensure functionality, safety, and adherence to the design concept.

Upon completion of the installation, we invite the client to inspect the work. If they are satisfied, the project is considered finished. Throughout the festival, we offer maintenance and support services, addressing any issues, replacing faulty lights, and making adjustments as needed. At the end of the festival, we also handle the dismantling, storage, and/or disposal of the decorations.

For our services, we typically charge the client based on a pre-determined hourly wage for the workers or team members involved in the project.

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2. Interior and Exterior Finishing:

2.1 Customized Furniture and Fixtures:

We are a reseller of customized furniture and fixtures.

2.2 Fire Protection System and Air-Conditioning Installation:

Our expertise extends to the installation of fire protection systems and air-conditioning units.

Reseller of Customized Furniture and Fixtures

In certain renovation scenarios, our clients express a desire for customized furniture and fixtures, such as blinds, windows, chandeliers, bathtubs, and cabinets. This request typically arises during the initial consultation, where we discuss the client’s specific requirements, including design preferences, measurements, materials, and budget considerations. The client usually provides design proposals or concepts, and based on these, we prepare a proposal detailing the finalized design, costs, delivery timelines, and terms of service.

Once an agreement is reached, we proceed to sign a contract with the client. Our first step in every customization project involves sourcing raw materials such as wood, metal, upholstery, or other components in accordance with the agreed design. Subsequently, we collaborate with a suitable manufacturer to fabricate or customize the furniture and fixtures based on the finalized design specifications. Throughout the manufacturing process, we conduct regular inspections to ensure adherence to quality control measures and meet the client’s expectations. Towards the end of manufacturing, we perform thorough quality checks and inspections on the completed items to ensure they meet the agreed-upon standards. Any issues or defects are promptly addressed and rectified.

The final stage of the project entails arranging the delivery and transportation of the customized furniture to the client’s location. We also provide installation services to ensure the proper placement and setup of the furniture and fixtures.

As part of our standard practice, we conduct a follow-up after project completion to gather feedback from the client and assess their satisfaction with the delivered products and services. In rare cases, we address any post-installation issues or concerns to ensure the client’s complete satisfaction.

Fire Protection

Similar to our other projects, we begin by meeting with the client to discuss their fire safety requirements. This includes considering the type of property, size, industry regulations, and specific needs. We conduct a comprehensive assessment of the premises to identify potential fire hazards and recommend suitable fire protection measures. Working with a trusted subcontractor, we develop a customized fire protection system design based on the assessment and client’s requirements. This involves planning the layout and installation of fire alarms, sprinkler systems, extinguishers, emergency lighting, and other necessary equipment. Once an agreement is reached, we enter into a contract with the client, specifying the price, timeline, payment terms, and other details.

The subcontractor takes charge of the installation process and assists in obtaining the necessary permits and approvals from the authorities. They source high-quality fire safety equipment and materials from reliable suppliers or manufacturers and ensure proper placement, wiring, and functionality of the fire protection systems. Compliance with local fire safety regulations, codes, and standards is a priority throughout the installation.

Prior to project completion, the subcontractor conducts rigorous testing and commissioning of the installed fire protection system. This involves system checks, functional tests, and simulations to ensure all components function correctly and meet safety standards. Detailed records of installations, inspections, maintenance, and repairs performed on the fire protection system are maintained throughout the project. Upon completion, we and the subcontractor prepare and submit compliance reports to the client and relevant authorities, as required.

Air-conditioning Installation

An air-conditioning installation project follows a similar process to fire protection system installation. We begin with a client consultation to understand their cooling requirements, space dimensions, layout, and budget constraints. Together with the subcontractor, we conduct an on-site assessment to evaluate the existing infrastructure and electrical systems for compatibility with the proposed air-conditioning units.

In the design proposal and planning process, we consider factors such as the type of air-conditioning units (central, split, ductless), capacity, energy efficiency, and zoning requirements. A detailed plan is created, outlining the placement of indoor and outdoor units, ductwork (if applicable), and electrical requirements.

Once the client accepts the proposal and signs a service contract, we procure the necessary air-conditioning units, components, ducting, wiring, and other materials from reliable suppliers or manufacturers. Meanwhile, the sub-contractor prepares the site for installation, ensuring that all necessary permissions, such as building permits or approvals, are obtained. They also handle any required structural modifications, such as creating wall openings for piping or ductwork, as per the installation plan.

The subcontractor takes care of the installation process, connecting refrigerant lines, electrical wiring, and ductwork if applicable. They ensure proper insulation, sealing, and securing of components to ensure efficient and safe operation.

Finally, comprehensive system tests are conducted to ensure that all components function correctly and are calibrated to the desired settings. Checks are performed for leaks, proper airflow, temperature control, and overall system performance before handing over the completed installation to the client.

3. Cleaning Work:

3.1 Ancillary Services:

In addition to our core renovation offerings, we also provide ancillary services such as cleaning services for our clients.

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Ancillary Services (Cleaning)

Cleaning services typically involve tasks such as dusting, vacuuming, mopping, sanitizing surfaces, and cleaning windows. Similar to the renovation, repair, and maintenance works mentioned earlier, a cleaning project begins with an inquiry from the client. We then select a suitable subcontractor to handle the project. Gathering information about the property type, size, specific cleaning needs, and preferred schedule follows. Based on this information, we provide a quotation that outlines the scope of work, estimated costs, and any specific terms or conditions.

Once the client agrees to the quotation, we proceed to sign a cleaning service contract or agreement. We schedule the cleaning service, taking into account the client’s preferred timing and the availability of the cleaning crew. The subcontractor takes responsibility for ensuring the provision of necessary cleaning supplies, equipment, tools, and waste/debris removal, as applicable.

Upon completion of the cleaning tasks, we conduct an inspection to ensure that the work meets the client’s expectations and satisfaction, bringing the project to a close. We issue an invoice that details the services provided and the total cost, and the client makes the payment in accordance with the invoice’s terms. It is worth noting that the operational flow may vary depending on the specific type of cleaning services offered, whether residential or commercial, and the policies of individual cleaning service companies in Hong Kong.

Revenue associated with stand-alone contracts primarily focused on cleaning work is recognized at a point in time, upon completion of the service. For these contracts, the Company has determined they represent a single performance obligation satisfied at completion. However, cleaning services performed as an integral part of renovation, repair, or finishing contracts (e.g., post-construction cleanup) are not considered separate performance obligations. Instead, they are incorporated into the single performance obligation of the primary construction contract to which they relate. Revenue for such integrated cleaning services is recognized over time, consistent with the recognition pattern of the primary contract.

Project Duration

The duration of a project can vary widely depending on several factors, including the scope of work, the size of the space being renovated, the complexity of the project, and any unforeseen challenges that may arise during the process. Below is a breakdown of how these factors can influence the timeline of a renovation project:

1. Scope of Work:

Minor Renovations: These projects typically involve small updates, such as painting, installing new fixtures, or minor repairs. They can take anywhere from a few days to a couple of weeks.

Medium-Sized Renovations: Projects like updating a kitchen or bathroom, replacing flooring, or renovating a few rooms in a house usually take 4 to 8 weeks.

Major Renovations: Large-scale projects, such as whole-house remodels, significant structural changes, or commercial space renovations, can last anywhere from 3 to 6 months or even longer, depending on the complexity.

2. Size of the Space:

Small Spaces: Renovating a single room or a small apartment can generally be completed more quickly, often within 1 to 2 months.

Medium to Large Spaces: Larger homes or commercial spaces require more time. For example, renovating a 2,000-3,000 square foot home might take 2 to 4 months, while a larger commercial space could take 6 months or more.

3. Complexity of the Project:

Simple Projects: Projects that do not involve structural changes, such as painting, new flooring, or updating fixtures, can be completed relatively quickly.

Complex Projects: Projects that involve structural changes, such as knocking down walls, rewiring, plumbing, or custom installations, will require more time. Complex projects often involve multiple phases and coordination among various subcontractors, extending the duration.

4. Permit and Approval Process:

Permit Requirements: In some projects, obtaining permits for certain types of renovations can add weeks or even months to the timeline. For example, structural changes, electrical work, or plumbing often require permits and inspections.

Approval Delays: Delays in obtaining approvals from local authorities, homeowners’ associations, or other regulatory bodies can extend the project timeline.

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5. Material Availability:

Standard Materials: If the materials and finishes required for the project are readily available, the timeline is less likely to be affected.

Custom or Imported Materials: If the project involves custom-made items, specialty finishes, or imported materials, the lead time for these items can add several weeks to the project duration.

6. Client Decision-Making:

Prompt Decisions: If the client makes decisions quickly and sticks to the original plan, the project can stay on schedule.

Changes and Revisions: Changes to the project scope or design during the renovation can cause delays. For example, if the client decides to change materials or add extra features mid-project, this can extend the duration.

7. Subcontractor Coordination:

Efficient Scheduling: If the primary contractor efficiently schedules and coordinates the work of various subcontractors (e.g., electricians, plumbers, carpenters), the project is more likely to stay on track.

Delays and Overlaps: Any delays in one part of the project can create a domino effect, delaying subsequent phases. For example, if the electrician is delayed, it can push back the drywall installation and painting.

8. Unexpected Challenges:

Unforeseen Issues: Discovering issues like mold, structural damage, or outdated wiring during the renovation can add time to the project as these problems need to be addressed.

Weather Delays: For projects that involve exterior work, bad weather can cause delays, particularly for tasks like roofing, foundation work, or exterior painting.

9. Project Management:

Effective Management: Strong project management can help keep the project on schedule by anticipating challenges, coordinating effectively with subcontractors, and maintaining clear communication with the client.

Poor Management: Conversely, poor project management can lead to delays, miscommunication, and a prolonged timeline.

The typical timeframes by project type are as follows:

Small Renovation: 6 to 12 weeks.

Full Apartment Renovation: 3 to 5 months.

Whole-House Renovation: 4 to 8 months.

Commercial Space Renovation: 3 to 9 months, depending on size and complexity.

In general, projects can range from a few days to several months, depending on the factors mentioned above. Effective planning, clear communication, and realistic expectations are key to managing the duration of a renovation project successfully. Accordingly, we typically guarantee completion dates on smaller projects with fewer variables such as decorating work, ancillary services (cleaning), and fire protection system and air-conditioning installation.

Pricing Strategy

Our pricing is determined on a cost-plus basis with emphasis on factors that include: (i) the difficulties and methodology of the project, (ii) the estimated number and types of workers required, (iii) the estimated number and types of machinery required, (iv) the completion time requested by customer, (v) the estimated direct costs to be incurred, (vi) the prospect of obtaining future contracts from the customer, and (vii) the prevailing market conditions. We consider that it is of utmost importance to estimate project cost accurately, as most of our projects are a lump-sum contract or fixed unit price, which is based on estimated costs plus a mark-up margin, such that unexpected adverse fluctuation in price, budget, or time overrun may result in diminished project return or even a loss. Despite the contracts we enter into with our customers normally being lump-sum contracts, the total contract sum is normally based on the sum of individual rates and quantities listed in a set of schedules typically known as the bills of quantities. When there are changes in the quantities or scope of work, the bills of quantities are generally referred to for agreeing the price of the variations.

Our Customers

Our customers range from private individuals to property developers, main contractors of property development and civil engineering projects, commercial property owners and managers, themed parks, hotels and hospitals.

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Our five largest customers accounted for approximately 83.4% and 74.8 % of our revenue for the years ended March 31, 2025 and 2024, respectively. There were four and three customers from whom revenues individually represented greater than 10% of the total revenues for the fiscal years ended March 31, 2025 and 2024, respectively. The total sales to these customers accounted for approximately 21.9%, 20.4%, 19.0% and 17.8% of total revenues for the fiscal year ended March 31, 2025, respectively, and 30.6%, 17.0% and 15.9% of total revenues for the fiscal year ended March 31, 2024, respectively.

We do not enter into long-term agreements with our customers, and our customers engage us on a project-by-project basis, which we believe is in line with market practice.

Below are some of the generalized terms included in most of our contracts:

Contract period:	We are required to follow the pre-determined work schedule. Such schedule may be extended from time to time pursuant to the terms of the contract. We typically guarantee a completion date, but will discuss an estimated completion date with the client that is updated as work progresses.

Type and scope of work:	In accordance with our customer’s requirements, we specify tasks, quantities, and rates in a format similar to a bill of quantities.

Contract sum:	The final contract sum will be calculated with reference to a schedule of rates and breakdowns by specification of the type of work to be done, as well as the volume and quantities of construction materials and labor to be used. The bill of quantities or schedule of rates include price adjustment provisions to account for variances in the cost of materials and/or labor occurring between the time of contract negotiation and time of project execution and the adjusted amounts will be reflected in the final invoice once parties have agreed.

Payment terms:	Our customers pay us by stages, typically on a monthly basis (or as otherwise agreed), based on the measurement, valuation of work, and the agreed rates executed during the month. Payment is also contingent on customer certification.

Variation orders/contingencies:	From time to time, we may be instructed to perform additional work or a varied scope of work. Unless otherwise agreed, such variations may be valued with reference to specified rates or by separate quotation.

Liquidated damages:	The amount of liquidated damages payable by us per day if we fail to complete the agreed scope of work within the contract period as provided in the contract typically ranges from HK$800 to HK$1800 per day depending on the type of labor involved. No liquidated damages are borne by the customer.

Retention monies:	A portion of progress payment, typically amounting to 30% of the initial total project amount, is usually withheld by the customer at a fixed rate.

Defects liability period:	In line with industry practice, our customers often specific a defects liability period of up to 18 months after practical or substantial completion of our projects. If any defect is found in our work, we are responsible for making good during the defect’s liability period.

We typically enter into fixed price contracts or re-measurement contracts.

Fixed Price Contract

A Fixed Price Contract, also known as a Lump Sum Contract, is a type of agreement where the contractor agrees to complete the renovation project for a predetermined, fixed price. The price is established before the work begins and covers the entire scope of the project as defined in the contract. Its key features are:

●	Pre-Determined Cost: The total cost of the project is agreed upon upfront, and it does not change unless there are agreed-upon changes to the project scope.

●	Defined Scope of Work: The contract is based on a detailed scope of work, which includes all tasks, materials, and services required to complete the renovation.

●	Risk Allocation: The contractor assumes most of the financial risk. If the project costs more than expected, the contractor absorbs the additional costs. Conversely, if the project costs less, the contractor benefits from the savings.

●	Simplicity: The client knows the exact cost of the project upfront, making budgeting straightforward.

●	Limited Flexibility: Once the contract is signed, changes to the project scope can lead to renegotiation or additional costs through change orders.

Re-measurement Contract

A Re-measurement Contract, also known as a Measure and Pay Contract, is a type of agreement where the payment is based on the actual quantities of work performed. The project cost is not fixed at the outset but is determined by measuring the work done and applying pre-agreed rates. Its key features are:

●	Flexible Cost: The final cost is determined by the actual quantities of work completed, measured during or after the project.

●	Variable Scope of Work: This contract type is often used when the exact scope of work is not fully defined at the start or when it’s difficult to predict the quantities involved.

●	Shared Risk: The financial risk is more evenly distributed between the client and the contractor. The client pays for the actual work done, while the contractor is paid for what they complete.

●	Detailed Measurement: The contractor and client must keep detailed records of the work performed, as payments are based on these measurements.

●	Adjustment Capability: This contract type allows for adjustments as the project progresses, accommodating changes in the scope or unexpected conditions.

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Some other contracts that we may encounter and utilize include:

1. Cost-Plus Contract

The client agrees to pay the actual cost of the work, including materials, labor, and overhead, plus an agreed-upon fee or percentage for the contractor’s profit. This fee can be a fixed fee, a percentage of the total cost, or a combination.

2. Time and Materials Contract

The contractor charges the client based on the actual time spent on the project (labor hours) and the cost of materials used. This contract often includes an agreed-upon hourly or daily rate for labor, plus the cost of materials.

3. Unit Price Contract

The project is broken down into various units or components, each with a specific price. The contractor is paid based on the number of units completed. This type of contract is often used when the scope of work can be divided into measurable units.

4. Design-Build Contract

The client hires a single entity, often a firm, to handle both the design and construction aspects of the renovation project. This contract type integrates both the design and build phases into one seamless process.

5. Turnkey Contract

The contractor agrees to complete the entire renovation project and deliver it in a ready-to-use condition. The client typically has little involvement in the process, and the contractor handles everything from start to finish.

6. Integrated Project Delivery (IPD) Contract

An IPD contract involves a collaborative approach where the client, contractor, and design professionals work together from the start of the project. The contract often includes shared risks and rewards, with all parties working toward common goals.

Our Suppliers

Our suppliers primarily supply the following materials to us: (i) construction materials such as wood, concrete, bricks, plastics and clay (ii) fire protection systems; (iii) air-conditioning systems, and (iv) customized furniture and fixtures. For the year ended March 31, 2024, two suppliers accounted for 13.5% and 65.8% of our purchases. For the year ended March 31, 2025, three suppliers accounted for 19.1%, 16.1% and 11.8% of our purchases.

We generally order these materials on a project-by-project basis, and we do not enter into any long-term contracts with our suppliers. The terms of our supply contracts include the type of materials, price, quantity, and payment terms. We select suppliers mainly based on: (i) quality of materials, (ii) timeliness of delivery, (iii) previous experience and length of partnership with the supplier, (iv) competitiveness of the price offered, and (v) reputation of the supplier. Unless otherwise stated in our agreement with the customer, we/subcontractors usually provide construction materials for our projects. As we are provided with the standard requirements of the materials and we are liable for the quality of our projects, except in the case that we are provided with materials by our customer, as subcontractor, we are able to choose our own suppliers for our projects.

Subcontractors

We have a dependable pool of subcontractors we work with depending on the type of project involved and customer specifications. We are responsible to our customers for the work performed in a project, including those carried out by our subcontractors. Our customers generally consent to our use of subcontractor for a project and do not limit which subcontractor we use. According to the subcontract agreements we enter into with our subcontractors, we have legal rights to hold our subcontractors liable for any loss and damages suffered by us.

As our customers engage us on a project-by-project basis, we engage subcontractors according to the specific needs, timeline, budgets, and scope of each project. We have not entered into any long-term or standard contract with our subcontractors. The key terms of the subcontracting engagements include pricing, scope of work, time of performance, arrangement of labor, purchase of materials, and safety requirements.

We are liable to our customers for the performance and the quality of work done by our subcontractors. Therefore, our subcontractors are not allowed to subcontract parts of our projects without our permission. In the event that our subcontractors subcontract parts of our projects without our permission, we have the absolute discretion to terminate the contract immediately and our subcontractor shall be liable for our consequential additional costs incurred. We require our subcontractors to follow our in-house rules in relation to work quality, occupational safety, and environmental protection. In general, our project team will carry out supervision on our subcontractors on a continuing basis to check if they comply with our in-house rules.

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Set forth below is a description of our subcontractor selection process and business model, which outline how we collaborate with our subcontractors. This model focuses on the relationships, processes, and financial arrangements that ensure the project is completed efficiently, on time, and to the required quality standards.

1.	Project Scope and Division of Work:

Define Project Scope: The primary contractor works with the client to define the overall project scope, including design, materials, timelines, and budgets.

Division of Work: Based on the project scope, we divide the project into specific tasks or phases that can be subcontracted. Common areas for subcontracting include electrical work, plumbing, carpentry, painting, HVAC installation, and tiling.

2.	Selection of Subcontractors:

Prequalification: Establish criteria for selecting subcontractors, such as experience, expertise, certifications, reputation, and financial stability.

Bidding Process: Invite qualified subcontractors to submit bids for specific portions of the work. Evaluate bids based on cost, quality, timelines, and previous work history.

Contracting: Negotiate and finalize contracts with selected subcontractors. Contracts outline the scope of work, payment terms, deadlines, and quality expectations.

3.	Contractual Agreements:

Fixed-Price Contracts: Subcontractors agree to complete their portion of the work for a predetermined fixed price. This model transfers the risk of cost overruns to the subcontractor.

Material Contracts: Subcontractors are paid based on the time spent and materials used. This model is more flexible but requires careful monitoring to avoid cost escalations.

Performance-Based Contracts: Payments to subcontractors are tied to specific milestones or performance metrics, incentivizing timely and high-quality work.

4.	Project Management and Coordination:

Scheduling: We create a master schedule that coordinates the work of all subcontractors to ensure seamless workflow and avoid delays.

Communication: We establish clear communication channels between ourselves and the subcontractors, to address issues promptly and keep the project on track.

Quality Control: We are responsible for overseeing the quality of work performed by subcontractors. Regular inspections and quality checks are conducted to ensure compliance with project specifications and standards.

5.	Payment and Financial Management:

Progress Payments: Subcontractors receive payments based on the completion of specific milestones or phases of work. Progress payments help manage cash flow and incentivize timely completion.

Retention: A portion of the payment may be withheld until the project is completed and meets all quality standards. This retention serves as a safeguard for the primary contractor.
Cost Control: We monitor costs to ensure that the project stays within budget. Any changes or additional work requested by the client are documented and approved before proceeding.

6.	Risk Management:

Liability and Insurance: Ensure that subcontractors have adequate insurance coverage (e.g., liability insurance, workers’ compensation) to protect against accidents, damages, and other risks.

Contractual Protections: Include clauses in subcontractor contracts that address delays, defects, or non-performance. Define penalties or remedies for breaches of contract.

Safety Compliance: We are responsible for ensuring that all subcontractors adhere to safety regulations and standards to prevent accidents and ensure a safe work environment.

7.	Completion and Handover:

Final Inspections: Conduct final inspections to ensure that all subcontracted work meets the required quality standards and complies with the project specifications.

Punch List: Address any remaining issues or defects (punch list items) before final payment is made to subcontractors.

Handover: Once the project is completed and approved by the client, the primary contractor hands over the completed work to the client.

8.	Post-Project Relationship Management:

Warranty and After-Sales Service: Subcontractors may provide warranties for their work, and we ensure that these warranties are honored. Providing after-sales service helps maintain client satisfaction and trust.

Long-Term Partnerships: Building strong, long-term relationships with reliable subcontractors can lead to more efficient project delivery, better pricing, and consistent quality in future projects.

9.	Continuous Improvement:

Feedback Loop: Collect feedback from clients and subcontractors to identify areas for improvement in project management, quality control, and subcontractor engagement.

Training and Development: Invest in the training and development of subcontractors to enhance their skills and ensure they are up-to-date with industry standards and technologies.

By carefully managing the relationship with our subcontractors and implementing this business model, we strive to deliver high-quality projects efficiently, maintain profitability, and build a strong reputation in the market.

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The frequency of engaging subcontractors in the renovation industry depends on several factors, including the size and scope of the project, the type of work required, the expertise available within the primary contractor’s team, and the business model of the renovation company. Here is a breakdown of how and when subcontractors are typically engaged:

1. Project-Based Engagement:

Large Projects: For large-scale renovation projects (e.g., commercial renovations, complete home remodels), subcontractors are often engaged frequently, as these projects require a wide range of specialized skills (e.g., electrical work, plumbing, HVAC installation, painting). Each trade typically requires a dedicated subcontractor.

Complex Renovations: When a renovation project involves complex tasks that require specialized knowledge or equipment, subcontractors are brought in to handle specific aspects of the work. This can happen regularly, depending on the complexity of the project.

2. Skill-Based Engagement:

Specialized Trades: Subcontractors are frequently engaged for specialized trades where the primary contractor lacks in-house expertise. This includes areas like electrical work, plumbing, roofing, and custom cabinetry.

Regular Collaborations: Renovation businesses often develop long-term relationships with subcontractors for specific trades. These subcontractors may be engaged on nearly every project that requires their specific skills.

3. Volume-Based Engagement:

High Volume of Projects: Renovation companies handling a high volume of projects may engage subcontractors on a nearly continuous basis. The frequency is high due to the ongoing need to manage multiple projects simultaneously.

Seasonal Fluctuations: In regions with seasonal fluctuations in construction activity, subcontractors might be engaged more frequently during peak seasons (e.g., spring and summer) and less so during off-peak periods.

4. Scope of Services:

Full-Service Renovation Companies: Companies offering full-service renovations often engage subcontractors more frequently to cover the broad range of services offered, from initial demolition to final finishing touches.

Niche Renovators: Firms that focus on niche markets or specialized types of renovations may engage subcontractors less frequently if they maintain most of the required expertise in-house. However, when niche projects require additional specialized work outside their usual scope, subcontractors are brought in.

5. Cost and Efficiency Considerations:

Cost-Driven Engagement: Subcontractors are often engaged when it is more cost-effective to outsource specific tasks rather than maintain a large in-house team. This approach can lead to frequent engagement, especially for tasks that are not consistently required across all projects.

Efficiency: To optimize project timelines, subcontractors may be engaged frequently to handle concurrent tasks that the primary contractor’s team may not have the capacity to complete.

6. Regulatory and Safety Requirements:

Compliance-Driven Engagement: For projects requiring adherence to specific regulatory standards (e.g., fire safety systems, asbestos removal), subcontractors with the necessary certifications and expertise are engaged regularly to ensure compliance.

Safety Standards: Subcontractors specializing in safety-critical areas (e.g., electrical work, structural integrity) are frequently engaged to meet industry safety standards.

7. Technological or Innovative Work:

New Technologies: When renovation projects incorporate new technologies or innovative materials (e.g., smart home systems, sustainable materials), subcontractors with specialized knowledge are engaged. This may happen frequently if the business focuses on modern or high-tech renovations.

In summary, the frequency of engaging subcontractors in the renovation industry varies based on project needs, business model, and market conditions. Renovation companies typically engage subcontractors frequently for specialized tasks, large or complex projects, and when it is more efficient or cost-effective to do so. Establishing strong relationships with reliable subcontractors is key to ensuring smooth and consistent project delivery. Because of the nature of projects and the needs of our customers, most, if not all, our recent projects have involved subcontractors.

Seasonality

We believe that the construction industry in Hong Kong does not exhibit any significant seasonality. However, we respect to our services such as decorating work, we tend to be busier prior to holidays and festivals such as Christmas and Chinese New Year.

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Competition

We have a fairly diversified portfolio of renovation-related services that we provide and accordingly, our competitors in each field varies. The renovations industry is highly-fragmented and diversified in Hong Kong. Set forth below are our main competition based solely on our understanding of the scope of services they provide in the geographical areas in which we operate.

Renovation, Repair and Maintenance Services

KK Renovation Ltd

Sifu Liu

Ancillary Services (Cleaning)

Magic Clean Environmental Services Ltd

Easy Home Cleaning Services Limited

Reseller of Customized Furniture and Fixtures

Yingjia Furniture

Jiajian

Fire Protection System and Air-conditioning Installation

Jensen Hughes

Firetech Services Limited

McQuay Hong Kong

Built-In Pro Hong Kong

Assisting in Applying for General Restaurant Licenses and Light Refreshment Restaurant Licenses

Art & Design Consultancy Ltd

Shing Ngai Food License Consultant Engineering Company Limited

Decorating Work

Fu On Engineering H.K. Ltd

Hongfeng Engineering Co., Ltd

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Marketing

Much of our business is obtained through word-of-mouth referrals. We have traditionally not spent much on advertising or marketing endeavors such as maintaining an online presence, Search Engine Optimization, online/traditional advertising, community engagement and email/content marketing. However, we intend focus on growing our business and footprint post-Offering and plan to allocate HK$150,000 (approximately, $19,000) annual towards such endeavors.

Insurance

We have an annual Employee Compensation Insurance with Zurich Insurance Company Limited, which covers liabilities arising from employee compensation and personal injury claims and meets the statutory minimum insurance coverage of HK$100 million  per incident. The annual premium for such insurance is HK$5,065.20 (approximately $650). We believe that our current insurance policy is sufficient for our operations presently.

Licenses/Permits

Our Hong Kong subsidiary, Global Development HK currently holds the following licenses/permits:

Description	Issuing Authority	Validity
Certificate of Registration of Electrical Contractor (No. 035007)	Electrical and Mechanical Services Department	August 30, 2023 – December 20, 2026

Certificate of Registration of Registered Minor Works Contractor (Company) (No. MWC 3/2021)	Buildings Department	Expires July 26, 2027

Business Registration	Inland Revenue Department	Expires August 2, 2027

Properties and Facilities

Our corporate headquarters are located in Hong Kong.

Leases

Facility	Address	Space (m2)
Office	Flat B1, 13/F, Hoi Bun Industrial Building, Kwun Tong, Kowloon, Hong Kong	128

We presently lease an office space at 13/F, Flat B1, Hoi Bun Industrial Building, Kwun Tong, Kowloon, Hong Kong. The lease is for a 3-year term effective from April 16, 2025 to April 15, 2028. Our monthly rental is HK$30,000. We believe that our existing facilities are generally adequate to meet our current needs, but we expect to seek additional space as needed to accommodate future growth.

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Intellectual Property

To date, we do not own any patents, copyrights, trademarks or domains.

Legal Proceedings

We may, from time to time, become a party to various legal or administrative proceedings arising in the ordinary course of our business. As of the date hereof, neither we nor any of our subsidiaries is a party to any pending legal proceedings, nor are we aware of any such proceedings threatened against us or our subsidiaries.

Employees

As of the date of this prospectus, we and our subsidiary employ a total of eight employees. The following table provides a breakdown of our employees by function and by location:

Function	Number of Employees
Executives	2
Operation and Administrative	3
Project Management	3
Total number of employees	8

Our success depends on our ability to attract, retain, and motivate qualified personnel. As part of our human resources strategy, we offer employees competitive salaries and performance-based cash bonuses, and we plan to offer an employee stock ownership plan (“ESOP”) and other incentives. We primarily recruit our employees in Hong Kong through direct hiring. We provide robust training programs for new employees. We also conduct regular and specialized internal training to meet the needs of our employees in different departments. We believe these training programs are effective in equipping our employees with the skill set and work ethics we require.

We enter into standard contracts and agreements regarding confidentiality, employment, codes of conduct and ethics, and non-competition with most of our executive officers, managers, and employees. These contracts typically include a non-competition provision effective during and up to one year after termination of their employment with us and a confidentiality provision effective during and up to one year after their employment with us. Our employees have not formed any employee union or association. We believe we maintain a good working relationship with our employees, and we have not experienced any difficulty in recruiting staff for our operations as of the date of this prospectus.

We have not experienced any significant disputes with our employees or any disruption to our operations due to labor disputes. In addition, we have not experienced any difficulties in recruiting and retaining experienced core staff or skilled personnel.

Our remuneration package includes salary and discretionary bonuses. In general, we determine employee salaries based on each employee’s qualifications, position, and seniority. We review our remuneration package annually.

Employee entitlements to annual leave are recognized when they accrue to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to the balance sheet date.

Employee entitlements to sick leave and maternity leave are not recognized until the time of leave.

We and our subsidiary all participate in various defined contribution retirement benefit plans that are available to all relevant employees. These plans are generally funded through payments to plans established by governments or trustee-administered funds. A defined contribution plan is a pension plan under which we pay contributions on a mandatory, contractual, or voluntary basis into a separate entity. We have no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods.

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REGULATIONS

The section sets forth a summary of the principal Hong Kong laws and regulations relevant to our business and operations in Hong Kong.

Hong Kong Regulations Related to Service Providers

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and, as soon as practicable after the prescribed business registration fee and levy are paid, issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

Hong Kong Regulations Related to the Construction Industry

Construction Workers Registration Ordinance (Chapter 583 of the Laws of Hong Kong)

The Construction Workers Registration Ordinance provides, among others, for registration and regulation of construction workers. The principal object of the Construction Workers Registration Ordinance is to establish a system for registration of construction workers and to regulate construction workers who personally carry out construction work on construction site.

Under Sections 3(1) and 5 of the Construction Workers Registration Ordinance, the principal contractors/subcontractors/employers/controllers of construction sites are required to employ only registered construction workers to personally carry out construction work on construction sites.

Factories and Industrial Undertakings Ordinance (Chapter 59 of the Laws of Hong Kong)

The Factories and Industrial Undertakings Ordinance provides for the safety and health protection of workers in an industrial undertaking. Under the Factories and Industrial Undertakings Ordinance, it is the duty of a proprietor (including a person for the time being having the management or control of the business carried on in such industrial undertaking and also the occupier of any industrial undertaking) of an industrial undertaking to take care of, so far as is reasonably practicable, the health and safety at work of all persons employed by it at the industrial undertaking.

A proprietor who contravenes any of its general duties under section 6A of the Factories and Industrial Undertakings Ordinance commits an offense and is liable: (a) on summary conviction to a fine of HK$3,000,000; or (b) a conviction on indictment to a fine of HK$10,000,000. A proprietor who contravenes any of these requirements willfully and without reasonable excuse commits an offense and is liable: (a) on summary conviction to a fine of HK$3,000,000 and to imprisonment for six months; or (b) on conviction on indictment to a fine of HK$10,000,000 and to imprisonment for 2 years.

Buildings Ordinance (Chapter 123 of the Laws of Hong Kong)

The Buildings Ordinance regulates the planning, design, and construction of buildings and associated work. It provides that before the commencement of any building work: (i) prior approval and consent from the Building Authority must be obtained; (ii) authorized persons, such as architects, engineers, and surveyors, registered under the Buildings Ordinance must be appointed to coordinate the work and prepare and submit plans for the approval from the Building Authority; (iii) registered professionals must be appointed to design and supervise the work; and (iv) registered contractors must be appointed to carry out the work.

Section 14(1) of the Buildings Ordinance provides that no person shall commence or carry out any building work, including site formation work and foundation work, without having obtained such prior approval and consent from the Building Authority and such proper appointments. According to Section 41(3) of the Buildings Ordinance, building work (other than drainage work, ground investigation in the scheduled areas, site formation work, or minor work) in any building is exempt from the requirement for approval and consent from the Building Authority if the work does not involve the structure of the building.

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If the building work is within the purview of Section 41(3), the work must further comply with the building standards specified in the relevant Building Regulations empowered under the Buildings Ordinance. The Buildings Ordinance further requires that any authorized person of the buildings work must be appointed by the ultimate beneficiary of the work, the employer of the work, or the contractor.

Under the current contractors’ registration system in Hong Kong, the Buildings Department of Hong Kong keeps a register of general building contractors who are qualified to perform the duties of a general building contractor and a register of specialist contractors who are qualified to carry out specialized work (such as foundation work) specified in the category in the sub-register in which they are entered. The main contractors carrying out foundation and substructure construction work are required to register or work together with contractors who are registered on either the register of general building contractors or the register of specialist contractors (sub-register of foundation work category) with the Buildings Department of Hong Kong.

Under Section 8B(2) of the Buildings Ordinance, an applicant for registration as a registered general building contractor or registered specialist contractor must satisfy the Buildings Department of Hong Kong on the following aspects:

(i)	if it is a corporation, the adequacy of its management structure;

(ii)	the appropriate experience and qualifications of its personnel;

(iii)	its ability to have access to plants and resources; and

(iv)	the ability of the person appointed to act for the applicant for the purposes of the Buildings Ordinance to understand building work and street work through relevant experience and a general knowledge of the basic statutory requirements.

In considering each application, the Buildings Department of Hong Kong will consider the qualifications, competence, and experience of the following key personnel of the applicant:

(a)	a minimum of one person appointed by the applicant to act for the applicant for the purposes of the Buildings Ordinance, hereinafter referred to as the Authorized Signatory;

(b)	for a corporation, a minimum of one director from the board of directors of the applicant, hereinafter referred to as a “Technical Director” who is authorized by the board to:

(i)	have access to plant and resources;

(ii)	provide technical and financial support for the execution of building work and street work; and

(iii)	make decisions for the company and supervise the Authorized Signatory and other personnel;

for the purpose of ensuring that the work is carried out in accordance with the Buildings Ordinance; and

(c)	for a corporation that appoints a director who does not possess the required qualification or experience as Technical Director to manage the carrying out of building work and street work, another officer as authorized by the board of directors shall be appointed to assist the Technical Director.

In addition to the above key personnel, the applicant is also required to demonstrate that it has employed appropriate qualified staff members to assist the applicant and the above key personnel to execute, manage, and supervise the building work and street work.

For registration as a registered specialist contractor, the applicant must satisfy the Buildings Department of Hong Kong that it has the necessary experience and, where appropriate, professional and academic qualifications to undertake work in the specialist category and should also demonstrate that it has the access to engaging qualified persons to carry out the relevant specialized duties.

The Buildings Department of Hong Kong imposes specific requirements on the directors of a contractor and the person appointed by the contractor to act for it for the purposes of the Buildings Ordinance.

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Construction Industry Council Ordinance (Chapter 587 of the Laws of Hong Kong)

According to Section 32 of the Construction Industry Council Ordinance, construction industry levy (“CIL”) is payable by registered contractors appointed under Section 9 of the Buildings Ordinance or any persons who carry out construction operations in Hong Kong to the Construction Industry Council (“CIC”). “Construction operation” is exhaustively defined under Schedule 1 of the Construction Industry Council Ordinance, which includes building work and street work as defined in Section 2(1) of the Buildings Ordinance, construction, alteration, repair, maintenance, extension, demolition or dismantling, external or internal cleaning. and painting or decorating any external or internal surfaces or parts of any buildings or other temporary or permanent structures forming part of land.

After 2012, the CIL chargeable is 0.5% of the total value of the construction operations (as defined under Section 53 of the Construction Industry Council Ordinance) concerned (0.4% before 2012). Pursuant to Section 32 and Schedule 5 of the Construction Industry Council Ordinance, no CIL is chargeable for any construction operations not exceeding HK$3,000,000.

According to Section 34 of the Construction Industry Council Ordinance, the contractor and authorized person each is required to inform the CIC in a specified form (Form 1) in respect to the construction operations within 14 days after its commencement. Failure to give such notice without reasonable excuse may be liable to a fine at Level 1, which is fixed at HK$2,000. Notice is only required for term contracts or if the reasonable estimation of the total value of construction operations exceed HK$3,000,000.

Pursuant to Section 35 of the Construction Industry Council Ordinance, a contractor is required to give a Notice of Payment (“NOP”) in a specified form (Form 2) to the CIC within 14 days after the contractor receives a payment in respect to the construction operation. Failure to give the NOP without reasonable excuse may be liable to a fine at Level 3, which is fixed at HK$10,000.

Pursuant to Section 36 of the Construction Industry Council Ordinance, a contractor is required to give a Notice of Completion (“NOC”) in a specified form (Form 3) to the CIC within 14 days after the completion of the construction operation. Failure to give the NOC without reasonable excuse may be liable to a fine at Level 3, which is fixed at HK$10,000.

The CIC shall assess the CIL payable upon receiving the NOP or NOC and give a Notice of Assessment in writing specifying the amount of CIL. The CIC can also make the assessment notwithstanding if a NOP or NOC has been given. According to Section 41 of the Construction Industry Council Ordinance, if a contractor fails to give the NOP or NOC, a surcharge not exceeding twice the amount of the CIL payable may be imposed and a Notice of Surcharge in writing shall be given by the CIC.

Regulations Related to Employment and Labor Protection

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance provides for the safety and health protection to employees in workplaces, both industrial and non-industrial. Employers must, as far as reasonably practicable, ensure the safety and health in their workplaces. Failure to comply with the above constitutes an offense, and the employer is liable (a) on summary conviction to a fine of HK$3,000,000; or (b) on conviction on indictment to a fine of HK$10,000,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offense and is liable (a) on summary conviction to a fine of HK$3,000,000 and to imprisonment for 6 months; or (b) on conviction on indictment to a fine of HK$10,000,000 and to imprisonment for 2 years.

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance is an ordinance enacted for, among other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the Employment Ordinance, an employee is generally entitled to, among other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect to injuries or death caused by accidents arising out of and in the course of employment or by prescribed occupational diseases.

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Under the Employees’ Compensation Ordinance, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his or her employment, his or her employer is in general liable to pay compensation even if the employee might have committed acts of fault or negligence when the accident occurred. Similarly, an employee who suffers incapacity arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

According to Section 24 of the Employees’ Compensation Ordinance, a principal contractor shall be liable to pay compensation to subcontractors’ employees who are injured in the course of their employment to the subcontractor. The principal contractor is, nonetheless, entitled to be indemnified by the subcontractor who would have been liable to pay compensation to the injured employee independently of this section. The employees in question are required to serve a notice in writing on the principal contractor before making any claim or application against such principal contractor.

Pursuant to Section 40 of the Employees’ Compensation Ordinance, all employers (including contractors and subcontractors) are required to take out insurance policies to cover their liabilities both under the Employees’ Compensation Ordinance and at common law for injuries at work in respect to all their employees (including full-time and part-time employees). Under Section 40(1B) of the Employees’ Compensation Ordinance, where a principal contractor has undertaken to perform any construction work, it may take out an insurance policy for an amount not less than HK$200 million per event to cover its liability and that of its subcontractor(s) under the Employees’ Compensation Ordinance and at common law. Where a principal contractor has taken out a policy of insurance under Section 40(1B) of the Employees’ Compensation Ordinance, the principal contractor and a subcontractor insured under the policy shall be regarded as having complied with Section 40(1) of the Employees’ Compensation Ordinance.

An employer who fails to comply with the Employees’ Compensation Ordinance to secure an insurance cover is liable (i) on conviction upon indictment to a fine at Level 6 (currently at HK$100,000) and imprisonment for two years, and (ii) on summary conviction to a fine at Level 6 and imprisonment for one year.

According to Section 15 of the Employees’ Compensation Ordinance, an employer must notify the Commissioner for Labour of any work accident by submitting Form 2 or Form 2B (within 14 days for general work accidents and within seven days for fatal accidents), irrespective of whether the accident gives rise to any liability to pay compensation. If the happening of such accident was not brought to the notice of the employer or did not otherwise come to its knowledge within such periods of seven and 14 days, respectively, then such notice shall be given not later than seven days or, as may be appropriate, 14 days, after the happening of the accident was first brought to the notice of the employer or otherwise came to its knowledge.

Immigration Ordinance (Chapter 115 of the Laws of Hong Kong)

Pursuant to Section 38A of the Immigration Ordinance, a construction site controller (i.e., the principal or main contractor, which includes a subcontractor, owner, occupier, or other person who has control over or is in charge of a construction site) should take all practicable steps to prevent having illegal immigrants from being on the construction site and should prevent illegal workers who are not lawfully employable from taking employment on the construction site.

Where it is proved that an illegal immigrant was on a construction site, or such illegal worker, who is not lawfully employable, took employment on a construction site, the construction site controller commits an offense and is liable to a fine of HK$350,000.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage rate (currently at HK$42.1 per hour) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance.

Any provision of the employment contract that purports to extinguish or reduce the right, benefit, or protection conferred on the employee by the Minimum Wage Ordinance is void.

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Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (“MPFSO”) is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes (each, a “MPF Scheme”). The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offense and is liable on conviction to a fine and imprisonment. As of the date of this prospectus, the Company believes it has made all contributions required under the MPFSO.

Regulations Related to Hong Kong Taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by the Company.

Capital gains and profit tax

No tax is imposed in Hong Kong in respect to capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession, or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax, which is imposed at the rates of 8.25% on assessable profits up to HKD2,000,000 and 16.5% on any part of assessable profits over HKD2,000,000 on corporations from the year of assessment commencing on or after April 1, 2018. Certain categories of taxpayers (for example, financial institutions, insurance companies, and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance, the Hong Kong stamp duty currently charged at the ad valorem rate of 0.1% on the higher of the consideration for or the market value of the shares will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HKD5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Regulations Related to Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (“PDPO”) imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 — purpose and manner of collection of personal data;

●	Principle 2 — accuracy and duration of retention of personal data;

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●	Principle 3 — use of personal data;

●	Principle 4 — security of personal data;

●	Principle 5 — information to be generally available; and

●	Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense that may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

●	if the data user holds such data, to be supplied with a copy of such data; and

●	the right to request correction of any data the individual considers to be inaccurate.

The PDPO criminalizes, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request, and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

Regulations Related to Environmental Protection

Waste Disposal Ordinance (Chapter 354 of the Laws of Hong Kong)

The Waste Disposal Ordinance controls the production, storage, collection, treatment, reprocessing, recycling, and disposal of wastes. At present, livestock waste and chemical waste are subject to specific controls, while unlawful deposition of waste is prohibited. Import and export of waste is generally controlled through a permit system.

A contractor shall observe and comply with the Waste Disposal Ordinance and its subsidiary regulations, including, without limitation, the Waste Disposal (Charges for Disposal of Construction Waste) Regulation (Chapter 354N of the Laws of Hong Kong) and the Waste Disposal (Chemical Waste) (General) Regulation (Chapter 354C of the Laws of Hong Kong).

Under the Waste Disposal (Charges for Disposal of Construction Waste) Regulation, construction waste can only be disposed at designated prescribed facilities, and a main contractor who undertakes construction work with a value of HK$1,000,000 or above will be required, within 21 days after being awarded the contract, to establish a billing account in respect to that particular contract with the director of the Environmental Protection Department to pay any disposal charges for the construction waste generated from the construction work under that contract.

Under the Waste Disposal Ordinance, a person shall not use, or permit to be used, any land or premises for the disposal of waste unless he has a license from the director of the Environmental Protection Department. A person who, except under and in accordance with a permit or authorization, does, causes, or allows another person to do anything for which such a permit or authorization is required commits an offense and is liable to a fine of HK$200,000 and to imprisonment for six months for the first offense and to a fine of HK$500,000 and to imprisonment for two years for a second or subsequent offense.

Water Pollution Control Ordinance (Chapter 358 of the Laws of Hong Kong)

The Water Pollution Control Ordinance controls the effluent discharged from all types of industrial, manufacturing, commercial, institutional, and construction activities into public sewers and public drains. For any industry/trade generating wastewater discharge (except domestic sewage that is discharged into communal sewers or unpolluted water to communal sewers or drains), they are subject to licensing control by the director of the Environmental Protection Department.

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All discharges, other than domestic sewage to a communal sewer or drain or unpolluted water to a communal sewer or drain, must be covered by an effluent discharge license. The license specifies the permitted physical, chemical, and microbial quality of the effluent. The general guidelines are that the effluent does not damage sewers or pollute inland or inshore marine waters.

According to the Water Pollution Control Ordinance, unless being licensed under the Water Pollution Control Ordinance, a person who discharges any waste or polluting matter into the waters of Hong Kong in a water control zone or discharges any matter, other than domestic sewage and unpolluted water, into a communal sewer or communal drain in a water control zone commits an offense and is liable to imprisonment for six months and (a) for a first offense, a fine of HK$200,000; (b) for a second or subsequent offense, a fine of HK$400,000; and (c) in addition, if the offense is a continuing offense, a fine of HK$10,000 for each day during which it is proved to the satisfaction of the court that the offense has continued.

Air Pollution Control Ordinance (Chapter 311 of the Laws of Hong Kong)

The Air Pollution Control Ordinance is the principal legislation in Hong Kong for controlling emission of air pollutants and noxious odor from construction, industrial, and commercial activities, as well as other polluting sources. Subsidiary regulations of the Air Pollution Control Ordinance impose control on air pollutant emissions from certain operations through the issue of licenses and permits.

A contractor shall observe and comply with the Air Pollution Control Ordinance and its subsidiary regulations, including, without limitation, the Air Pollution Control (Open Burning) Regulation (Chapter 311O of the Laws of Hong Kong), the Air Pollution Control (Construction Dust) Regulation (Chapter 311R of the Laws of Hong Kong), and the Air Pollution Control (Smoke) Regulations (Chapter 311C of the Laws of Hong Kong). The contractor responsible for a construction site shall devise, arrange methods of working, and carry out the work in such a manner so as to minimize dust impacts on the surrounding environment, and it shall provide experienced personnel with suitable training to ensure that these methods are implemented. Asbestos control provisions in the Air Pollution Control Ordinance require that building work involving asbestos must be conducted only by registered qualified personnel and under the supervision of a registered consultant.

Noise Control Ordinance (Chapter 400 of the Laws of Hong Kong)

The Noise Control Ordinance controls, among others, the noise from construction, industrial, and commercial activities. A contractor shall comply with the Noise Control Ordinance and its subsidiary regulations in carrying out construction work. For construction activities that are to be carried out during the restricted hours and for percussive piling during the daytime, not being a general holiday, construction noise permits are required from the director of the Environmental Protection Department of Hong Kong in advance.

Under the Noise Control Ordinance, construction work that produces noise and the use of powered mechanical equipment (other than percussive piling) in populated areas are not allowed between 7:00 p.m. and 7:00 a.m. or at any time on general holidays, unless prior approval has been granted by the director of the Environmental Protection Department of Hong Kong through the construction noise permit system. The use of certain equipment is also subject to restrictions. Hand-held percussive breakers and air compressors must comply with noise emissions standards and be issued with a noise emission label from the director of the Environmental Protection Department of Hong Kong. Any person who carries out any construction work except as permitted is liable on first conviction to a fine of HK$100,000 and on subsequent convictions to a fine of HK$200,000, and in any case to a fine of HK$20,000 for each day during which the offense continues.

Air Pollution Control (Non-road Mobile Machinery) (Emission) Regulation (Chapter 311Z of the Laws of Hong Kong)

The Air Pollution Control (Non-road Mobile Machinery) (Emission) Regulation introduces regulatory control on the emission of non-road mobile machinery (“NRMMs”), including non-road vehicles and regulated machines such as crawler cranes, excavators, and air compressors.

Unless exempted, NRMMs that are regulated under this provision are required to comply with the emission standards prescribed under the regulation. From September 1, 2015, all regulated machines sold or leased for use in Hong Kong must be approved or exempted with a proper label in a prescribed format issued by the Environmental Protection Department pursuant to Section 4 of the regulation. Under Section 5 of the regulation, starting from December 1, 2015, only approved or exempted NRMMs with a proper label are allowed to be used in specified activities and locations including construction sites. However, existing NRMMs that are already in Hong Kong on or before November 30, 2015, will be exempted from complying with the emission requirements pursuant to Section 11 of the regulation. A period of six months (from June 1, 2015 to November 30, 2015, both dates inclusive) is allowed for existing NRMMs to apply for exemption.

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Any person who sells or leases a regulated machine for use in Hong Kong, or uses a regulated machine in specified activities or locations, without (i) exemption or the Environmental Protection Department’s approval is liable to a fine of up to HK$200,000 and imprisonment for up to six months, and (ii) a proper label is liable to a fine of up to HK$50,000 and imprisonment for up to three months.

Regulation Related to Competition

Competition Ordinance (Chapter 619 of the Laws of Hong Kong)

The Competition Ordinance prohibits and deters undertakings in all sectors from adopting anticompetitive conduct which has the object or effect of preventing, restricting or distorting competition in Hong Kong. The Competition Ordinance lays down three forms of behavior and imposes three rules which are intended to prevent and discourage anti-competitive conduct: (i) the first conduct rule under the Competition Ordinance prohibits agreements between undertakings that have the object or effect of preventing, restricting or distorting competition in Hong Kong; (ii) the second conduct rule under the Competition Ordinance prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong; and (iii) the merger rule under the Competition Ordinance prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. Currently, the merger rule only applies to the telecommunications sector. Each of the aforesaid rules is however subject to a number of exclusions and exemptions.

Pursuant to section 82 of the Competition Ordinance, if the Competition Commission has reasonable cause to believe that (a) a contravention of the first conduct rule has occurred; and (b) the contravention does not involve serious anti-competitive conduct, it must, before bringing proceedings in the Competition Tribunal against the undertaking whose conduct is alleged to constitute the contravention, issue a notice to the undertaking.

However, under section 67 of the Competition Ordinance, where a contravention of the first conduct rule has occurred and the contravention involves serious anti-competitive conduct or a contravention of the second conduct rule has occurred, the Competition Commission may, instead of bringing proceedings in the Competition Tribunal in the first instance, issue a notice (an “infringement notice”) to the person against whom it proposes to bring proceedings, offering not to bring those proceedings on condition that the person makes a commitment to comply with requirements of the infringement notice. “Serious anti-competitive conduct” means any conduct that consists of any of the following or any combination of the following — (a) fixing, maintaining, increasing or controlling the price for the supply of goods or services; (b) allocating sales, territories, customers or markets for the production or supply of goods or services; (c) fixing, maintaining, controlling, preventing, limiting or eliminating the production or supply of goods or services; (d) bid-rigging.

In the event of breaches of the Competition Ordinance, the Competition Tribunal may make orders including: imposing a pecuniary penalty if satisfied that an entity has contravened a competition rule; disqualifying a person from acting as a director of a company or taking part in the management of a company; prohibiting an entity from making or giving effect to an agreement; modifying or terminating an agreement; and requiring the payment of damages to a person who has suffered loss or damage.

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MANAGEMENT

Set forth below is information concerning our directors and executive officers as of the date of this prospectus:

Directors and Executive Offices:	Age	Position / Title
Sui Hei Chan	37	Chief Executive Officer and Chairman
King Wan Leung	37	Chief Finance Officer
Chak Kwan Wong	40	Director Nominee
Kai Hung Kwok	47	Director Nominee
Yuping Ouyang	51	Director Nominee

The business address of the officers and directors is Flat B1, 13/F, Hoi Bun Industrial Building, Kwun Tong, Kowloon, Hong Kong.

Brief biographies of our executive officers and directors are provided below.

Executive Officers

Chief Executive Officer

Mr. Sui Hei Chan completed his Certificate IV in University Foundation Studies at Curtin International College (Australia) in 2008, Mr. Chan returned to Hong Kong and became involved in his family’s renovation business, New Fu Hing beginning at the entry level and gradually rose to management. He was involved in his family’s business until he set up Global Development HK in 2015.

Chief Financial Officer

Mr. King Wan Leung is a partner of Lake Baroon Business Services Limited n Hong Kong since 2020. Mr. Leung has more than 10 years’ experience in accounting, audit, and taxation, providing professional services for different sizes of business and his client covered many industries from retailing to global trading, medical to marketing services. Mr. Leung graduated from the University of Bedfordshire on 2019 with a Bachelor of Arts with Honors in Accounting. Before that, he worked D K Financial Services Limited as an Assistant Manager after graduating with a Higher Diploma in Accountancy at Hong Kong Vocational Training Council in 2009. Mr. Leung join Global Development HK as its Chief Financial Officer as its Chief Financial Officer in 2023.

Independent Directors (Nominees)

Mr. Chak Kwan Wong has been a director of J.Wish Investment Limited in Hong Kong since 2014. Mr. Wong has nearly 20 years’ experience in risk and financial management, providing professional services and risk management advice in different aspects of business and investor. Mr. Wong graduated from the Hong Kong University in 2007 with a Bachelor of Risk Management. Before that, he worked at Prudential Hong Kong Limited from 2014 to 2017 as a Branch Manager and AIA Hong Kong Limited from 2011 to 2013 as a Senior Unit Manager.

Mr. Kai Hung Kwok has been a Hong Kong certified public accountant since May 2019. Mr. Kwok graduated from Hong Kong University in 2007 with a Bachelor of Accounting. After that, he completed a Master of Corporate Governance from The Open University of Hong Kong in 2018 and became a Charted Secretary. Mr. Kwok has over 28 years of experience in financial reporting, taxation, compliance and internal control from small-medium sized to listed companies. Mr. Kwok has diversified experience in finance and accounting knowledge, providing his professional and internal control skills for different sizes of clients and covering many businesses. From July 1997 – February 2019, Mr. Kwok was a Deputy Manager at D K Mak & Co. C.P.A. From March 2019 – January. 2020, he was an Audit Manager at CTY & Co. From February to March 2020, he was a Manager at McMillan Woods (Hong Kong) CPA Limited. Since 2020, he has been working at his own incorporated CPA firm, KNNK CPA Limited.

Ms. Yuping Ouyang has served as the chief financial officer and secretary to the board of directors of Gowin Semiconductor Corporation since February 2021, and has served as director of the board of Gowin Semiconductor Corporation since November 2024. Prior to that, Ms. Ouyang served as the chief financial officer of China Techfaith Wireless Communication Technology Limited, a Cayman Islands company listed on the Nasdaq Global Market, from August 2008. From September 2004 through August 2008, Ms. Ouyang worked in various finance positions at China Techfaith, including as its US GAAP reporting manager and chief accounting officer. Prior to joining China Techfaith, she served as an accounting manager at Guangzhou Metro Corporation. Ms. Ouyang received her MBA from the Sun Yat-sen University in 2006 and her bachelor’s degree in management from the Guangdong University of Foreign Studies in 1996. Ms. Ouyang is also a licensed member of the Certified Public Accountants of Washington State and a member of the Association of Chartered Certified Accountants. Ms. Ouyang is a U.S. permanent resident.

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Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Family Relationships

None of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K. Our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Board of Directors

We expect our board of directors will consist of four (4) directors after completion of the Offering.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice, it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion, subject to the foregoing disclosure requirements.

Board Committees

We established three committees under the board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. A copy of each of our committee charters is posted on our corporate investor relations website at prior to our listing on the Nasdaq.

Committee members’ names and functions are provided below.

Audit Committee. We expect that on completion of the Offering, the audit committee will be comprised of Kai Hung Kwok, Chak Kwan Wong and Yuping Ouyang with Chak Kwan Wong serving as chair. Our board of directors has determined that Kai Hung Kwok qualifies as an audit committee financial expert and has the required accounting or financial management expertise as defined under Item 407(d)(5) of Regulation S-K. We have also determined that Wong Chok Kwong, Wan Bok Lee and Kai Hung Kwok satisfy the “independence” requirements for purposes of serving on an audit committee under Rule 5605 of the Corporate Governance Rules of Nasdaq Stock Market and meet the independence standards under Rule 10A-3 under the Exchange Act. Our board of directors has also adopted a written charter for the audit committee which the audit committee reviews and reassesses for adequacy on an annual basis. A copy of the audit committee’s current charter is available at our corporate website.

Compensation Committee. We expect that upon completion of the Offering, the Compensation Committee will be comprised of Kai Hung Kwok, Chak Kwan Wong and Yuping Ouyang with Yuping Ouyang serving as chair. We have also determined that Yuping Ouyang, Chak Kwan Wong and Kai Hung Kwok satisfy the “independence” requirements of Rule 5605 of the Corporate Governance Rules of Nasdaq Stock Market. The compensation committee oversees the compensation of our chief executive officer and our other executive officers and reviews our overall compensation policies for employees generally. If authorized by the board of directors, the committee may also serve as the granting and administrative committee under any option or other equity-based compensation plans which we may adopt. The compensation committee does not delegate its authority to fix compensation; however, as to officers who report to the chief executive officer, the compensation committee consults with the chief executive officer, who may make recommendations to the compensation committee. Any recommendations by the chief executive officer are accompanied by an analysis of the basis for the recommendations. The committee will also discuss compensation policies for employees who are not officers with the chief executive officer and other responsible officers. A copy of the compensation committee’s current charter is available at our corporate website.

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Nominating and Corporate Governance Committee. We expect that upon completion of the Offering, the Nominating and Corporate Governance Committee will be comprised of Kai Hung Kwok, Yuping Ouyang and Chak Kwan Wong with Kai Hung Kwok serving as chair. We have also determined that Yuping Ouyang, Chak Kwan Wong and Kai Hung Kwok satisfy the “independence” requirements of Rule 5605 of the Corporate Governance Rules of Nasdaq Stock Market. The nominating and corporate governance committee is involved in evaluating the desirability of and recommending to the board any changes in the size and composition of the board, evaluation of and successor planning for the chief executive officer and other executive officers. The qualifications of any candidate for director will be subject to the same extensive general and specific criteria applicable to director candidates generally. A copy of the nominating committee’s current charter is available at our corporate website.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The Code of Business Conduct and Ethics is available at our corporate website at https://globaldevelopmentengineering.com.

Duties of Directors

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence, and skill that a reasonable director would exercise under the circumstances taking into account, without limitation, the nature of the company, the nature of the decision, and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our Amended Memorandum and Articles or the BVI Act.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill, and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill, and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing or to otherwise benefit as a result of their position.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Terms of Directors and Officers

Our directors may be elected by a resolution of our shareholders. Each of our directors will hold office until the expiration of his or her term fixed by the resolution of shareholders appointing him or her, if any, or until his earlier death, resignation, or removal. A director will be removed from office (a) by resolution of our shareholders; or (b) by resolution of our board of directors passed by all the other directors at a meeting of our board of directors duly convened and held in accordance with the Amended Memorandum and Articles or by a resolution in writing signed by all of the other directors.

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Interested Transactions

British Virgin Islands law does not regulate transactions between a company and its significant members, however it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority members. We have adopted a code of business conduct and ethics which requires employees to fully disclose any situations that could reasonably be expected to give rise to a conflict of interest, and sets forth relevant restrictions and procedures when a conflict of interest arises to ensure the best interest of the Company.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position.

Remuneration and Borrowing

The directors may, by resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

Employment Agreements with Named Executive Officers and Directors

We have entered into employment agreements with each of the named executive officers. Under these agreements, each of the named executive officers is employed and is entitled to receive annual salary plus other remuneration, pension insurance, medical insurance, maternity insurance work-related injury insurance, and other benefits pursuant to Hong Kong law. We and the named executive officers may terminate the employment upon mutual agreement. The named executive officers may terminate the employment by giving three months advance written notice. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as serious violation of the Company’s rules and regulations, gross neglect of duty and misconduct resulting in large economic losses to the Company, damaging the Company’s image through defamation or disseminating rumors about the Company or its employees outside the Company. We may also terminate the employment for cause, with three months advance written notice. The employment agreements will be terminated upon (1) mutual agreement, (2) the death of the named executive officers, (3) the bankruptcy of the Company pursuant to law, and (4) revocation of the Company’s business license, shutdown of the business pursuant to the order issued by the relevant authority, or earlier dissolution of the Company.

Each named executive officer has agreed not to be involved in a second occupation during the period of employment. Without our prior written consent or related mutual agreement, he/she shall not, directly or indirectly, hold any position in any other enterprises providing same or similar products or services.

Each named executive officer has agreed to be bound by non-competition restrictions during the term of his or her employment and for three months following termination of the employment. The executive officers are not allowed to contact our customers for business after termination of the employment and we have the right to bring legal action against them in the event of any losses so caused by their breach of said restrictions.

In addition, each named executive officer has agreed that the title to the intellectual property, including but not limited to patents and copyrights, created by him/her during the course of his or her employment, is vested in the Company. In exchange, the Company will compensate him/her based on the economic returns so derived.

We have entered into confidentiality agreements with each of the named executive officers. Each named executive officer has agreed (1) not to inquire about trade secrets which are unrelated to the performance of his or her work; (2) not to disclose the trade secrets of the Company to any third party; (3) not to allow any third party to use or acquire the trade secrets of the Company, except as required in the performance of his or her duties in connection with the employment or pursuant to the instruction of the Company; (4) not to use the trade secrets of the Company for self-benefit; (5) to hold the trade secrets in strict confidence and report to the Company if the trade secrets are disclosed; and (6) to keep other confidential obligations.

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Each executive officer has agreed to hold, both during and after the termination or expiry of his or her employment agreement, in strict confidence, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law or the Company’s instruction, any of our trade secrets, the trade secrets of our business partners and customers received by us and for which we have confidential obligations.

We have entered into director agreements with each of our independent director appointees. Their appointments will be effective on the date of close of our Offering and the listing of our Ordinary Shares on the Nasdaq Capital Market. These agreements set forth the services to be provided and compensation to be received by our independent directors, as well as the independent directors’ obligations in terms of confidentiality, non-competition and non-solicitation. Pursuant to these agreements, the directorship of our independent director appointees will last until the earlier of (i) the date on which the director ceases to be a member of our board of directors for any reason or (ii) the next annual meeting of shareholders if the director is not re-elected.

Overseeing Data and Cybersecurity Risk

It is the responsibility of our board of directors to ensure that the Company maintains sound and effective risk management procedures to safeguard our shareholders’ investment and the Company’s assets at all times. Our board of directors formulates and supervises the implementation of our risk management policy and the ultimate goal of our risk management process is to bring focus and effort to the issues in our business operations that create impediments to our success.

Our board of directors has identified that breaches of data protection and cybersecurity are potentially a major risk to our business, as the Company collects certain data and information during the course of its business operations. Accordingly, data protection measures are put in place to ensure the data and information that the Company collects are not misappropriated or misused, including:

(a) Network protection. Our information technology (“IT”) network is configured with two main layers of protection, consisting of the database layer and the data entry layer, to secure our databases and servers. The database layer provides for user identification and authentication and user access rights control, while the data entry layer applies a web application firewall to prevent attacks and other data intrusion incidents;

(b) Access restriction. We have implemented an internal policy to safeguard against any unauthorized access to data which sets out, among others, the obligations and job duties of the system administrator and the implementation of passwords, back-up and security measures against hackers, viruses and network attacks to ensure data security. Only a limited number of our employees has access to the data we collect, and authorization from senior management is required if access to the data is requested from other employees;

(c) Compliance policies. We have implemented measures to comply with laws and regulations on data protection and privacy in Hong Kong. We have implemented an internal data usage and maintenance policy to safeguard against the misuse of data and information, requiring our employees to use authorized passwords and logins to access our computer systems and use our data and information only for the specific purpose and scope permitted by us and not to use such data and information for other purposes without prior written consent from our senior management;

(d) Defense against computer virus and hacking of systems. We have implemented protection and security measures against computer virus and hacking of systems and continue to strengthen such measures, including firewall, data encryption, access restriction, data backup and other automatic software protection measures; and

(e) Contingency measures for failure of IT systems. In the event of any damage to our IT system, we have measures to isolate any malfunctioning software to retain the integrity of our IT systems, and once we identify the malfunctioning software, we will rectify and restore operations. To continue managing risks and to ensure the smooth operation of our business, our board of directors would consider engaging an independent IT consultant, if needed, to assist us in reviewing and providing recommendations for improving our data protection measures. Our board of directors also arranges to provide regular training to our employees and encourage an all-embracing culture of IT risk management, ensuring that all employees are aware of and responsible for managing IT risks.

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EXECUTIVE COMPENSATION

Our compensation committee approves our salaries and benefit policies. They determine the compensation to be paid to our executive officers based on our financial and operating performance and prospects, and contributions made by the officers to our success. Each of the named officers will be measured by a series of performance criteria by the board of directors or the compensation committee on a yearly basis. Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.

Our board of directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. The board of directors will make an independent evaluation of appropriate compensation to key employees, with input from management. The board of directors has oversight of executive compensation plans, policies and programs.

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the year ended March 31, 2023, 2024 and 2025 earned by or paid to our chief executive officer and chief financial officer (the “named executive officers”).

Name and Principal Position	Fiscal Year	Fee earned or paid in Cash (HK$)	Base Compensation and bonus(HK$)	Share Awards (HK$)	Option Awards (HK$)	Non-equity Incentive Plan Compensation (HK$)	Change in Pension Value and Nonqualified Deferred (HK$)	All Other Compensation (HK$)	Total (HK$)
Sui Hei Chan	2023	1,600,000	-	-	-	-	-	-	1,600,000
Chief Executive Officer	2024	1,080,000	-	-	-	-	-	-	1,080,000
	2025	960,000	-	-	-	-	-	-	960,000

King Wan Leung	2023	-	-	-	-	-	-	-	-
Chief Financial Officer*	2024	180,000	-	-	-	-	-	-	180,000
	2025	360,000	-	-	-	-	-	-	360,000

*Mr. Leung joined Global Development HK in October, 2023. Mr. Leung agreed to defer his compensation until after the Offering, In the meantime, he accrues compensation of HK$30,000 per month from October 2023 through March 31, 2024.

Compensation of Directors

For the fiscal years ended March 31, 2025 and 2024 no members of our board of directors received compensation in their capacity as directors.

Director Compensation — Non-Employee Directors

Historically, we have not paid our non-employee directors. We have agreed to pay our independent directors an annual cash retainer of $[●] after the listing, subject to terms of the definitive agreements. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity. In addition, we may provide incentive grants of stock, options, or other securities convertible into or exchangeable for our securities.

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RELATED PARTY TRANSACTIONS

A related party is generally defined as (i) any person and or their immediate family hold 10% or more of the company’s securities (ii) the Company’s management and or their immediate family, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” below we describe transactions since incorporation, to which we have been a participant, in which the amount involved in the transaction is material to our Company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, our Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our Company that gives them significant influence over our Company, and close members of any such individual’s family; (d) key management personnel: that is, those persons having authority and responsibility for planning, directing and controlling the activities of our Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

The table below sets forth the major related parties and their relationships with the Company as of March 31, 2025 and 2024.

Names of the related parties	Relationship with the Group
Sui Hei Chan	Controlling shareholder and Chief Executive Officer (“CEO”) of the Group
New Fu Hing Engineering Limited (“New Fu Hing”)	An affiliate of immediate family member of CEO of the Group
King Wan Leung	Chief Finance Officer (“CFO”) of the Group
Lake Baroon Business Services Limited	The Group controlled by the CFO

(a) Amounts due to related parties

	As of March 31,
	2024	2025
	HK$	HK$	US$
New Fu Hing (i)	16,123,087	6,252,687	801,627
Lake Baroon Business Services Limited	-	51,700	6,628
	16,123,087	6,304,387	808,255

(i)	Amounts due to New Fu Hing represented the accounts payable of Global Development HK to New Fu Hing related to the subcontracting fees, cost of materials and tools and labor costs of Global Development HK’s construction projects. As a related party and strategic partner, New Fu Hing has agreed that this amount due to New Fu Hing carries no fixed repayment terms and provided a written commitment dated September 16, 2025 stating no demand for repayment within the next 12 months (Exhibit 10.8).

(b) Amounts due from related parties

	As of March 31,
	2024	2025
	HK$	HK$	US$
King Wan Leung	245,000	-	-
Lake Baroon Business Services Limited	16,000	-	-
	261,000	-	-

(c) Related parties’ transactions

	For the year ended March 31,
	2024	2025
	HK$	HK$	US$
Purchase from New Fu Hing	13,960,030	4,218,556	540,841
Sales to New Fu Hing	-	6,000,000	769,231
Commission for recommended projects to New Fu Hing	-	13,100	1,679
Renovation for King Wan Leung	245,000	46,160	5,918
Accounting service from Lake Baroon Business Services Limited	62,300	43,605	5,590
	14,267,330	10,321,421	1,323,259

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PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Ordinary Shares as of the date of the prospectus by:

●	Each person who is known by us to beneficially own more than 5% of our issued and outstanding ordinary shares;
●	Each of our directors, director nominees and named executive officers; and
●	All directors and named executive officers as a group.

We are authorized to issue an unlimited number of Ordinary Shares with no par value The number and percentage of Ordinary Shares beneficially owned before the Offering are based on 17,500,000 Ordinary issued and outstanding as of the date of this prospectus and 21,250,000 Ordinary Shares post-Offering, assuming no exercise of the Underwriter’s over-allotment option and 21,812,500 Ordinary Shares post-Offering, assuming exercise of the Underwriter’s over-allotment option.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of more than 5% of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed issued and outstanding but are not deemed outstanding for computing the percentage ownership of any other person. None of our shareholders as of the date of this prospectus is a record holder in the United States. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of our Company at Flat B1, 13/F, Hoi Bun Industrial Building, Kwun Tong, Kowloon, Hong Kong.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

	Ordinary Shares beneficially owned prior to this Offering		Ordinary Shares beneficially held immediately after this Offering
Name of Beneficial Owner	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares (assuming no exercise of Underwriter’s over-allotment option)	Approximate percentage of outstanding Ordinary Shares (assuming exercise of Underwriter’s over-allotment option)
Directors, director nominees, and executive officers

Mr. Sui Hei Chan[1]	10,500,000	60.0%	10,500,000	49.4%	48.1%
Mr. King Wan Leung[2]	822,500	4.7%	822,500	3.9%	3.8%
Mr. Chak Kwan Wong	—	—	—	—	-
Mr. Kai Hung Kwok	—	—	—	—	-
Ms. Yuping Ouyang	—	—	—	—	-

Directors and Executive Officers as a group	11,322,500	64.7%	11,322,500	53.3%	51.9%

5% or greater shareholders
Absolute Apex Limited[1]	10,500,000	60.0%	10,500,000	49.4%	48.1%
Rightway Gallop Limited[3]	1,417,500	8.1%	1,417,500	6.7%	6.5%

(1)	Includes 10,500,000 held by Absolute Apex Limited, a BVI business company wholly owned by Mr. Sui Hei Chan, our chief executive officer and Chairman.

(2)	Includes 822,500 held by Keypoint Tech Limited, a BVI business company wholly owned by Mr. King Wan Leung, our chief financial officer.

(3)	Rightway Gallop Limited, a business company incorporated in BVI with limited liability on August 28, 2023, is wholly owned by Ms. Sze Yu Tai. Accordingly, Ms. Tai holds the sole voting and dispositive powers over these shares. Its registered address is Corporate Registrations Limited, Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

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History of Shares

On September 4, 2023, we established SDL as a holding company under the laws of the British Virgin Islands. On the date of incorporation, SDL issued the number of Ordinary Shares to the following BVI companies below set across their respective names amounting to an aggregate 1,000 Ordinary Shares for a consideration of US$1 per share:

Number of Ordinary Shares
Absolutely Apex Limited	600
Rightway Gallop Limited	49
Maxwell Oasis Limited	49
Sparkle Ascent Limited	49
Keypoint Tech Limited	47
Upward Harvest Limited	47
Nimble Attack Limited	47
Beauty Reown Limited	48
Direct Linkage Limited	32
Honest Orient Limited	32

SDL then acquired all the shares of Global Development HK from its controlling shareholder on December 7, 2023, becoming the ultimate holding company Global Development HK.

On April 25, 2024, SDL was renamed “Global Development Engineering Company Limited”. On April 25, 2024, Ordinary Shares were issued to the BVI companies detailed in the table below for the number of shares set across their respective names for a consideration of US$0.1 per Ordinary Share:

Number of Ordinary Shares
Absolutely Apex Limited	10,499,400
Rightway Gallop Limited	857,451
Maxwell Oasis Limited	857,451
Sparkle Ascent Limited	857,451
Keypoint Tech Limited	822,453
Upward Harvest Limited	822,453
Nimble Attack Limited	822,453
Beauty Reown Limited	839,952
Direct Linkage Limited*	559,968
Honest Orient Limited	559,968

*Direct Linkage Limited transferred all its Ordinary Shares to Rightway Gallop Limited on November 5, 2024.

The abovementioned Ordinary Shares were offered and sold in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D thereunder.

As of the date of this prospectus, the Company is authorized to issue an unlimited number of Ordinary Shares of no par value, and 17,500,000 Ordinary Shares are issued and outstanding. As of the date of this prospectus, none of our issued and outstanding Ordinary Share is held by record holders in the United States. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

Shares may only be issued as registered shares and the Company is not authorized to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares.

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DESCRIPTION OF ORDINARY SHARES

General

We are primarily engaged in construction and renovations work in Hong Kong. Our key operating subsidiary, Global Development HK, obtained the necessary business registration as a general building contractor from the Sino Group, a leading property developer in Hong Kong, in 2015. Our controlling shareholder currently owns 60% of our issued share capital.

On September 4, 2023, we established SDL as a holding company under the laws of the British Virgin Islands. On the date of incorporation, SDL issued the number of Ordinary Shares to the following BVI companies below set across their respective names amounting to an aggregate 1,000 Ordinary Shares for a consideration of US$1 per share:

Number of Ordinary Shares
Absolutely Apex Limited	600
Rightway Gallop Limited	49
Maxwell Oasis Limited	49
Sparkle Ascent Limited	49
Keypoint Tech Limited	47
Upward Harvest Limited	47
Nimble Attack Limited	47
Beauty Reown Limited	48
Direct Linkage Limited	32
Honest Orient Limited	32

SDL then acquired all the shares of Global Development HK from its controlling shareholder on December 7, 2024, becoming the ultimate holding company Global Development HK.

On April 25, 2024, SDL was renamed “Global Development Engineering Company Limited”. On April 25, 2024, Ordinary Shares were issued to the BVI companies detailed in the table below for the number of shares set across their respective names for a consideration of US$0.1 per Ordinary Share:

Number of Ordinary Shares
Absolutely Apex Limited	10,499,400
Rightway Gallop Limited	857,451
Maxwell Oasis Limited	857,451
Sparkle Ascent Limited	857,451
Keypoint Tech Limited	822,453
Upward Harvest Limited	822,453
Nimble Attack Limited	822,453
Beauty Reown Limited	839,952
Direct Linkage Limited	559,968
Honest Orient Limited	559,968

The abovementioned Ordinary Shares were offered and sold in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D thereunder.

As of the date of this prospectus, the Company is authorized to issue an unlimited number of Ordinary Shares of no par value, and 17,500,000 Ordinary Shares are issued and outstanding. As of the date of this prospectus, none of our issued and outstanding Ordinary Share is held by record holders in the United States. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

Shares may only be issued as registered shares and the Company is not authorized to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares.

The following description of our authorized shares and our constitutional rules under our Amended Memorandum and Articles is qualified in its entirety by reference to our Amended Memorandum and Articles, which have been filed as an exhibit to the registration statement of which this prospectus is a part.

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Amended Memorandum and Articles

The following discussion describes our Amended Memorandum and Articles that (subject to any limitations, restrictions or modifications in our Amended Memorandum and Articles; and subject to any rights or restrictions attaching to any shares) will be in effect upon the completion of this Offering:

Objects and Purposes, Register, and Shareholders. Subject to the BVI Act and BVI law, our objects and purposes are unlimited. Our register of members will be maintained by our transfer agent, Transhare Corporation. Under the BVI Act, a BVI company may treat the registered holder of a share as the only person entitled to (a) exercise any voting rights attaching to the share, (b) receive notices, (c) receive a distribution in respect of the share and (d) exercise other rights and powers attaching to the share. Consequently, as a matter of BVI Law, where a shareholder’s shares are registered in the name of a nominee such as Cede & Co, the nominee is entitled to receive notices, receive distributions and exercise rights in respect of any such shares registered in its name. The beneficial owners of the shares registered in a nominee’s name will therefore be reliant on their contractual arrangements with the nominee in order to receive notices and dividends and ensure the nominee exercises voting and other rights in respect of the shares in accordance with their directions.

Directors’ Powers. Under the BVI Act, subject to any modifications or limitations in a company’s memorandum and articles of association, a company’s business and affairs are managed by, or under the direction or supervision of, its directors; and directors generally have all powers necessary to manage a company. A director must disclose any interest he has in any proposal, arrangement or contract not entered into in the ordinary course of business and on usual terms and conditions. An interested director may (subject to the Amended Memorandum and Articles) vote on a transaction in which he has an interest. In accordance with, and subject to, our Amended Memorandum and Articles, the directors may by resolution of directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party. All decisions about the compensation of directors will be recommended by the compensation committee and approved by way of resolution of directors of the Company.

Ordinary Shares. Our Ordinary Shares shall carry equal rights and rank pari passu with one another, including but not limited to the rights to dividends and other distributions. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members.

Rights, Preferences and Restrictions of Ordinary Shares. Our directors may (subject to our Amended Memorandum and Articles and BVI law) authorize dividends at such time and in such amount as they determine, subject to their being satisfied that the Company will meet the statutory solvency test immediately after the dividend. In the event of a liquidation or dissolution of the Company, each Ordinary Share (subject to our Amended Memorandum and Articles) is entitled to an equal share in all surplus assets remaining available for distribution to them after payment and discharge of all claims, debts, liabilities and obligations of the Company and after provision is made for each class of shares (if any) having preference over the Ordinary Shares. Holders of our Ordinary Shares have no pre-emptive rights. Subject to the provisions of the BVI Act, we may, (subject to our Amended Memorandum and Articles) with the consent of the shareholder whose shares are to be purchased, repurchase our Ordinary Shares in certain circumstances provided that the Company will, immediately after the repurchase, satisfy the solvency test. The Company will satisfy the solvency test, if (i) the value of the Company’s assets exceeds its liabilities; and (ii) the Company is able to pay its debts as they fall due.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each ordinary share is entitled to one vote for each ordinary share registered in his or her name on our register of members. Holders of ordinary shares shall at all times vote together on all resolutions submitted to a vote of the members. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder. A quorum required for a meeting of shareholders consists of the holders of at least thirty three and one third (33 1/3) percent of the votes of the shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by a majority of our board of directors or our chairman or upon a requisition of shareholders holding at the date of deposit of the requisition not less than thirty percent of the issued shares which as at that date carry the right to vote in respect of the matter for which the meeting is requested. Advance notice of at least 7 clear days is required for the convening of our annual general meeting and other general meetings unless such notice is waived in accordance with our Amended Memorandum and Articles.

Variation of the Rights of Shareholders. Pursuant to our Amended Memorandum and Articles, the rights conferred upon the holders of the shares of any class of the Company may (subject to our Amended Memorandum and Articles) be varied, whether or not the Company being wound up (dissolved), with the consent in writing of or by resolution passed at a meeting by the holders of more than two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class.

Shareholder Meetings. In accordance with, and subject to, our Amended Memorandum and Articles, (a) any director of the Company may convene meetings of the shareholders at such times as the director considers necessary or desirable (and the director convening a meeting of shareholders may fix as the record date for determining those shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice); and (b) upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of shareholders. Under BVI Law, the memorandum and articles of association may be amended to decrease but not increase the required percentage to call a meeting above 30%. In accordance with, and subject to, our Amended Memorandum and Articles, (a) the director convening a meeting shall give not less than 7 clear days’ notice of a meeting of shareholders to those shareholders whose names on the date the notice is given appear as shareholders in the register of members of the Company and are entitled to vote at a meeting; and the other directors; (b) a meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 95% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of the shareholder at the meeting shall constitute waiver in relation to all of the shares that that shareholder holds; (c) a meeting of the shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than thirty three and one third (33 1/3)% of the votes of the shares; (d) if within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the request of the shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares entitled to vote on the matters to be considered at the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

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Dividends. The holders of our ordinary shares are entitled to an equal share of such dividends as may be declared by our board of directors subject to the BVI Act. Our Amended Memorandum and Articles provide that dividends may be declared and paid at such time, and in such an amount, as the directors determine subject to their being satisfied that the Company will meet the statutory solvency test immediately after the dividend.

Appointment and Removal of Directors. In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any Ordinary Shares), (a) the directors shall be elected by resolution of shareholders for such term as the shareholders determine; (b) each director holds office for the term, if any, fixed by the resolution of shareholders appointing him, or until his disqualification, earlier death, resignation or removal; (c) a director may be removed from office: (i) by a resolution of shareholders or (ii) by resolution of directors passed by all of the other directors at a meeting of directors duly convened and held in accordance with the Amended Memorandum and Articles or by a resolution in writing signed by all of the other directors; (d) a director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice and a director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the BVI Act; (e) the directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors and where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office; (f) a vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office; and (g) a director is not required to hold shares in the Company as a qualification to office.

Meetings of Directors. In accordance with, and subject to, our Amended Memorandum and Articles, (a) any one director of the Company may call a meeting of the directors by sending a written notice to each other director; (b) the directors of the Company or any committee thereof may meet at such times and in such manner as the directors may determine to be necessary or desirable; (c) a director shall be given not less than 2 days’ notice of meetings of directors, but a meeting of directors held without 2 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director and the inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting; (d) a meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is two; (e) a resolution of directors is passed if either (i) the resolution is approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or (ii) the resolution is consented to in writing by a majority of directors or by a majority of members of a committee of directors of the Company, as the case may be, unless (in either case) the BVI Act or our Amended Memorandum and Articles require a different majority.

Indemnification of Directors. BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Our Amended Memorandum and Articles permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers.

In accordance with, and subject to, our Amended Memorandum and Articles, the Company may purchase and maintain insurance for the benefit of any director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company

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Directors and Conflicts of Interest. As noted above, pursuant to the BVI Act and the Company’s Amended Memorandum and Articles, a director of the Company who has an interest in a transaction entered into or to be entered into by the Company and who has declared such interest to the other directors, may vote in respect of such transaction.

Issuance of Additional Shares. Our Amended Memorandum and Articles authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine.

However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our Amended Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Transfer of Shares. Under the BVI Act and our Amended Memorandum and Articles, shares that are listed on a recognized exchange may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon members for any amounts unpaid on their ordinary shares in a notice served to such members at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Inspection of Books and Records. A member of the Company is entitled, on giving written notice to the Company, to inspect (a) the memorandum and articles of association of the Company; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to the Amended Memorandum and Articles, the directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

A company is required to keep at the office of its registered agent: its memorandum and articles of association of the company; the register of members or a copy of the register of members; the register of directors or a copy of the register of directors; and copies of all notices and other documents filed by the company in the previous ten years.

Anti-Takeover Provisions. Some provisions of our Amended Memorandum and Articles may discourage, delay or prevent a change of control of our company or management that members may consider favorable, including provisions that limit the ability of members to requisition and convene general meetings of members.

However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our Amended Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Disclosure of the Securities and Exchange Commission’s Position on Indemnification for Securities Act Liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Summary of Certain Significant Provisions of BVI Law

The BVI Act differs from laws applicable to US corporations and their shareholders. Set forth below is a summary of certain significant provisions of the BVI Act applicable to us (save to the extent that such provisions have been, to the extent permitted under the BVI Act, negated or modified in our memorandum and articles of association in accordance with the BVI Act).

Mergers and Similar Arrangements. Under the BVI Act two or more BVI companies or a BVI company and non-BVI company, each a “constituent company,” may merge or consolidate. The BVI Act provides for slightly different procedures depending on the nature of the parties to the merger or consolidation.

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A merger involves the merging of two or more companies into one of the constituent companies (to the merger) with one constituent company continuing in existence to become the surviving company post-merger. A consolidation involves two or more companies consolidating into a new company.

A merger or consolidation is effective on the date that the articles of merger or consolidation (as described below) are registered by the Registrar of Corporate Affairs in the BVI, or on such later date, not exceeding 30 days from the date of registration as is stated in the articles of merger or consolidation but if the surviving company or the consolidated company is a company incorporated under the laws of a jurisdiction outside the BVI, the merger or consolidation is effective as provided by the laws of that other jurisdiction.

As soon as a merger or consolidation becomes effective:

a.	the surviving company or consolidated company (so far as is consistent with its memorandum and articles, as amended by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies;

b.	the memorandum and articles of the surviving company or consolidated company are automatically amended to the extent, if any, that changes to its memorandum and articles are contained in the articles of merger or consolidation;

c.	assets of every description, including choses in action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company;

d.	the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies;

e.	no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and

f.	no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director or officer, or agent thereof, are abated or discontinued by the merger or consolidation; but

(i)	the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof, as the case may be; or

(ii)	the surviving company or consolidated company may be substituted in the proceedings for a constituent company,

but if the surviving company or the consolidated company is incorporated under the laws of a jurisdiction outside the BVI, the effect of the merger or consolidation is the same as noted foregoing except insofar as the laws of the other jurisdiction otherwise provide.

The Registrar of Corporate Affairs in the BVI shall strike off the Register of Companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation (save that this shall not apply to a foreign company).

The BVI Act provides that any member of the Company is entitled to payment of the fair value of his shares upon dissenting from a merger or consolidation, unless the Company is the surviving company of the merger or the consolidated company of the consolidation and the member continues to hold the same or similar shares. The following is a summary of the position in respect of dissenter’s rights in the event of a merger under the BVI Act.

A dissenter is in most circumstances required to give to the Company written objection to the merger or consolidation, which must include a statement that the dissenter proposes to demand payment for his shares if the merger or consolidation takes place. This written objection must be given before the meeting of members at which the merger or consolidation is submitted to a vote, or at the meeting but before the vote. However, no objection is required from a member to whom the Company did not give notice of the meeting of members or where the proposed merger or consolidation is authorized by written consent of the members without a meeting.

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Within 20 days immediately following the written consent, or the meeting at which the merger or consolidation was approved, the Company shall give written notice of the consent or resolution to each member who gave written objection or from whom written objection was not required, except those members who voted for, or consented in writing to, the proposed merger or consolidation.

A member to whom the Company was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the copy of the plan of merger or consolidation or an outline of the merger or consolidation is given to him, give to the Company a written notice of his decision to elect to dissent, stating:

(a)	his name and address;

(b)	the number and classes of shares in respect of which he dissents (which must be all shares that he holds in the Company); and

(c)	a demand for payment of the fair value of his shares.

Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a member except the right to be paid the fair value of his shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.

The Company shall make a written offer to each dissenter to purchase his shares at a specified price that the Company determines to be their fair value. Such offer must be given within 7 days immediately following the date of the expiration of the period within which members may give their notices of election to dissent, or within 7 days immediately following the date on which the merger is put into effect, whichever is later.

If the Company and the dissenter fail, within 30 days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then within 20 days:

(a)	the Company and the dissenter shall each designate an appraiser;

(b)	the two designated appraisers together shall designate an appraiser;

(c)	the three appraisers shall fix the fair value of the shares owned by the dissenter as of the close of business on the day prior to the date of the meeting or the date on which the resolution was passed, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on the Company and the dissenter for all purposes; and

(d)	the Company shall pay to the dissenter the amount in money upon the surrender by him of the certificates representing his shares, and such shares shall be cancelled.

Continuation into a Jurisdiction Outside the BVI. In accordance with, and subject to, our Amended Memorandum and Articles, the Company may by resolution of shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the BVI in the manner provided under those laws. The Company does not cease to be a BVI company unless the foreign law permits continuation and the BVI company has complied with the requirements of that foreign law. Where a company is continued under the laws of a jurisdiction outside the BVI, (a) the company continues to be liable for all of its claims, debts, liabilities and obligations that existed prior to its continuation, (b) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against the company or against any shareholder, director, officer or agent thereof, is released or impaired by its continuation as a company under the laws of the jurisdiction outside the BVI, (c) no proceedings, whether civil or criminal, pending by or against the company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by its continuation as a company under the laws of the jurisdiction outside the BVI, but the proceedings may be enforced, prosecuted, settled or compromised by or against the Company or against the shareholder, director, officer or agent thereof, as the case may be; and (d) service of process may continue to be effected on the registered agent of the company in the BVI in respect of any claim, debt, liability or obligation of the Company during its existence as a company under the BVI Act.

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Members’ Suits. Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its members and between the members.

If the majority members have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular member concerned.

The BVI Act provides for a series of remedies available to members. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Members can now also bring derivative, personal and Representative Actions under certain circumstances.

Generally, any other claims against a company by its members must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association.

In certain circumstances, a member has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a member or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I(1) of the BVI Act, a member of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the members.

Any member of a company may apply to the BVI High Court for the appointment of a liquidator for the company and the Court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

Inspection of Books and Records. A member of the Company is entitled, on giving written notice to the Company, to inspect (a) the memorandum and articles of association of the Company; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to the Amended Memorandum and Articles, the directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

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Transactions with Interested Members. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested member” for three years following the date that such person becomes an interested member. An interested member generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all members would not be treated equally. The statute does not apply if, among other things, prior to the date on which such member becomes an interested member, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested member. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

British Virgin Islands law has no comparable statute. As a result, we are not afforded the same statutory protections in the British Virgin Islands as we would be offered by the Delaware business combination statute. However, although British Virgin Islands law does not regulate transactions between a company and its significant members, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority members. See also “Members’ Suits” above. We have adopted a code of business conduct and ethics which requires employees to fully disclose any situations that could reasonably be expected to give rise to a conflict of interest, and sets forth relevant restrictions and procedures when a conflict of interest arises to ensure the best interest of the Company. Squeeze-out Provisions. Members of a company holding 90% of the votes of the issued and outstanding shares entitled to vote and members of a company holding 90% of the votes of the issued and outstanding shares of each class of shares entitled to vote as a class, may give a written instruction to the company directing it to redeem the shares held by the remaining members.

Dissolution; Winding Up. Under BVI law, the liquidation of a company may be a voluntary solvent liquidation or an insolvent liquidation under the BVI Insolvency Act.

Voluntary Liquidation

If the liquidation is a solvent liquidation, the provisions of the BVI Act govern the liquidation. A company may only be liquidated under the BVI Act as a solvent liquidation if it has no liabilities or it is able to pay its debts as they fall due, and the value of its assets exceeds its liabilities. Subject to the memorandum and articles of association of a company, a liquidator may be appointed by a resolution of directors or resolution of members, but if the directors have commenced liquidation by a resolution of directors the members must approve the liquidation plan by a resolution of members save in limited circumstances.

A liquidator is appointed for the purpose of collecting in and realizing the assets of a company and distributing proceeds to creditors.

We expect that in the event of a voluntary liquidation of the Company, after payment of the liquidation costs and any sums then due to creditors, the liquidator would distribute our remaining assets on a pari passu basis.

Rights of Non-resident or Foreign Members. There are no limitations imposed by our Amended Memorandum and Articles on the rights of non-resident or foreign members to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended Memorandum and Articles governing the ownership threshold above which member ownership must be disclosed.

Anti-money laundering. In order to comply with legislation or regulations aimed at the prevention of money laundering the Company is required to adopt and maintain anti-money laundering procedures and may require members to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company also may delegate the maintenance of our anti-money-laundering procedures (including the acquisition of due diligence information) to a suitable person.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

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Material Differences in BVI Law and our Memorandum and Articles of Association and Delaware Law

Our corporate affairs are governed by our memorandum and articles of association and the provisions of applicable BVI law, including the BVI Act and BVI common law. The BVI Act differs from laws applicable to US corporations and their shareholders. The following table provides a comparison between certain statutory provisions of the BVI Act (together with the provisions of our memorandum and articles) and the Delaware General Corporation Law relating to shareholders’ rights.

Shareholder Meetings

BVI		Delaware

●

In accordance with, and subject to, our Amended Memorandum and Articles (a) any director of the company may convene meetings of the shareholders at such times and in such manner as the director considers necessary or desirable; and (b) upon the written request of shareholders entitled to exercise thirty percent (30%) or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of shareholders.

		●	May be held at such time or place as designated in the charter or the by-laws, or if not so designated, as determined by the board of directors.
●	May be held inside or outside the BVI.	●	May be held inside or outside Delaware.

●	In accordance with, and subject to, our Amended Memorandum and Articles, (a) the director convening a meeting shall give not less than 7 clear days’ notice of a meeting of shareholders to those shareholders whose names on the date the notice is given appear as shareholders in the register of members of the company and are entitled to vote at the meeting; and the other directors; and (b) the director convening a meeting of shareholders may fix as the record date for determining those shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.	●	Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

Shareholder’s Voting Rights

BVI		Delaware

●	In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), (a) a shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder; and (b) the instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.	●	Any person authorized to vote may authorize another person or persons to act for him by proxy.

●	In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), (a) a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than thirty three and one third percent (33 1/3%) of the votes of the shares or class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting; and (b) if within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.	●

The charter or bylaws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares shall constitute a quorum.

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●	In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), (a) at any meeting of the shareholders, the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken forthwith. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting. In accordance with the BVI Act, a shareholder resolution is passed if approved by a majority of in excess of 50% or, if a higher majority is required by the memorandum and articles, that higher majority, of the votes of those shareholders entitled to vote and voting on the resolution; unless (in either case) the BVI Act or our memorandum and articles require a different majority.	●	Except as provided in the charter documents, changes in the rights of shareholders as set forth in the charter documents require approval of a majority of its shareholders.

●	In accordance with, and subject to, our Amended Memorandum and Articles, (a) the rights attached to shares as specified in the memorandum may only, whether or not the Company is in liquidation, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of not less than two thirds of the issued shares of that class, except where some other majority is required under our memorandum and articles or the BVI Act.	●	The certificate of incorporation or bylaws may provide for cumulative voting.

●	In accordance with, and subject to, our Amended Memorandum and Articles, the Company may amend its memorandum or articles by a resolution of shareholders or by a resolution of directors.

Directors

BVI		Delaware

●	In accordance with, and subject to, our Amended Memorandum and Articles, the minimum number of directors shall be one.	●	Board must consist of at least one member.

●

In accordance with, and subject to, our Amended Memorandum and Articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any Ordinary Shares), (a) directors shall be elected by resolution of shareholders for such term as the shareholders determine; (b) each director holds office for the term, if any, fixed by the resolution of shareholders appointing him, or until his earlier death, resignation or removal; (c) a director may be removed from office: (i) by a resolution of shareholders; or (ii) by resolution of directors passed by all of the other directors at a meeting of the directors duly convened and held in accordance with the Amended Memorandum and Articles or by a resolution in writing signed by all of the other directors; (d) a director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice and a director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the BVI Act; and (e) a director is not required to hold Ordinary Shares as a qualification to office.

		●	Number of board members shall be fixed by the bylaws, unless the charter fixes the number of directors, in which case a change in the number shall be made only by amendment of the charter.

●	Directors do not have to be independent.	●	Directors do not have to be independent.

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Shareholder’s Derivative Actions

BVI		Delaware

●	Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its members and between the members. In general, members are bound by the decision of the majorities as set out in the articles of association or in the BVI Act. As for voting, the usual rule is that with respect to normal commercial matters members may act from self-interest when exercising the right to vote attached to their shares.	●	In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

●

If the majority members have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular member concerned.

		●	Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.

●	The BVI Act provides for a series of remedies available to members. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Members can now also bring derivative, personal and Representative Actions under certain circumstances.	●	Such action shall not be dismissed or compromised without the approval of the Delaware Court of Chancery.

●	The traditional English basis for members’ remedies have also been incorporated into the BVI Act: where a member of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may apply to the BVI High Court for an order on such conduct.

●	Any member of a company may apply to the BVI High Court for the appointment of a liquidator for the company and the Court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

●	The Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following:

(a) a merger;

(b) a consolidation;

(c) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter; (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition; or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof;

(d) a redemption of 10%, or fewer, of the issued shares of the company required by the holders of 90%, or more, of the shares of the company pursuant to the terms of the BVI Act; and

(e) an arrangement, if permitted by the BVI High Court.

●	Generally, any other claims against a company by its members must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association.

●	The BVI Act provides that if a company or a director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the BVI Act or the memorandum or articles of association of the company, the BVI High Court may, on the application of a member or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles of association.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has not been a public market for our Ordinary Shares. We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “GDEL”. Future sales of substantial amounts of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this Offering, we will have 3,750,000 issued and outstanding Ordinary Shares held by public shareholders representing approximately 17.6 % of our Ordinary Shares in issue, assuming no exercise of the Underwriter’s over-allotment option and 4,312,500 issued and outstanding Ordinary Shares held by public shareholders representing approximately 19.8 % of our Ordinary Shares in issue, assuming full exercise of the Underwriter’s over-allotment option.

All of the Ordinary Shares sold in this Offering will be freely transferable by persons other than our affiliates without restriction or further registration under the Securities Act.

Rule 144

All of our Ordinary Shares issued outstanding prior to this Offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective prospectus under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale and who has beneficially owned our restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell an unlimited number of the restricted securities without registration under the Securities Act, subject to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction.

Persons who are our affiliates (including persons beneficially owning 10% or more of our issued and outstanding shares) and have beneficially owned our restricted securities for at least six months may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1% of the then-issued and outstanding Ordinary Shares of the same class, which will equal approximately 212,500 Ordinary Shares immediately after this Offering, assuming the sales of all of the Ordinary Shares we are offering and no exercise of the Underwriter’s over-allotment; and

●	the average weekly trading volume of our ordinary shares of the same class on the Nasdaq Capital Market during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.

Rule 701

Beginning 90 days after we became a reporting company, persons other than affiliates who purchased ordinary shares under a written compensatory plan or other written agreement executed prior to the completion of this offering may be entitled to sell such shares in the United States in reliance on Rule 701 under the Securities Act, or Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires, if any.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

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TAXATION

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to an investment in our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non U.S. tax laws, state, local and other tax laws. Unless otherwise noted in the following discussion, this section is the opinion of Sichenzia Ross Ference Carmel LLP, our U.S. Tax counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law, and of Robertsons, our Hong Kong counsel, insofar as it relates to legal conclusions with respect to matters of Hong Kong Taxation below.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Share and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Hong Kong Taxation

The following brief description of Hong Kong laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

Taxes

No tax is imposed in Hong Kong in respect of capital gains from the sale of capital assets, such as our Ordinary Shares. Hence, there is no withholding tax on capital gains from sale of our Ordinary Shares. However, revenue gains from the sale of assets by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax. Liability for Hong Kong profits tax would therefore arise in respect of revenue gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of assessable profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and assessable profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses. There is no bilateral tax treaty between Hong Kong and the United States.

Hong Kong does not impose tax on dividends. Furthermore, dividends received from foreign companies are not taxable as they are foreign-source income. Hence, there is no withholding tax on dividends received in respect of our Ordinary Shares

Stamp Duty

Hong Kong stamp duty is generally payable on the transfer of “Hong Kong stock.” The term “stocks” refers to stock in companies incorporated in Hong Kong, as widely defined under the Stamp Duty Ordinance (Cap. 117 of the laws of Hong Kong), or SDO, and includes shares. However, our Ordinary Shares are not considered “Hong Kong stocks” under the SDO since the transfer of the Ordinary Shares are not required to be registered in Hong Kong given that the books for the transfer of Ordinary Shares are located in the United States. The transfer of Ordinary Shares is therefore not subject to stamp duty in Hong Kong.

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British Virgin Islands Taxation

The following summary contains a description of certain British Virgin Islands and U.S. federal income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of British Virgin Islands and regulations thereunder and on the tax laws of the U.S. and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Shares under the laws of their country of citizenship, residence or domicile.

British Virgin Islands Tax Considerations

Under Existing British Virgin Islands Laws, the Company and all dividends, interest, rents, royalties, compensation and other amounts paid by the Company to persons who are not resident in the BVI and any capital gains realized with respect to any shares, debt obligations, or other securities of the Company by persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any shares, debt obligation or other securities of the Company.

All instruments relating to transfers of property to or by the Company and all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from payment of stamp duty in the BVI. This assumes that the Company does not hold an interest in real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the Company or its members.

The disclosure included in the Taxation Section of this Prospectus is the opinion of Maples and Calder, our BVI counsel, on the BVI tax consequences of investing in the Company. In addition, Maples and Calder has confirmed rendering the tax opinion relating the BVI taxation contained in this section in part of its legal opinion attached herein as Exhibit 5.1.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAXCONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to mark-to-market;

●	U.S. expatriates;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

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●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting shares (including by reason of owning our Ordinary Shares);

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation; or

●	persons holding our Ordinary Shares through partnerships or other pass-through entities or corporations that may be disregarded for tax purposes, such as controlled foreign corporations or passive foreign investment companies.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this Offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following discussion sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The information applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” described below will apply to you if you are a beneficial owner of Ordinary Share and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you. As a general rule distributions are taxed as dividends only to the extent that they are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. However, while we prepare our financial statements under U.S. GAAP principles, we do not expect necessarily to calculate current or accumulated earnings and profits under U.S. tax principles; accordingly, dividends paid to U.S. holders may be taxable to them as dividends even if not paid out of current and accumulated earnings and profits. With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

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With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the British Virgin Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service guidelines, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus. Non-corporate U.S. Holders will also be subject to the 3.8% Net Investment Income Tax if their income exceeds the threshold amounts for such tax.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for the credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will generally constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

A dividend distribution that exceeds our current and accumulated earnings and profits is treated as a tax-free return of your tax basis in your Ordinary Shares, and to the extent that it exceeds your tax basis, as capital gain. However, as noted above, this general rule applies, only if we determine our accumulated earnings and profits under U.S. federal income tax principles. Also, as noted above, we do not necessarily calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect distributions on our Ordinary Shares to be treated as dividends even if they would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. The 3.8% Net Investment Income Tax described above also applies to capital gains.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of Ordinary Shares equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of Ordinary Shares equal to the difference between the amount realized (in U.S. dollars) for the Ordinary Shares and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company

Our Status as a Passive Foreign Investment Company.

A non-U.S. corporation is considered a passive foreign investment company or “PFIC” for any taxable year if either:

● at least 75% of its gross income for such taxable year is passive income (the “passive income test”); or

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● at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”)

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

In determining whether we are a PFIC, we are permitted, under Internal Revenue Code (“Code”) Section 1297(c), to take into account, on a pro rata basis, the income and the assets of any entity of which we own (or are treated under the Code as owning) at least 25% of the stock by value (a so-called “look-through subsidiary”). Because we own 100% of the stock of Global Development HK, in determining our PFIC status we will take into account its income and assets (other than certain assets, or the income therefrom, that are subject to intercompany transfers), as well as the income and assets of any other look-through subsidiary 25% or more owned by us.

Under the income test, our status as a PFIC will depend on the nature of our income and the income of Global Development HK. We expect Global Development HK to have considerable amounts of income from operations and so we expect that any passive income generated by us and by Global Development HK will not amount to 75% of the total income from all the entities. Accordingly, based on our current operations we would not expect to be a PFIC under the passive income test. (As discussed below, PFIC status is determined on an annual basis and our status as a PFIC under the passive income test may change from year to year.)

In determining whether we are a PFIC under the assets test, a number of different kinds of assets must be taken into account. Global Development HK has considerable assets used in its operations which would be counted as active assets. However, in this Offering we expect to raise for our Company cash in an amount that considerably exceeds the value of the operational assets of Global Development HK. The IRS has stated that cash, even if held as working capital (other than amounts held for the purpose of meeting the ordinary course operating expenses of the trade or business), produces passive income and is therefore a passive asset. Our status as a PFIC under the assets test will therefore depend in large part on how quickly we convert the cash that we raise into active business assets or otherwise spend it. Our status as a PFIC could also depend on the value of our stock as determined by the market. PFIC status based on assets is calculated annually and is based on the average quarterly value of our assets. Accordingly, our status as a PFIC based on the assets test could change from year to year.

Based on the foregoing, it is not possible to determine whether we will be characterized as a PFIC for the 2025 taxable year or any subsequent year until after the close of the relevant year. We must make a separate determination each year as to whether we are a PFIC (under either the asset test or the passive income test), and there can be no assurance with respect to our status as a PFIC for 2025 or any future taxable year.

If we are a PFIC for any year during which you hold our Ordinary Shares, we will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold our Ordinary Shares, even if in a succeeding taxable year we are no longer classified as a PFIC. However, if we cease to be a PFIC, you may avoid the adverse effects of the PFIC regime thereafter by making a “purging election” (as described below) with respect to the Ordinary Shares. A discussion of other ways in which you may be able to mitigate some of the adverse effects of PFIC status is also set forth below.

Consequences to You of PFIC status.

If we are a PFIC for a taxable year during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive on, and with respect to any gain that you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, in that year and subsequent years, unless you make a “mark-to-market” election as discussed below. You will be subject to these rules for the first year in which we are a PFIC and for all subsequent years unless (i) we cease to be classified as a PFIC and (ii) you make a “purging election,” as discussed below.

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“Excess distributions” are distributions you receive from us in a taxable year that are greater than 125% of the average annual distributions you received from us during (i) the three preceding taxable years or (ii) your holding period for the Ordinary Shares, whichever is shorter. Under the special tax rules that apply to excess distributions and to gains realized from a disposition of our Ordinary Shares,

●	the excess distribution or gain will be allocated ratably (on a daily basis) over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any tax year(s) in your holding period prior to the first taxable year in which we were a PFIC, will be treated as ordinary income arising in the current taxable year; and

●	the amount allocated to each of your other taxable years (i.e., prior years during which we were a PFIC) will be subject to the highest tax rate in effect for those years; moreover, interest charges generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of excess distribution or disposition cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

“Mark-to-market” Election. To elect out of the excess distribution tax treatment discussed above, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock. If you make a mark-to-market election for the first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares. Such excess will be treated as ordinary income and not capital gain. Under the mark-to-market rules you are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts.

In you sell or otherwise dispose of any Ordinary Shares that are subject to a mark-to-market election, any gain on the sale or other disposition is treated as ordinary income. Any loss incurred on such sale or disposition is treated as an ordinary loss, but only to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares.

If you make a valid mark-to-market election and if we subsequently make dividend distributions, the tax rules that apply to distributions by corporations which are not PFICs would apply to such distributions, except that the lower applicable capital gains rate for qualified dividend income discussed above under “Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. We expect to be listed on the Nasdaq Capital Market by the time this offering is closed, but we are uncertain as to whether our Ordinary Shares will be regularly traded. If our Ordinary Shares do not trade regularly on the Nasdaq Capital Market, the mark-to-market election would not be available to you were we to be or become a PFIC.

“Purging Election.” If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules, described above, that apply to excess distributions. But as long as we are not thereafter a PFIC, dividends distributed by us (or gains from the sale of our Ordinary Shares) following a purging election will no longer be subject to the rules (described above) that apply to excess distributions. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and a new holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

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“Qualified electing fund election”. In some cases a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC in order to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC generally includes in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if the PFIC provides the U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations (a so-called “Annual Information Statement”). We will endeavor to provide you with the information that would enable you to make a qualified electing fund election but there can be no assurance that we will be able to do so. U.S. Holders who reasonable believe that the Company was not a PFIC during any year may also be able to make so-called “protective elections” in order to preserve their ability to make a retroactive qualified electing fund election at a later date. U.S. Holders should consult their own tax advisors about this election and all PFIC elections.

PFIC Reporting Requirements. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will in all likelihood be required to file U.S. Internal Revenue Service Form 8621 for each such year and provide certain annual information regarding such Ordinary Shares, including information on distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares. You should consult your tax advisor about Form 8621 filing requirements.

The PFIC rules are complex and uncertain. You are urged to consult your tax advisor regarding the application of the PFIC rules to your investment in our Ordinary Shares, the elections discussed above, and the PFIC reporting requirements.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

Additional reporting requirements that apply if we are classified as a PFIC are discussed above under “Passive Foreign Investment Company – PFIC Reporting Requirements.”

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands as a BVI business company limited by shares. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands entity, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less exhaustive body of securities laws compared with the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. Sui Hei Chan, our chief executive officer, chairman and director, King Wan Leung, chief financial officer, all director are located in Hong Kong. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

There is no statutory enforcement in the British Virgin Islands of judgments obtained in the U.S.; however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

The British Virgin Islands courts are unlikely to do the following things:

●	recognize or enforce against the Company judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and

●	impose liabilities against the Company predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Robertsons, our counsel to laws of the Hong Kong, has advised us that there is uncertainty as to whether the courts of the Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our counsel to the laws of Hong Kong also advised us that in Hong Kong, foreign judgments can be enforced under the Foreign Judgments (Reciprocal Enforcement) Ordinance (Cap. 319 of the Laws of Hong Kong) or under common law. Foreign judgments can be enforced through a statutory registration scheme under the Foreign Judgments (Reciprocal Enforcement) Ordinance based on reciprocal recognition of judgment between Hong Kong and the foreign courts. The United States is not a designated country under the Foreign Judgments (Reciprocal Enforcement) Ordinance. As a result, a judgment rendered by a court in the United States, including as a result of administrative actions brought by regulatory authorities such as the SEC, and other actions, cannot be registered and may only be enforced at common law.

With respect to enforcing a judgment of the U.S. court at common law, the U.S. court judgement will not be enforced directly by execution or any other process. The U.S. court judgment itself may form the basis of a cause of action and the judgment will be regarded as creating a debt between the parties to it. The judgment debtor’s liability arises on an implied promise to pay the amount of U.S. court judgment under a simple contract. Being a promise under a contract, it is subject to the usual limitation period of 6 years for such legal action.

For a U.S. court judgment to be enforceable at common law in Hong Kong, certain requirements must be met: (i) such a judgment must be for a debt or a definite sum of money other than a sum payable in respect of taxes, penalties, or similar charges; (ii) the judgment creditor has to prove, among other things, that the U.S. court judgment is a final judgment conclusive upon the merits of the claim in the U.S. jurisdiction; (iii) the U.S. court judgment must come from a “competent” court (as determined by the private international law rules applied by the Hong Kong courts); (iv) the U.S. court judgment was not obtained by fraud; (v) the U.S. court judgment was not contrary to Hong Kong rules of public policy or notions of natural justice; (vi) the U.S. court judgment is not irreconcilable with the prior decision of the Hong Kong court in an action between the same parties; and (vii) the judgment debtor submitted or agreed to submit to the jurisdiction of the U.S. court.

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UNDERWRITING

We will enter into an underwriting agreement with Cathay Securities Inc. (the “Representative”). Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of our Ordinary Shares at the initial public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus and as indicated below:

Name	Number of Ordinary Shares
Cathay Securities Inc.	3,750,000

A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus is part.

The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken.

Discounts and Expenses

The underwriters have advised us that they propose to offer the Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $[●] per Ordinary Share. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $[●] per Ordinary Share to certain brokers and dealers. After this Offering, the public offering price, concession, and reallowance to dealers may be changed by the Representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Ordinary Shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Per Share
Initial public offering price	$
Underwriting discounts (1)	$
Proceeds to us, before expenses	$

(1)	Represents an underwriting discount equal to (i) 7% per Ordinary Share, which is the underwriting discount we have agreed to pay for sales to investors in this Offering except for investors identified by us within the limit of $[●]. The fees do not include the Representative’s Warrants or expense reimbursement provisions described below.

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We have agreed to reimburse the Representative for its out-of-pocket accountable expenses (including legal fees), up to a maximum amount of US$150,000 and non-accountable expenses of 1% of the gross proceeds of the Offering. As of the date of this prospectus, we have paid US$80,000 to the Representative as an advance against out-of-pocket accountable expenses. Any advance will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of the offering, including expenses that have already occurred and those that will occur, excluding the underwriting discounts, and non-accountable expenses, will be approximately $1,110,000.

Over-Allotment Option

We have granted to the underwriters an option, exerciseable for 45 days after the closing of this Offering, to purchase up to 562,500 additional Ordinary Shares at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of cover over-allotments, if any, made in connection with the Offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Ordinary Shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of Ordinary Shares listed next to the names of all underwriters in the preceding table.

Representative’s Warrants

We have also agreed to issue to the Representative warrants to purchase a number of ordinary shares equal to 5% of the total number of Ordinary Shares sold in this Offering including Ordinary Shares sold in the event the underwriters exercise their over-allotment option.

The Representative’s Warrants will have an exercise price per ordinary share equal to 125% of the public offering price per Ordinary Share in this Offering and may be exercised on a cashless basis. The Representative’s Warrants are exercisable beginning from six months after the date of issuance and for a period of five years after the date of commencement of sales of the Offering. During such time as the Representative’s Warrants are outstanding, the Company will agree not to merge, reorganize, or take any action which would terminate the Representative’s Warrants without first making adequate provisions for the Representative’s Warrant. The Representative’s Warrants and the Ordinary Shares underlying the warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Representative (or permitted assignees under FINRA Rule 5110(e)(1)) may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the ordinary shares underlying the Representative’s Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying ordinary shares for a period of 180 days beginning on the commencement of sales in the offering, except as permitted by FINRA Rule 5110(e)(2). In addition, since the Representative’s Warrants and the underlying Ordinary Shares will be registered in the registration statement of which this prospectus forms a part, the Representative will not receive any demand or piggyback registration rights in connection with the Representative’s Warrants.

Right of First Refusal

We have agreed to grant the Representative, for the 12-month period following the closing of this Offering, a right of first refusal to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the “Right of First Refusal”), which right is exercisable in the Representative’s sole discretion but is non-assignable. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as exclusive placement agent, initial purchaser or financial advisor in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. The Right of First Refusal may be terminated by the Company for cause.

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Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed, for a period of six (6) months from the effective date of the registration statement of which this prospectus forms a part, subject to certain exceptions, not to offer, sell, contract to sell, pledge, grant any option or contract to purchase, make any short sale, lend or otherwise dispose of, except in this offering, any of our ordinary shares or securities that are substantially similar to our ordinary shares, including but not limited to any options or warrants to purchase our ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ordinary shares or any such substantially similar securities (other than pursuant to employee equity incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the underwriters.

Furthermore, our officers, directors, and shareholders holding 5% or more of the issued and outstanding Ordinary Shares have agreed, subject to certain exceptions, to a 6-month lock-up period from the date of this prospectus, with respect to the Ordinary Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that may be currently outstanding or which may be issued. This means that, for a period of six months following the date of this prospectus, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the underwriters or as otherwise agreed.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Listing

We intend to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “[●].” We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future. However, we will not complete this Offering unless we are so listed.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or selling group members, if any, or by their affiliates, and the underwriters may distribute prospectus electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

In connection with this Offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Pricing of this Offering

Prior to this Offering, there has been no public market for our Ordinary Shares. The initial public offering price for our Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our Ordinary Shares in this Offering does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our Company.

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Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to customers that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the underwriters that would permit a public offering of the Ordinary Shares offered by, or the possession, circulation or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the offering of the Ordinary Shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the Ordinary Shares in certain countries.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this Offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or delaying a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Offer Restrictions outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares in any jurisdiction where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

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EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding 7% underwriting discounts and 1% non-accountable expenses of the gross proceeds of the Offering that we incurred ($512,437) and expect to incur in connection with this Offering. With the exception of the SEC Registration Fee, Legal Fees and Expenses, and Accounting Fees and Expenses, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$3,509
Nasdaq Capital Market Listing Fee	$75,000
FINRA	$1,000
Legal Fees and Expenses	$450,000
Accounting Fees and Expenses	$190,000
Printing and Engraving Expenses	$50,000
Underwriting Accountable Expenses	$150,000
Underwriting Non-accountable Expenses	$168,750
Miscellaneous Expenses	$21,741
Total Expenses	$1,110,000

We will bear these expenses. The underwriting discounts will be borne by us.

LEGAL MATTERS

The validity of the Ordinary Shares offered hereby will be opined upon for us by Maples and Calder. Sichenzia Ross Ference Carmel LLP is acting as counsel to our Company regarding U.S. securities law matters. V L Law LLP is acting as counsel to the Underwriter. Certain legal matters as to Hong Kong will be passed upon for us by Robertsons. Sichenzia Ross Ference Carmel LLP may rely upon Maples and Calder and Robertsons with respect to matters governed by BVI and Hong Kong law, respectively.

The current address for Sichenzia Ross Ference Carmel LLP is 1185 Avenue of the Americas, 31st Floor, New York, NY 10036. The current address of Maples and Calder is Ritter House Road Town Tortola, VG1110, British Virgin Islands. The current address of V L Law LLP is 1945 Old Gallows Road, Suite 260, Vienna, VA 22182. The current address of Robertsons is 57th Floor, The Center, 99 Queens Road Central, Hong Kong.

EXPERTS

The consolidated financial statements for the year ended March 31, 2025, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of Guangdong Prouden CPAs GP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing.

The office of Guangdong Prouden CPAs GP is located at Ste. 2201, GDH Bay City Centre, 21 Zhujiang West Rd., Guangzhou, China.

The consolidated financial statements for the year ended March 31, 2024, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of OneStop Assurance PAC, an independent registered public accounting firm, given on their authority as experts in accounting and auditing.

The office of OneStop Assurance PAC is located at 10 Anson Road, #06-15 International Plaza, Singapore 079903.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Effective as of July 18, 2025, we appointed Guangdong Prouden CPAs GP, an independent registered public accounting firm, as our auditor, who audited our financials for the fiscal year ended March 31, 2025.

OneStop Assurance PAC’s report on our consolidated financial statements for the year ended March 31, 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during the fiscal years ended March 31, 2024 and 2023 and the subsequent interim period through July 18, 2025, there had been no disagreements with OneStop Assurance PAC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of OneStop Assurance PAC, would have caused OneStop Assurance PAC to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such periods.

OneStop Assurance PAC was dismissed as an auditor of Global Development Engineering Company Limited on July 18, 2025. OneStop Assurance PAC has not performed any audit or review procedures with respect to any financial statements of Global Development Engineering Company Limited and its subsidiaries appearing in this Registration Statement for the periods after March 31, 2024. For the fiscal years ended March 31, 2024 and 2023 and the subsequent interim period through July 18, 2025, there were no “reportable events” as that term is described in Item 16F(a)(1)(v) of the Form 20-F, other than the material weaknesses reported by management in the Risk Factors section in this prospectus.

We provided OneStop Assurance PAC with a copy of the above disclosure and requested that OneStop Assurance PAC furnish us with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of the letter of OneStop Assurance PAC is filed as Exhibit 16.1 to this Registration Statement of which this prospectus is a part.

During the fiscal years ended March 31, 2024 and 2023 and the subsequent interim period through July 18, 2025, neither the Company nor anyone acting on our behalf consulted Guangdong Prouden CPAs GP with respect to any of the matters or reportable events set forth in Item 16F(a)(2)(i) and (ii) of the Form 20-F.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Ordinary Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal Underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents. We currently do not file periodic reports with the SEC. Upon the closing of our initial public offering, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

122

GLOBAL DEVELOPMENT ENGINEERING COMPANY LIMITED

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Global Development Engineering Company Limited:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Global Development Engineering Company Limited and its subsidiary (the “Company”) as of March 31, 2025, the related consolidated statements of operations, changes in equity and cash flows for the year ended March 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of March 31, 2025, and the consolidated results of its operations and its cash flows for the year ended March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Guangdong Prouden CPAs GP

We have served as the Company’s auditor since 2025.

Guangzhou, China

September 16, 2025

F-2

Report of Independent Registered Public Accounting Firm

To The Shareholders and the Board of Directors of Global Development Engineering Company Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Global Development Engineering Company Limited and its subsidiary (collectively, the “Group”) as of March 31, 2024, the related consolidated statements of operations, changes in equity and cash flows for each of the year ended March 31, 2024 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Group as of March 31, 2024 and the results of its operations and its cash flows for the year ended March 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ OneStop Assurance PAC

We have served as the Group’s auditor since 2024.

Singapore

April 16, 2025

F-3

GLOBAL DEVELOPMENT ENGINEERING COMPANY LIMITED

CONSOLIDATED BALANCE SHEETS

		As of March 31,
	Notes	2024	2025	2025
		HK$	HK$	US$
ASSETS
Current assets:
Cash and cash equivalents		370,691	664,573	85,202
Accounts receivable, net	4	15,292,660	18,430,787	2,362,921
Contract assets	5	-	6,210,549	796,224
Prepayment and other current assets, net	6	12,755,371	4,147,845	531,775
Deferred IPO cost		1,576,509	3,997,009	512,437
Amount due from related parties	12	261,000	-	-
Total current assets		30,256,231	33,450,763	4,288,559

Non-current assets:
Property and equipment, net	7	159,982	94,681	12,139
Operating lease right-of-use assets, net	11	349,751	-	-
Finance lease right-of-use assets, net	11	368,841	184,420	23,644
Deferred tax assets	14	17,820	55,473	7,112
Other non-current assets, net	6	512,329	537,329	68,888
Total non-current assets		1,408,723	871,903	111,783
Total assets		31,664,954	34,322,666	4,400,342

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	8	420,047	12,242,006	1,569,486
Accrued expenses and other current liabilities	9	320,174	1,347,971	172,817
Tax payable		248,399	184,523	23,657
Contract liabilities	5	340,000	1,289,192	165,281
Operating lease liabilities, current portion	11	349,751	-	-
Finance lease liabilities, current portion	11	171,402	179,920	23,067
Amounts due to related parties	12	16,123,087	6,304,387	808,255
Long-term borrowings, current portion	10	1,681,322	1,473,589	188,922
Total current liabilities		19,654,182	23,021,588	2,951,485

Non-current liabilities:
Long term borrowings	10	1,473,850	-	-
Finance lease liabilities, non-current portion	11	179,920	-	-
Total non-current liabilities		1,653,770	-	-
Total liabilities		21,307,952	23,021,588	2,951,485

Shareholders’ equity:
Ordinary share, no par value; unlimited shares authorized; 17,500,000 shares issued and outstanding as of March 31, 2024 and 2025, respectively*		-	-	-
Additional paid-in capital		7,575,115	7,575,115	971,169
Retained earnings		2,781,887	3,725,963	477,688
Total shareholders’ equity		10,357,002	11,301,078	1,448,857
Total liabilities and equity		31,664,954	34,322,666	4,400,342

*The shares and per share data are presented on a retroactive basis to reflect the reorganization.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

GLOBAL DEVELOPMENT ENGINEERING COMPANY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

		For the Years Ended March 31,
	Notes	2024	2025	2025
		HK$	HK$	US$
Revenues(1)		26,494,101	33,768,053	4,329,238
Cost of revenues(2)		(21,219,826)	(26,142,260)	(3,351,572)
Gross profit		5,274,275	7,625,793	977,666

Operating expenses:
Selling and marketing expenses		(139,759)	-	-
General and administrative expenses(3)		(5,194,547)	(6,884,555)	(882,635)
Total operating expenses		(5,334,306)	(6,884,555)	(882,635)

Operating (expense)/ income		(60,031)	741,238	95,031

Interest income, net		940,686	264,483	33,908
Other (expense)/income, net(4)		(19,996)	4,985	639
Income before taxes		860,659	1,010,706	129,578
Income tax expenses	14	(135,492)	(66,630)	(8,542)
Net income		725,167	944,076	121,036

Earnings per share attributable to ordinary shareholders
Basic and diluted	15	0.04	0.05	0.01

Weighted average shares used in calculating basic and diluted net income per share:
Basic and diluted*		17,500,000	17,500,000	17,500,000

* The shares and per share data are presented on a retroactive basis to reflect the reorganization.

The accompanying notes are an integral part of these consolidated financial statements.

(1)	Including amounts from related parties of HK$245,000 and HK$6,046,160 for the years ended March 31, 2024 and 2025, respectively.
(2)	Including amount to a related party of HK$13,960,030 and HK$4,218,556 for the years ended March 31, 2024 and 2025, respectively.
(3)	Including amount to a related party of HK$62,300 and HK$43,605 for the years ended March 31, 2024 and 2025, respectively.
(4)	Including amount from a related party of nil and HK$13,100 for the years ended March 31, 2024 and 2025, respectively.

F-5

GLOBAL DEVELOPMENT ENGINEERING COMPANY LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

			Additional		Total
	Ordinary shares		paid-in	Retained	shareholders’
	Shares*	Amount	capital	earnings	equity
		HK$	HK$	HK$	HK$
Balance as of March 31, 2023	17,500,000	-	7,575,115	2,056,720	9,631,835
Net income for the year	-	-	-	725,167	725,167
Balance as of March 31, 2024 in HK$	17,500,000	-	7,575,115	2,781,887	10,357,002
Net income for the year	-	-	-	944,076	944,076
Balance as of March 31, 2025 in HK$	17,500,000	-	7,575,115	3,725,963	11,301,078
Balance as of March 31, 2025 in US$	17,500,000	-	971,169	477,688	1,448,857

* The shares and per share data are presented on a retroactive basis to reflect the reorganization.

The accompanying notes are an integral part of these consolidated financial statements.

F-6

GLOBAL DEVELOPMENT ENGINEERING COMPANY LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended March 31,
	2024	2025	2025
	HK$	HK$	US$
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	725,167	944,076	121,036
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property and equipment	95,801	98,301	12,603
Amortization of right-of-use assets, operating lease	331,518	349,751	44,840
Amortization of right-of-use assets, finance lease	184,420	184,421	23,644
(Reversal) provision of allowance for the expected credit losses	(686,356)	228,200	29,256
Deferred income tax	113,249	(37,653)	(4,827)
Changes in operating assets and liabilities:
Accounts receivables, net	(12,957,667)	(3,366,327)	(431,580)
Contract assets	723,802	(6,210,549)	(796,224)
Prepayment and other assets	(341,293)	1,522,106	195,142
Accounts payable	163,078	11,821,959	1,515,635
Accrued expenses and other current liabilities	(1,682,338)	1,027,797	131,769
Tax payable	22,243	(63,876)	(8,189)
Contract liabilities	(426,496)	949,192	121,691
Amounts due to related parties	14,133,189	(9,818,700)	(1,258,808)
Lease liabilities of operating lease liabilities	(325,505)	(336,461)	(43,136)
Amounts due from related parties	(261,000)	261,000	33,462
Net cash used in operating activities	(188,188)	(2,446,763)	(313,686)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(33,000)	(4,231)
Payment of loan to third parties	(500,000)	-	-
Receipt of loan from third parties	3,355,629	7,060,420	905,182
Addition of right-of-use asset	(38,651)	-	-
Net cash provided by investing activities	2,816,978	7,027,420	900,951

CASH FLOWS FROM FINANCING ACTIVITIES
Payment for deferred IPO cost	(1,576,509)	(2,420,500)	(310,321)
Loan repaid to commercial bank	(1,586,782)	(1,681,583)	(215,588)
Lease liabilities of financing liabilities	(169,301)	(184,692)	(23,678)
Net cash used in financing activities	(3,332,592)	(4,286,775)	(549,587)

Net (decrease)/increase in cash and cash equivalents	(703,802)	293,882	37,678
Cash and cash equivalents, beginning of year	1,074,493	370,691	47,524
Cash and cash equivalents, end of year	370,691	664,573	85,202

Supplemental disclosure of cash flows information:
Interest paid	226,472	133,925	17,170
Tax paid	-	168,159	21,559
Supplemental disclosure of non-cash information:
Right-of-use assets obtained in exchange for new lease liabilities	553,261	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

GLOBAL DEVELOPMENT ENGINEERING COMPANY LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

(a) Nature of operations and principal activities

GLOBAL DEVELOPMENT ENGINEERING COMPANY LIMITED (the “Company”) formerly known as Speedy Desire Limited (“SDL”) was incorporated in the British Virgin Islands (“BVI”) on September 4, 2023, under the BVI Companies Law as an exempted company with limited liability with authorized to issue an unlimited number of ordinary shares of no par value and 17,500,000 ordinary shares issued and outstanding. The Company conducts its primary operations of construction works services through its wholly owned subsidiary that is incorporated on August 3, 2015 and domiciled in Hong Kong SAR, namely Global Development Engineering Co., Limited (“Global Development HK”). The Company, together with Global Development HK (collectively, the “Group”) is primarily engaged in the construction work services, including structural renovation and repairing, interior and exterior finishing and cleaning work.

On April 25, 2024, Speedy Desire Limited (“SDL”) was renamed “Global Development Engineering Company Limited”.

(b) Reorganization

In preparation for its initial public offering (“IPO”) in the United States, the following transaction was undertaken to reorganize the legal structure of Global Development HK. The Company was incorporated in connection with a group reorganization (the “Reorganization”) of Global Development HK.

On December 7, 2023, the Company entered into an equity purchase agreement with Global Development HK. The Company has accounted for the Reorganization as transaction between entities with common ownership, which is akin to a reorganization of entities under common control. As all the entities involved in the process of the Reorganization are under common ownership of the Company’s shareholders before and after the Reorganization, the Reorganization is accounted for in a manner similar to a pooling of interests with the assets and liabilities of the parties to the Reorganization carried over at their historical amounts. Therefore, the accompanying consolidated financial statements were prepared as if the corporate structure of the Company had been in existence since the beginning of the periods presented.

As of the date of this report, the details of the Company’s principal subsidiary is as follows:

Entity	Date of incorporation	Place of incorporation	Percentage of direct or indirect ownership by the Company
Subsidiary:
Global Development Engineering Co., Ltd (“Global Development HK”)	August 3, 2015	Hong Kong SAR	100%

F-8

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

(b) Principles of consolidation

The financial statements presented herein represent the consolidated financial statements of the Group and its subsidiary. All transactions and balances among the Group and its subsidiary have been eliminated upon consolidation.

(c) Use of estimates

The preparation of consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates reflected in the Group’s consolidated financial statements mainly include the incremental borrowing rate used in the recognition of right-of-use assets and lease liabilities, allowance for the expected credit losses, the useful lives of property and equipment, valuation allowance for deferred tax assets and the estimated performance obligations completion progress towards certain services revenue. The Group bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to the Group’s reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

(d) Functional currency and foreign currency translation

The Group uses Hong Kong dollars (“HK$”) as its reporting currency. The functional currency of the Group and its subsidiary is US$ and HK$, respectively. Based on the criteria of Accounting Standards codification (“ASC”) Topic 830, Foreign Currency Matters.

Transactions denominated in currencies other than in the functional currency are translated into the functional currency using the exchange rates prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into functional currency using the applicable exchange rates at the balance sheet date. Non-monetary items that are measured in terms of historical cost in foreign currency are re-measured using the exchange rates at the dates of the initial transactions. Exchange gains or losses arising from foreign currency transactions are included in the consolidated statements of comprehensive loss. No foreign currency translation adjustments in the consolidated statements of comprehensive loss were made for the years ended March 31, 2025 and 2024.

(e) Convenience translation

The Group’s operations are principally conducted in Hong Kong where HK$ is the functional currency and all of the revenues are denominated in HK$. However, periodic reports made to shareholders will include current period amounts translated into US$ using the exchange rate as of balance sheet date, for the convenience of the readers. Translations of balances in the consolidated balance sheets, consolidated statements of operations, consolidated statements of shareholders’ equity and consolidated statements of cash flows from HK$ into US$ as of and for the year ended March 31, 2025 are solely for the convenience of the reader and were calculated at the rate of US$1.00 to HK$7.8000, a pegged rate determined by the linked exchange rate system in Hong Kong. No representation is made that the HK$ amounts could have been, or could be, converted, realized or settled into US$ at that rate on March 31, 2025 or at any other rate.

F-9

(f) Fair value of financial instruments

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be either recorded or disclosed at fair value, the Group considers the principal or most advantageous market in which it would transact, and it also considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

Financial assets and liabilities of the Group primarily consist of cash and cash equivalents, accounts receivable, amounts due from related parties, prepayment and other current assets, accounts payable, amounts due to related parties, accrued expenses and other current liabilities and long-term borrowings. As of March 31, 2025, the carrying values of these financial instruments are approximated to their fair values.

(g) Cash and cash equivalents

Cash and cash equivalents represent cash on hand and highly-liquid investments placed with banks or other financial institutions, which are unrestricted as to withdrawal and use, and which have original maturities of three months or less.

(h) Accounts receivable, net

Accounts receivable mainly consists of amount due from the Group’s customers, which are recorded net of allowance for the expected credit losses. The Group records allowance for the expected credit losses for accounts receivable based on assessments of the recoverability of the account receivables and individual account analysis, including the current creditworthiness and the past collection history of each customer. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of March 31, 2025 and 2024, the Group had an allowance for the expected credit losses of HK$336,200 (US$43,103) and HK$108,000, respectively.

(i) Contract Assets and Contract Liabilities

Contract assets represent the contract revenue recognized but not yet billed pursuant to contract terms.

Contract liabilities represent the billings to date, as allowed under the terms of a contract, but not yet recognized as contract revenue using the Group’s revenue recognition policy.

(j) Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment loss, if any. Property and equipment are depreciated at rates sufficient to write off their costs less impairment and residual value, if any, over their estimated useful lives on a straight-line basis. Leasehold improvements, computer and electronic equipment, and office equipment are depreciated over estimated useful lives of the related assets.

F-10

Category	Estimated useful life
Leasehold improvements	3-5 years
Computer and electronic equipment	3-5 years
Office equipment	2-4 years

(k) Impairment of long-lived assets

The Group evaluates its long-lived assets, including property and equipment and right-of-use assets with finite lives, for impairment whenever events or changes in circumstances, such as a significant adverse change to market conditions that will impact the future use of the assets, indicate that the carrying amount of an asset may not be fully recoverable. When these events occur, the Group evaluates the recoverability of long-lived assets by comparing the carrying amounts of the assets to the future undiscounted cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amounts of the assets, the Group recognizes an impairment loss based on the excess of the carrying amounts of the assets over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the assets, when the market prices are not readily available. There was no impairment of long-lived assets recognized for the years ended March 31, 2025 and 2024.

(l) Revenue recognition

The Group performs construction work services including: (i) renovation and repairing, which mainly involves encompassing the construction of the building’s frame structure and various decoration, (ii) interior and exterior work, which includes customize furniture and fixtures, (iii) cleaning service. The Group recognized its revenue under ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle underlying the revenue recognition of this Accounting Standards Update (“ASU”) allows the Group to recognize revenue that represents the transfer of goods and services to customers in an amount that reflects the consideration to which the Group expects to be entitled in such exchange. This will require the Group to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

The Group applies five-step model to recognize revenue from customer contracts. The five-step model requires the Group to (i) identify the contract with the customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur; (iv) allocate the transaction price to the respective performance obligations in the contract; and (v) recognize revenue when (or as) the Group satisfies the performance obligation.

The Group categorizes construction contracts into three distinct types based on their specific characteristics and recognizes contract revenue accordingly. Each individual contract is assessed as comprising a single performance obligation, which is the complete fulfillment of all contractually agreed-upon terms and the achievement of specified acceptance criteria. Consequently, for any given contract, the Group identifies only one performance obligation.

The Group recognized revenue over time when the construction work services were performed over prescribed periods specified within the contract with the customer. The Group solely undertakes construction services with the paramount aim of benefiting their customers, where the ownership and control of the assets being constructed or maintained reside solely with the customer. Depending on the terms of the contract and the laws that applied to the contract, the services were performed gradually therefore relevant revenue was recognized over time, complying with (ii) specified as below, indicated by that the project sites would be usually controlled by the customer whilst the construction works were in the process. Otherwise, if the construction work services do not meet any of the criteria below, revenue related to those services will be recognized at a point in time.

Control of the goods and services is transferred over time if the Group’s performance:

(i)	provides all of the benefits received and consumed simultaneously by the customer;

(ii)	creates and enhances an asset that the customer controls as the Group performs; or

(iii)	does not create an asset with an alternative use to the Group and the Group has an enforceable right to payment for performance completed to date. If control of the goods and services transfers over time, revenue is recognized over the period of the contract by reference to the progress towards complete satisfaction of that performance obligation. Otherwise, revenue is recognized at a point in time when the customer obtains control of the goods and services.

The Group adopts ASC Topic 606, Revenue from Contracts with Customers, as the framework for recognizing contract revenue over time as performance obligations are progressively fulfilled. Upon adoption of ASC Topic 606, contracts which include construction services are generally accounted for as a single deliverable (a single performance obligation) and are no longer segmented between types of services. The Group has not bundled any goods or services that are not considered distinct. The Group is required to follow the pre-determined work schedule. Such schedule may be extended from time to time pursuant to the terms of the contract. Under the typical payment terms of construction contracts, amounts were billed as work progresses in accordance with agreed-upon contractual terms on the contract.

Generally, the Group general terms and conditions for our contracts contain a guarantee that they will complete a project by a certain date. Any failure to meet contractual schedule or completion requirements set forth in the contracts could subject us to responsibility for costs resulting from the delay, generally in the form of contractually agreed-upon liquidated damages, liability for their actual costs arising out of our delay, reduced profits or a loss on that project. The Group reasonably estimates the possibility of liquidated damages based on the historical experience of. For the years ended March 31, 2025 and 2024, they have no liquidated damages cost incurred and accrued.

The Group generally measures its progress to completion using an input measure of total costs incurred divided by total costs expected to be incurred, which it believes to be the best measure of progress towards completion of the performance obligation. Subcontractor materials, labor, and equipment were treated as cost of revenues.

F-11

When either party to a contract has performed, the Group presented the contract in the consolidated balance sheets as the contract assets or contract liabilities, depending on the relationship between the entity’s performance and the customer’s payment.

A contract asset is the Group’s right to consideration in exchange for services that the Group has transferred to a customer. A receivable is recorded when the Group has an unconditional right to consideration. A right to consideration is unconditional if only the passage of time is required before payment of that consideration is due.

If a customer pays consideration or the Group has a right to an amount of consideration that is unconditional, before the Group transfers the service to the customer, the Group presents the contract liability when the payment is made, or a receivable is recorded (whichever is earlier). A contract liability is the Group’s obligation to transfer the services to a customer for which the Group has received consideration (or an amount of consideration is due) from the customer.

The following table sets forth a breakdown of total revenues of the Group, in absolute amounts and percentages of total revenues for the years ended March 31, 2025 and 2024:

	For the Years Ended March 31,
	2024		2025
	HK$	%	HK$	US$	%
Renovation and repairing	19,559,101	73.8	16,883,081	2,164,498	50.0
Interior and exterior finishing	6,935,000	26.2	9,977,552	1,279,173	29.5
Cleaning work	-	-	6,907,420	885,567	20.5
Total revenues	26,494,101	100.0	33,768,053	4,329,238	100.0

Revenue from Renovation and Repairing Services

Revenue generated from renovation and repairing contracts, which encompass services such as the construction of building frame structures (e.g., reinforced concrete elements) and associated plumbing, drainage, and electrical systems installations, is recognized over time. The Company has determined that each contract constitutes a single performance obligation. This is because the various promised services (e.g., structural work, plumbing, electrical) are highly interdependent and integrated. The customer cannot benefit from any individual component service (such as installing structural columns alone) without the entire project being completed to a functional state. The combined services result in the transfer of a single, customized asset (the renovated/repaired structure) for which the customer obtains control as the Company performs. Consequently, these contracts meet the criterion for recognizing revenue over time as the performance obligation is satisfied. Revenue is measured using the percentage-of-completion method based on costs incurred relative to total estimated costs, reflecting the transfer of control of the integrated asset to the customer.

Revenue from Interior and Exterior Finishing Services

Revenue from contracts for interior and exterior finishing services, involving tasks such as interior decoration (walls, flooring, ceilings, doors, windows) and exterior work (walls, roofs), is also recognized over time. The Company concluded that each finishing contract contains one performance obligation. The individual tasks within a finishing project (e.g., wall decoration, flooring installation, window fitting) are not distinct within the context of the contract. They lack standalone utility for the customer until the entire finishing scope for the designated area is complete and ready for use. These services are inputs to the creation of a single, customized finished space that the customer controls as work progresses. Therefore, revenue is recognized over the contract period as the performance obligation is satisfied, utilizing the percentage-of-completion method applied to costs incurred.

Revenue from Cleaning Work

Revenue associated with stand-alone contracts primarily focused on cleaning work is recognized at a point in time, upon completion of the service. For these contracts, the Company has determined they represent a single performance obligation satisfied at completion. However, cleaning services performed as an integral part of renovation, repair, or finishing contracts (e.g., post-construction cleanup) are not considered separate performance obligations. Instead, they are incorporated into the single performance obligation of the primary construction contract to which they relate. Revenue for such integrated cleaning services is recognized over time, consistent with the recognition pattern of the primary contract, using the percentage-of-completion method.

(m) Cost of revenues

Cost of revenues consists primarily of subcontracting fees, cost of materials and tools, direct labor costs and other overhead costs that are directly attributable to services provided.

The following table sets forth a breakdown of the Group’s total costs of revenues, in absolute amounts and percentages of total revenues for the years ended March 31, 2025 and 2024:

	For the Years Ended March 31,
	2024		2025
	HK$	%	HK$	US$	%
Cost of renovation and repairing	15,652,432	59.1	12,893,932	1,653,068	38.2
Cost of interior and exterior finishing	5,567,394	21.0	7,124,638	913,415	21.1
Cost of cleaning work	-	-	6,123,690	785,089	18.1
Total cost of revenues	21,219,826	80.1	26,142,260	3,351,572	77.4

F-12

(n) Sales and marketing expenses

Sales and marketing expenses consist primarily of (i) compensation to selling personnel, including the salaries and other benefits; and (ii) commission paid to the third parties relevant to the sales and marketing function, including after-sale service.

(o) General and administrative expenses

General and administrative expenses consist primarily of salaries, bonuses and benefits for employees involved in general corporate functions, and those not specifically dedicated to sales activities, such as depreciation and amortization of fixed assets, legal and other professional services fees, rental and other general corporate related expenses.

(p) Employee benefits

Full time employees of the Group in Hong Kong participate in a government mandated defined contribution plan, pursuant to which mandatory provident fund (“MPF”) is provided to the employees. The Hong Kong Legislative Council requires that Global Development HK, the Hong Kong subsidiary of the Group make contributions for MPF based on certain percentages of the employees’ salaries, up to a maximum amount of HK$3,000 (US$385). The Group has no legal obligation for the benefits beyond the contributions made.

(q) Taxation

Income Taxes

Current income taxes are provided on the basis of income/(loss) for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions. Deferred income taxes are provided using the assets and liabilities method. Under this method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The tax base of an asset or liability is the amount attributed to that asset or liability for tax purposes. The effect on deferred taxes of a change in tax rates is recognized in the consolidated statement of income and comprehensive income in the period of change. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more-likely-than-not that some portion of, or all of the deferred tax assets will not be realized.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Group considers positive and negative evidence when determining whether a portion or all of its deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry-forward periods, its experience with tax attributes expiring unused, and its tax planning strategies. The ultimate realization of deferred tax assets is dependent upon its ability to generate sufficient future taxable income within the carry-forward periods provided for in the tax law and during the periods in which the temporary differences become deductible. When assessing the realization of deferred tax assets, the Group considers possible sources of taxable income including (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences and carry-forwards, (iii) future taxable income arising from implementing tax planning strategies, and (iv) specific known trend of profits expected to be reflected within the industry.

Uncertain tax positions

The Group applies the provisions of ASC topic 740 (“ASC 740”), Accounting for Income Taxes, to account for uncertainty in income taxes. ASC 740 prescribes a recognition threshold a tax position is required to meet before being recognized in the financial statements. The benefit of a tax position is recognized if a tax return position or future tax position is “more likely than not” to be sustained under examination based solely on the technical merits of the position. Tax positions that meet the “more likely than not” recognition threshold is measured, using a cumulative probability approach, at the largest amount of tax benefit that has a greater than fifty percent likelihood of being realized upon settlement. The estimated liability for unrecognized tax benefits is periodically assessed for adequacy and may be affected by changing interpretations of laws, rulings by tax authorities, changes and or developments with respect to tax audits, and the expiration of the statute of limitations. Additionally, in future periods, changes in facts and circumstances, and new information may require the Group to adjust the recognition and measurement of estimates with regards to changes in individual tax position. Changes in recognition and measurement of estimates are recognized in the period in which the change occurs.

The Group did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of income for the years ended March 31, 2025 and 2024, respectively. The Group does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

F-13

(r) Comprehensive income

The Group has adopted FASB Accounting Standard Codification Topic 220 (“ASC 220”) “Comprehensive income”, which establishes standards for reporting and the presentation of comprehensive income (loss), its components and accumulated balances.

There was no other comprehensive loss for the years ended March 31, 2025 and 2024, respectively.

(s) Leases

The Group accounts for leases under ASC Topic 842, Leases. The Group determines if an arrangement is or contains a lease at inception. Right-of-use assets and liabilities are recognized at the lease commencement date based on the present value of remaining lease payments over the lease term. Leases are classified as either finance or operating leases based on criteria such as transfer of ownership, purchase options, lease term relative to asset life, present value of lease payments relative to fair value, and asset specificity. The Group considers only payments that are fixed and determinable at the time of lease commencement.

At the commencement date, the lease liability is recognized at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Group’s incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred. For finance leases, the right-of-use asset is subsequently amortized on a straight-line basis over the shorter of the lease term or the asset’s useful life, with interest expense recognized on the liability using the effective interest method. Operating lease costs are recognized on a straight-line basis over the lease term.

All right-of-use assets are reviewed for impairment annually. There was no impairment for right-of-use lease assets as of March 31, 2025 and 2024, respectively.

Finance lease right-of-use assets and finance lease liabilities are presented separately as “current finance lease liabilities” and “non-current finance lease liabilities” on the consolidated balance sheets. Operating lease assets are included within “Operating right-of-use assets”, and the corresponding operating lease liabilities are included within “current operating lease liabilities” and “non-current operating lease liabilities” on the consolidated balance sheets as of March 31, 2025 and 2024, respectively.

(t) Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the Group or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or have significant influence, such as a family member or relative, shareholder, or a related corporation.

(u) Segment reporting

ASC 280, Segment Reporting, (“ASC 280”), establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers.

Based on the criteria established by ASC 280, the Group’s chief operating decision maker (“CODM”) has been identified as the Group’s Chief Executive Officer, who reviews consolidated financial information when making decisions about allocating resources and assessing performance of the Group. As a whole and hence, the Group has only one reportable segment. The Group does not distinguish between markets or segments for the purpose of reporting. As the Group’s long-lived assets are substantially located in Hong Kong, no geographical segments are presented. The Group has concluded that consolidated net income is the measure of segment profitability. The CODM assesses performance for the Group, monitors budget versus actual results and determines how to allocate resources based on consolidated net income as reported in the consolidated statements of operations and comprehensive income. There is no other expense categories regularly provided to the CODM that are not already included in the primary financial statements herein. The Group has adopted Accounting Standards Update 2023-07 Segment Reporting (Topic ASC 280) Improvements to Reportable Segment Disclosures and the adoption has no material impact upon our financial position and results of operations.

(v) Deferred IPO costs

According to ASC 340-10 on deferred costs, costs associated with future economic activities or earnings generally need to be recorded on the balance sheet rather than in the income statement in order to defer their recognition and amortization to a suitable future period. Under ASC 340, the recognition, measurement and amortization of deferred costs generally depend on the extent to which they relate to the future economic activities or earnings of the enterprise. In particular, the recognition of deferred costs should respect the principle of substance over form and clearly distinguish between specific and general costs. Under the terms, an enterprise can only capitalize costs that are in fact directly related to the IPO process and not to the ongoing operations of the entity prior to or after the IPO, management salaries or other general and administrative expenses may not be recorded as deferred costs on the balance sheet.

(w) Recent accounting pronouncements

In May 2019, the Financial Accounting Standards Board (“FASB”) issued ASU 2019-05, which is an update to ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in ASU 2016-13 added ASC 326, Financial Instruments — Credit Losses, and made several consequential amendments to the ASC. ASU 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in this ASU address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in ASU 2016-13 while still providing financial statement users with decision-useful information. ASU 2019-05 is effective for the Group for annual and interim reporting periods beginning January 1, 2023 after FASB delayed the effective date for non-public companies with ASU 2019-10. The Group adopted this standard since April 1, 2022.

F-14

In October 2023, the FASB issued ASU No. 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative. This ASU modifies the disclosure or presentation requirements of a variety of topics in the codification. The effective date for each amendment will be the date on which the SEC’s removal of that related disclosure from Regulation S-X or Regulation S-K becomes effective. Early adoption is prohibited. The Group does not expect a significant impact to the consolidated financial statements upon adoption.

In December 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires specific disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. This ASU will result in the required additional disclosures being included in the consolidated financial statements, once adopted. The Group is in the process of evaluating the impact of the new guidance and does not expect it to have a significant impact on its consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Improvements to expense disaggregation disclosures (Subtopic 220-40). During the FASB’s 2021 agenda consultation and other outreach, investors observed that expense information is critically important in understanding a company’s performance, assessing its prospects for future cash flows, and comparing its performance over time and with that of other companies. They indicated that more granular expense information would assist them in better understanding an entity’s cost structure and forecasting future cash flows. The ASU addresses this feedback by requiring public companies to disclose, in the notes to financial statements, specified information about certain costs and expenses at each interim and annual reporting period. The amendments in the ASU are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Group is currently evaluating the impact of this new standard on the Group’s consolidated financial statements and related disclosures.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have a material impact on the consolidated balance sheets, statements of operation and comprehensive income, and statements of cash flows.

3. CONCENTRATION OF RISKS

(a) Political, social and economic risks

The main operations of the Group are located in Hong Kong. Accordingly, the Group’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Hong Kong, as well as by the general state of the economy in Hong Kong. The Group’s results may be adversely affected by changes in the political, regulatory and social conditions in Hong Kong. Although the Group has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

The Group’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Group’s operations.

(b) Interest rate risk

The Group is exposed to interest rate risk on its interest-bearing assets and liabilities. As part of its asset and liability risk management, the Group reviews and takes appropriate steps to manage its interest rate exposure on its interest-bearing assets and liabilities. The Group has not been exposed to material risks due to changes in market interest rates, and has not used any derivative financial instruments to manage the interest risk exposure during the years presented.

(c) Credit risk

Financial instruments that potentially subject the Group to significant concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable, contract assets and other current assets. As of March 31, 2025 and 2024, approximately HK$664,573 (US$85,202) and HK$370,691 were deposited with financial institutions located in Hong Kong, respectively. In accordance with the relevant regulations in Hong Kong, the maximum insured bank deposit amount is HK$500,000 for each financial institution. While the Group believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

The Group is also exposed to risk from its accounts receivable, contract assets and other current assets. These assets are subjected to credit evaluations. An allowance has been made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment and reasonable and supportable forecasts.

F-15

(d) Concentration risk

There were four and three customers from whom revenues individually represent greater than 10% of the total revenues of the Group for the fiscal years ended March 31, 2025 and 2024, respectively. The total sales to these customers accounted for approximately 79.1% and 63.5% of total revenues for the fiscal years ended March 31, 2025 and 2024, respectively. As of March 31, 2025, three customers accounted for approximately 85.8% of the Group’s accounts receivable. As of March 31, 2024, three customers accounted for approximately 76.8% of the Group’s accounts receivable.

The following customers accounted for 10% or more of revenue for the years ended March 31, 2025 and 2024:

	For the Years Ended March 31,
	2024		2025
	HK$	%	HK$	%
Individual G	8,111,554	30.6	*	*
Company Y	*	*	7,400,000	21.9
Company X	*	*	6,902,620	20.4
Company H	*	*	6,000,000	17.8
Company B	4,508,321	17.0	6,400,139	19.0
Company U	4,200,000	15.9	*	*

The following customers accounted for 10% or more of the Group’s accounts receivable as of March 31, 2024 and 2025:

	As of March 31, 2024		As of March 31, 2025
	HK$	%	HK$	%
Company B	2,903,830	19.0	*	*
Company Y	*	*	6,660,000	36.1
Company X	*	*	5,842,060	31.7
Individual G	4,810,015	31.5	3,316,015	18.0
Company U	4,025,000	26.3	*	*

There were three and two suppliers from whom purchases individually represent greater than 10% of the total purchases of the Group for the fiscal years ended March 31, 2025 and 2024, respectively. The total purchase from these suppliers accounted for approximately 47.0% and 79.3% of the Group’s total purchase for the fiscal years ended March 31, 2025 and 2024, respectively. As of March 31, 2025, one supplier accounted for approximately 40.8% of the Group’s accounts payable. As of March 31, 2024, two suppliers accounted for approximately 75.6% of the Group’s accounts payable.

The following supplier accounted for 10% or more of purchases for the years ended March 31, 2025 and 2024:

	For the Years Ended March 31,
	2024		2025
	HK$	%	HK$	%
Company G	2,854,819	13.5	3,091,300	11.8
Company Z	*	*	5,000,000	19.1
Company H	13,960,030	65.8	4,218,556	16.1

The following suppliers accounted for 10% or more of the Group’s accounts payable as of March 31, 2024 and 2025:

	As of March 31, 2024		As of March 31, 2025
	HK$	%	HK$	%
Company Z	*	*	5,000,000	40.8
Company G	110,030	26.2	*	*
Company V	207,500	49.4	*	*

* Represents less than 10%

F-16

4. ACCOUNTS RECEIVABLE, NET

Accounts receivable and the allowance for the expected credit losses consisted of the following:

	As of March 31,
	2024	2025
	HK$	HK$	US$
Accounts receivable	15,400,660	18,766,987	2,406,024
Less: allowance for the expected credit losses	(108,000)	(336,200)	(43,103)
	15,292,660	18,430,787	2,362,921

There was HK$336,200 (US$43,103) allowance for the expected credit losses recognized by the Group for the year ended March 31, 2025.

5. CONTRACT ASSETS AND CONTRACT LIABILITIES

	As of March 31,
	2024	2025
	HK$	HK$	US$
Contract assets:
Balance at beginning of the year	723,802	-	-
(Deductions) additions	(723,802)	6,210,549	796,224
Balance at end of year	-	6,210,549	796,224

There was no allowance recognized for contract asset as of March 31, 2025 and 2024.

	As of March 31,
	2024	2025
	HK$	HK$	US$
Contract liabilities:
Balance at beginning of the year	766,496	340,000	43,590
(Deductions) additions	(426,496)	949,192	121,691
Balance at end of year	340,000	1,289,192	165,281

As of March 31, 2024, the Group’s contract liabilities were HK$340,000, of which HK$340,000 was recognized as revenue for the year ended March 31, 2025.

6. PREPAYMENT AND OTHER CURRENT ASSETS AND OTHER NON-CURRENT ASSETS

Prepayment and other current assets consisted of the following:

	As of March 31,
	2024	2025
	HK$	HK$	US$
Prepayment and other current assets
Loans to third parties (i)	12,210,709	4,044,046	518,467
Rental deposits	60,000	60,000	7,692
Staff advances	139,765	32,560	4,174
Advances to suppliers	344,897	11,239	1,441
	12,755,371	4,147,845	531,775

F-17

Other non-current assets consisted of the following:

	As of March 31,
	2024	2025
	HK$	HK$	US$
Other non-current assets
Loans to third parties (ii)	512,329	537,329	68,888
	512,329	537,329	68,888

(i)

On January 2, 2023, Global Development HK entered into a two-year loan agreement with a third-party entity in Hong Kong, pursuant to which Global Development HK was entitled to provide a loan of HK$5,500,000 (US$705,128) with an annual interest rate of 12% to this entity for its working capital needs. As of March 31, 2025 the outstanding principal balance was HK$3,393,500 (US$435,064) recorded in other current assets, this amount was fully settled on April 2, 2025.

On May 4, 2021, Global Development HK entered into a three-year loan agreement with another third-party entity in Hong Kong, pursuant to which Global Development HK was entitled to provide a loan of HK$5,500,420 (US$705,182) with an annual interest rate of 10% to this entity for its working capital needs. As of March 31, 2025 the outstanding principal balance was HK$650,546 (US$83,403) recorded in other current assets, this amount was fully settled on April 2, 2025.

(ii)	On October 4, 2023, Global Development HK entered into a three-year loan agreement with another third-party entity in Hong Kong, pursuant to which Global Development HK was entitled to provide a loan of HK$500,000 (US$64,103) with an annual interest rate of 5% to this entity for its working capital needs. As of March 31, 2025 the outstanding balance with interest receivable was HK$537,329 (US$68,888) recorded in other non-current assets.

7. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	As of March 31,
	2024	2025
	HK$	HK$	US$
Leasehold improvements	310,474	310,474	39,805
Computer and electronic equipment	42,407	57,407	7,360
Office equipment	30,320	48,320	6,195
	383,201	416,201	53,360

Less: Accumulated depreciation	(223,219)	(321,520)	(41,221)
	159,982	94,681	12,139

For the years ended March 31, 2025 and 2024, the Group recorded depreciation expenses of HK$98,301 (US$12,603) and HK$95,801, respectively. No impairment loss was recognized for property and equipment for the years ended March 31, 2025 and 2024.

8. ACCOUNTS PAYABLE

For the years ended March 31, 2025 and 2024, the Group recorded accounts payable of HK$12,242,006 (US$1,569,486) and HK$420,047 respectively. The significant fluctuation in accounts payable at the end of the 2025 fiscal year was primarily attributable to two projects completed near year-end. The Group typically requires a certain settlement cycle to finalize payments to suppliers, during which it reviews the settlement amount, evaluates potential exceptional items, and schedules cash flow arrangements. Additionally, the Group’s business scale expanded compared to the prior year, with the addition of multiple large-scale, long-duration projects. As several projects remained in progress at year-end, the unpaid supplier balances showed a corresponding increase over the prior year period.

F-18

9. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following:

	As of March 31,
	2024	2025
	HK$	HK$	US$
Payroll and welfare payables	171,000	1,165,925	149,478
Employee advance payment	36,929	-	-
Expenses to suppliers	112,245	182,046	23,339
	320,174	1,347,971	172,817

10. LONG-TERM BORROWINGS

Long-term borrowings were as follows as of the respective balance sheet dates:

	As of March 31,
	2024	2025
	HK$	HK$	US$
Bank of China (Hong Kong) Limited – current portion	1,681,322	1,473,589	188,922
Bank of China (Hong Kong) Limited – non-current portion	1,473,850	-	-
	3,155,172	1,473,589	188,922

On December 17, 2022, Global Development HK entered into a three-year bank facility agreement with Bank of China (Hong Kong) Limited, a commercial bank in Hong Kong, pursuant to which Global Development HK was entitled to borrow a loan of HK$5,000,000 (US$641,026) with an annual interest rate of 5.12%-5.75% for working capital requirement, with the facility expiring on January 08, 2026. Global Development HK withdrew the amount in full on January 9, 2023. HKMC Insurance Limited, a third-party company, issued Global Development HK for a non-revolving facility for a guarantee limit not exceeding HK$4,500,000 (US$576,923) for this loan. In addition, this loan was also guaranteed by Mr. Sui Hei Chan, the Controlling shareholder and Chief Executive Officer of the Group with full amount.

As of March 31, 2025, the long-term borrowing of HK$1,473,589 (US$188,922) will be due within one year.

F-19

11. LEASES

(a) Operating leases

The Group leases office space from third parties. As the lease does not provide an implicit rate, the Group used an incremental borrowing rate based on the information available at the commenced date in determining the present value of lease payments. The Group’s lease agreement does not contain any material guarantees or restrictive covenants. The Group does not have any sublease activities. Operating leases result in the recognition of right-of-use (“ROU”) assets and lease liabilities on the balance sheet. ROU assets represent the Group’s right to use the leased asset for the lease term, and lease liabilities represent the obligation to make lease payments. The operating lease expenses were charged to general and administrative expenses.

(b) Finance leases

On April 13, 2023, the Group leases a vehicle from a third party which results in finance lease obligations. The finance lease results in the recognition of right-of-use (“ROU”) assets and lease liabilities on the balance sheet. ROU assets represent the Group’s right to use the leased asset for the lease term, and lease liabilities represent the obligation to make lease payments. The finance lease expenses were charged to general and administrative expenses and interest expenses.

A summary of supplemental information related to the Group’s leases as of March 31, 2024 and 2025 was as follows:

	As of March 31,
	2024	2025
	HK$	HK$	US$
Cash paid for amounts included in the measurement of lease liabilities:
Operating cashflows used in operating lease	360,000	240,000	30,769
Initial payment of finance lease	38,651	-	-
Financing cashflows used in finance lease	169,301	184,692	23,678
Right-of-use assets obtained in exchange for new finance lease	553,261	-	-
Operating lease expense	360,000	360,000	46,154
Amortization of right-of-use assets, finance lease	184,420	184,421	23,644
Interest on finance lease liabilities	21,405	13,290	1,704

	As of March 31,
	2024	2025
	HK$	HK$	US$
Operating lease right-of-use assets, net	349,751	-	-
Finance lease right-of-use assets, net	368,841	184,420	23,644
Operating lease liabilities, current portion	349,751	-	-
Finance lease liabilities, current portion	171,402	179,920	23,067
Operating lease liabilities, non-current portion	-	-	-
Finance lease liabilities, non-current portion	179,920	-	-
Weighted average remaining lease terms – operating lease	1 year	-	-
Weighted average remaining lease terms – finance lease	2 years	1 year	1 year
Weighted average discount rate – operating lease	5.50%	5.50%	5.50%
Weighted average discount rate – finance lease	4.86%	4.86%	4.86%

The maturity analysis of the annual undiscounted cash flows for the Group’s leases, as of March 31, 2025 were as follows:

	As of March 31, 2025
	Operating Lease	Finance Lease	Total
	HK$	HK$	HK$
Within 1 year	-	184,692	23,678
Between 1 to 2 years	-	-	-
Between 2 to 3 years	-	-	-
Total undiscounted lease payments	-	184,692	23,678
less: imputed interest	-	(4,772)	(611)
Total lease liabilities	-	179,920	23,067

On April 3, 2025, subsequent to the fiscal year ended March 31, 2025, the Group entered into a new lease agreement for office space commencing on April 16, 2025 (Note 16).

12. RELATED PARTY TRANSACTIONS

The table below sets forth the major related parties and their relationships with the Group as of March 31, 2024 and 2025:

Names of the related parties	Relationship with the Group
Sui Hei Chan	Controlling shareholder and Chief Executive Officer (“CEO”) of the Group
New Fu Hing Engineering Limited (“New Fu Hing”)	An affiliate of immediate family member of CEO of the Group
King Wan Leung	Chief Finance Officer (“CFO”) of the Group
Lake Baroon Business Services Limited	The Group controlled by the CFO

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(a) Amounts due to related parties

	As of March 31,
	2024	2025
	HK$	HK$	US$
New Fu Hing (i)	16,123,087	6,252,687	801,627
Lake Baroon Business Services Limited	-	51,700	6,628
	16,123,087	6,304,387	808,255

(i)	Amounts due to New Fu Hing represented the accounts payable of Global Development HK to New Fu Hing related to the subcontracting fees, cost of materials and tools and labor costs of Global Development HK’s construction projects. As a related party and strategic partner, New Fu Hing has agreed that this amount due to New Fu Hing carries no fixed repayment terms and provided a written commitment dated September 16, 2025 stating no demand for repayment within the next 12 months (Exhibit 10.8).

(b) Amounts due from related parties

	As of March 31,
	2024	2025
	HK$	HK$	US$
King Wan Leung	245,000	-	-
Lake Baroon Business Services Limited	16,000	-	-
	261,000	-	-

(c) Related parties’ transactions

	For the years ended March 31,
	2024	2025
	HK$	HK$	US$
Purchase from New Fu Hing	13,960,030	4,218,556	540,841
Sales to New Fu Hing	-	6,000,000	769,231
Commission for recommended projects to New Fu Hing	-	13,100	1,679
Renovation for King Wan Leung	245,000	46,160	5,918
Accounting service from Lake Baroon Business Services Limited	62,300	43,605	5,590
	14,267,330	10,321,421	1,323,259

13. EMPLOYEE BENEFIT EXPENSES

All eligible employees of the Group are entitled to mandatory provident fund (“MPF”). The Group is required to make contributions to the fund and accrues these benefits based on certain percentages of the qualified employees’ salaries. Total amounts of such employee benefit expenses, which were expensed as incurred, were approximately HK$91,250 (US$11,699) and HK$90,600 for the years ended March 31, 2025 and 2024, respectively.

14. INCOME TAXES

British Virgin Islands

The Company is incorporated in British Virgin Islands and conducts its primary business operations through the subsidiary in Hong Kong. Under the current laws of British Virgin Islands, British Virgin Islands levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and the Company is therefore not subject to tax on income or capital gains arising in British Virgin Islands. Additionally, upon payments of dividends by the Company to its shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

The Company is subject to a two-tiered income tax rate for taxable income earned in Hong Kong. The first HK$2,000,000 of profits earned by a company is subject to be taxed at an income tax rate of 8.25%, while the remaining profits will continue to be taxed at the existing tax rate of 16.5%.

The following table presents the composition of income tax expenses for the years ended March 31, 2025 and 2024:

	For the years ended March 31,
	2024	2025
	HK$	HK$	US$
Current income tax expense	22,243	104,283	13,369
Deferred tax expenses	113,249	(37,653)	(4,827)
	135,492	66,630	8,542

Reconciliation of the difference between the Hong Kong statutory income tax rate applicable to profits of the Group and the income tax expenses of the Group was as follows:

	For the years ended March 31,
	2024	2025
	HK$	HK$	US$
Income before taxes	860,659	1,010,706	129,578
Income tax expenses computed at statutory rate	142,009	166,766	21,380
Preferential rate	(22,243)	(104,284)	(13,370)
Non-deductible expenses	15,726	4,148	532
Total income tax expense	135,492	66,630	8,542

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Deferred Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Group’s deferred tax assets were as follows:

	As of March 31,
	2024	2025
	HK$	HK$	US$
Deferred tax assets:
Allowance for the expected credit losses	17,820	55,473	7,112
Total deferred tax assets	17,820	55,473	7,112
Less: valuation allowance	-	-	-
Deferred tax assets, net	17,820	55,473	7,112

Realization of the net deferred tax assets is dependent on factors including future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing deductible temporary differences and tax loss carry forwards. The Group evaluates the potential realization of deferred tax assets on an entity-by-entity basis. As of March 31, 2025 and 2024, the allowances for expected credit loss incorporated in Hong Kong of HK$336,200 and HK$108,000 are allowed to be carried forward to offset against future taxable profits. For the years ended March 31, 2025 and 2024, there is no valuation allowance recognized as it was more likely than that the benefits of the deferred tax assets will be realized due to their recurring profits.

Uncertain tax positions

The Group evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of March 31, 2024 and 2023, the Group did not have any significant unrecognized uncertain tax positions.

The Group did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of operations for the years ended March 31, 2025 and 2024.

15. EARNING PER SHARE

The following table sets forth the computation of basic and diluted earnings per share for the years ended March 31, 2025 and 2024:

	As of March 31,
	2024	2025
	HK$	HK$	US$
Numerator:
Numerator for basic and diluted earnings per share – net income attributable to shareholders	725,167	944,076	121,036

Denominator:
Denominator for basic and diluted net income per share – weighted average number of shares	17,500,000	17,500,000	17,500,000

Basic and diluted earnings per share:	0.04	0.05	0.01

16. COMMITMENTS AND CONTINGENCIES

(a)	Commitments

On April 3, 2025, the Group entered into a new operating lease agreement with a third party in respect of office space. The lease commences on April 16, 2025, expires on April 15, 2028. As of March 31, 2025, the future lease payments under a non-cancellable agreement that has not been recognized on the balance sheet were:

Operating Lease
HK$
Within 1 year	360,000
Between 1 to 2 years	360,000
Between 2 to 3 years	360,000
Total lease payment	1,080,000

(b)	Contingencies

The Group is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Group does not anticipate that the final outcome arising out of any such matter will have a material adverse effect on the Group’s consolidated business, financial position, cash flows or results of operations taken as a whole. As of March 31, 2025 and 2024, the Group was not a party to any material legal or administrative proceedings.

17. SUBSEQUENT EVENTS

The Group evaluated all events and transactions from March 31, 2025 up through September 16, 2025, which is the date that these consolidated financial statements are available to be issued

F-22

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Our Amended Memorandum and Articles provides that, subject to the limitations detailed therein, the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or (b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

In accordance with, and subject to, our Amended Memorandum and Articles (including the limitations detailed therein), (a) the indemnity referred to above only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful; (b) the decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the articles of association, unless a question of law is involved; and (c) the termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful..

We may enter into Letters of Appointment with our directors pursuant to which we agreed to indemnify them against a number of liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity.

Item 7. Recent Sales of Unregistered Securities

[To be completed with a narrative of the sale and issuance of shares from the beginning.]

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Item 8. Exhibits and Financial Statement Schedules

(II)	Exhibits and Financial Statement Schedulesa) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

EXHIBIT INDEX

Exhibit No.	Description
1.1***	Form of Underwriting Agreement
3.1***	Certificate of Incorporation of Global Development Engineering Company Limited.
3.2***	Amended and Restated Memorandum and Articles of Association of Global Development Engineering Company Limited.
4.1***	Registrant’s Specimen Certificate for Ordinary Shares
4.2***	Form of Representative’s Warrant
5.1*	Opinion of Maples and Calder regarding the validity of the Ordinary Shares being registered
5.2*	Opinion of Sichenzia Ross Ference Carmel LLP regarding the validity of the Representative’s Warrants being registered
8.1*	Opinion of Maples and Calder regarding certain British Virgin Islands tax matters (included in Exhibit 5.1)
8.2*	Opinion of Robertsons regarding certain Hong Kong tax matters (included in Exhibit 99.2)
10.1*	Employment Agreements between the Company and its executive officers
10.2*	Lease Agreement
10.3*	Debt Waiver Agreement dated September 30, 2023
10.4*	Debt Waiver Agreement dated March 30, 2024
10.5*	Agreement with New Fu Hing Engineering Limited dated April 1, 2021
10.6*	Sub-contracting Agreement with New Fu Hing Engineering Limited dated April 1, 2021
10.7*	Bank of China (Hong Kong) Loan General Banking Facilities Letter dated December 17, 2023
10.8*	Supplementary Agreement between New Fu Hing Limited and Global Development Engineering Company Limited dated March 10, 2025
14.1***	Clawback Policy of the Registrant
16.1*	Letter from OneStop Assurance PAC
21.1***	Subsidiaries of the Registrant
23.1*	Consent of OneStop Assurance PAC
23.2*	Consent of Guangdong Prouden CPAs GP
23.3*	Consent of Maples and Calder (included in Exhibit 5.1)
23.4*	Consent of Robertsons (included in Exhibit 99.2)
23.5*	Consent of Guangdong Wesley Law Firm (included in Exhibit 99.3)
99.1***	Code of Business Conduct and Ethics of the Registrant
99.2*	Opinion of Robertsons, as to certain matters under Hong Kong law
99.3*	Opinion of Guangdong Wesley Law Firm, as to certain matters under PRC law
99.4***	Audit Committee Charter
99.5***	Compensation Committee Charter
99.6***	Nominating and Corporate Governance Committee Charter
99.7*	Consent of Chak Kwan Wong
99.8*	Consent Yuping Ouyang
99.9*	Consent of Kai Hung Kwok
107***	Filing Fee Table

* Filed herewith.

** To be filed by amendment.

*** Previously filed

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(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the unaudited condensed consolidated financial statements or the Notes thereto.

Item 8. Undertakings

The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the placement agreements certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering and such other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hong Kong SAR, People’s Republic of China, on December 04, 2025.

GLOBAL DEVELOPMENT ENGINEERING COMPANY LIMITED

By:	/s/ Sui Hei Chan
Sui Hei Chan
Chief Executive Officer
(Principal Executive Officer)

/s/ King Wan Leung
King Wan Leung
Chief Financial Officer
Principal Accounting and Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint SUI HEI CHAN and KING WAN LEUNG as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Sui Hei Chan	Chief Executive Officer	December 4, 2025
Sui Hei Chan	(Principal Executive Officer)

/s/ King Wan Leung	Chief Financial Officer	December 4, 2025
King Wan Leung	(Principal Accounting and Financial Officer)

/s/ Sui Hei Chan	Chairman and Director	December 4, 2025
Sui Hei Chan

/s	Director	December 4, 2025
Chak Kwan Wong

/s/	Director	December 4, 2025
Yuping Ouyang

/s/	Director	December 4, 2025
Kai Hung Kwok

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on December 4, 2025.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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